Exhibit 17(a)

Prospectus

February 24, 2006

Merrill Lynch Large Cap Series Funds, Inc.

Merrill Lynch Large Cap Growth Fund

Merrill Lynch Large Cap Value Fund

Merrill Lynch Large Cap Core Fund

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Key Facts

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this Prospectus in the sidebar.

Equity Securities — common stock, preferred stock, securities convertible into common stock, or securities or other instruments whose price is linked to the value of common stock.

Large Cap Companies — companies that are included in the Russell 1000® Index. This definition of large cap companies may be changed in response to changes in the markets.

Common Stock — securities representing shares of ownership of a corporation.

Russell 1000® Growth Index — a subset of the Russell 1000® Index that consists of those Russell 1000® securities with greater than average growth orientation.

Russell 1000® Value Index — a subset of the Russell 1000® Index that consists of those Russell 1000® securities with lower price to book ratios and lower forecasted growth value.

Russell 1000® Index — an index that measures the performance of the 1,000 largest companies in the Russell 3000® Index, which represents approximately 92% of the total market capitalization of the Russell 3000® Index.

MERRILL LYNCH LARGE CAP SERIES FUNDS AT A GLANCE

What are the Funds’ investment objectives?

Merrill Lynch Large Cap Series Funds, Inc. is an open end fund that consists of three separate Funds, each of which issues its own shares:

•	Merrill Lynch Large Cap Growth Fund

•	Merrill Lynch Large Cap Value Fund

•	Merrill Lynch Large Cap Core Fund

The investment objective of each Fund is long term capital growth. In other words, each Fund tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

What are the Funds’ main investment strategies?

Each Fund invests primarily in a diversified portfolio of equity securities of large cap companies located in the United States. The Large Cap Growth Fund will invest primarily in equity securities that the Investment Adviser believes have good prospects for earnings growth. The Large Cap Value Fund will invest primarily in equity securities that the Investment Adviser believes are undervalued. The Large Cap Core Fund will use an investment approach that blends growth and value.

A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Funds’ evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. A company’s stock is considered to be undervalued when its price is less than what the Investment Adviser believes it is worth.

The Investment Adviser uses quantitative models that employ various factors to look for companies that, in its opinion, are consistent with the investment strategy of each individual Fund. Each Fund seeks to achieve its objective by investing primarily in common stock of companies the Investment Adviser selects from among those included in each Fund’s applicable benchmark Russell 1000® Index. Each Fund’s benchmark index is as follows:

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Fund	Applicable Index
Large Cap Growth Fund	Russell 1000® Growth Index
Large Cap Value Fund	Russell 1000® Value Index
Large Cap Core Fund	Russell 1000® Index

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	3

Each Fund is a “feeder” fund that invests all of its assets in a corresponding “master” portfolio (each, a “Portfolio”) of the Master Large Cap Series Trust (the “Trust”), that has the same objective and strategies as the applicable Fund. All investments will be made at the Trust level. This structure is sometimes called a “master/ feeder” structure. Each Fund’s investment results will correspond directly to the investment results of the Portfolio in which it invests. For simplicity, this Prospectus uses the term “Fund” to include the Portfolio in which a Fund invests.

What are the main risks of investing in the Funds?

The Funds cannot guarantee that they will achieve their investment objectives.

As with any fund, the value of a Fund’s investments — and, therefore, the value of the Fund’s shares — may fluctuate. These changes may occur because a particular market in which the Fund invests is rising or falling. In addition, there are specific factors that may affect the value of a particular security. Also, Fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of the Fund’s investments goes down, you may lose money.

Large Cap Growth Fund follows an investing style that favors growth companies and Large Cap Value Fund follows an investing style that favors value companies. Historically, growth stocks have performed best during the later stages of economic expansion and value stocks have performed best during periods of economic recovery. Therefore, both the growth and value investing styles may over time go in and out of favor. At times when the investing style used by a Fund is out of favor, that Fund may underperform other equity funds that use different investing styles.

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Who should invest?

Investors should consider their own investment goals, time horizon and risk tolerance before investing in a Fund. An investment in a Fund may not be appropriate for all investors and is not intended to be a complete investment program.

A Fund may be an appropriate investment for you if you:

•	Are investing with long term goals in mind

•	Want a professionally managed and diversified portfolio of large cap equity securities as part of your total investment portfolio

•	Are willing to accept the risk that the value of your investment may decline in order to seek long term capital growth

•	Are not looking for a significant amount of current income

•	Are looking for a series of Funds that offers a choice between core, growth and value investment styles

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	5

RISK/RETURN BAR CHARTS

The bar charts and tables shown below provide an indication of the risks of investing in each Fund. The bar charts show changes in each Fund’s performance for Class B shares for each complete calendar year since the Fund’s inception. Sales charges are not reflected in the bar charts. If these amounts were reflected, returns would be less than those shown. The tables compare the average annual total returns for each class of each Fund’s shares with those of the applicable Russell 1000® Index, each a broad measure of market performance. How each Fund performed in the past (before and after taxes) is not necessarily an indication of how that Fund will perform in the future.

Merrill Lynch Large Cap Growth Fund

During the period shown in the bar chart, the highest return for a quarter was 22.14% (quarter ended March 31, 2000) and the lowest return for a quarter was -23.58% (quarter ended December 31, 2000). The year-to-date return as of December 31, 2005 was 10.66%.

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After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest applicable marginal Federal individual income tax rates in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts, or through tax advantaged education savings accounts.

Average Annual Total Returns (For the periods ended December 31, 2005)	One Year	Five Years	Life of Fund†
Merrill Lynch Large Cap Growth Fund — Class A*
Return Before Taxes**	5.75%	0.74%	-0.88%
Merrill Lynch Large Cap Growth Fund — Class B
Return Before Taxes**	6.66%	0.65%	-0.76	%#
Return After Taxes on Distributions**	6.66%	0.65%	-0.76	%#
Return After Taxes on Distributions and Sale of Fund Shares**	4.33%	0.55%	-0.64	%#
Merrill Lynch Large Cap Growth Fund — Class C
Return Before Taxes**	9.67%	1.04%	-0.77%
Merrill Lynch Large Cap Growth Fund — Class I*‡
Return Before Taxes**	11.89%	2.09%	0.27%
Merrill Lynch Large Cap Growth Fund — Class R††
Return Before Taxes**	11.29%	1.69%	-0.14%
Russell 1000® Growth Index***	5.26%	-3.58%	-6.64	%##
*	Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.
**	Includes all applicable fees and sales charges.
***	The Russell 1000 Growth Index® is an unmanaged broad-based Index and a subset of the Russell 1000® Index consisting of those Russell 1000® securities with a greater-than-average growth orientation. Performance of the Index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.
†	Fund inception date is December 22, 1999.
††	The returns for Class R shares prior to January 3, 2003, the commencement of operations of Class R shares, are based upon performance of the Fund’s Class I shares. The returns for Class R shares, however, are adjusted to reflect the distribution and service (12b-1) fees and other fees applicable to Class R shares.
#	Class B shares automatically convert to Class A shares after approximately eight years. All returns for periods greater than eight years reflect this conversion.
##	Since December 22, 1999.
‡	The returns for Class I shares do not reflect the Class I front end sales charge in effect prior to December 28, 2005. If the sales charge were included, the returns for Class I shares would be lower.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	7

Merrill Lynch Large Cap Value Fund

During the period shown in the bar chart, the highest return for a quarter was 15.02% (quarter ended June 30, 2003) and the lowest return for a quarter was -16.31% (quarter ended September 30, 2002). The year-to-date return as of December 31, 2005 was 14.00%.

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After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest applicable marginal Federal individual income tax rates in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts, or through tax advantaged education savings accounts.

Average Annual Total Returns (For the periods ended December 31, 2005)	One Year	Five Years	Life of Fund†
Merrill Lynch Large Cap Value Fund — Class A*
Return Before Taxes**	8.84%	8.68%	9.75%
Merrill Lynch Large Cap Value Fund — Class B
Return Before Taxes**	10.00%	8.74%	9.89	%#
Return After Taxes on Distributions**	9.07%	8.41%	9.62	%#
Return After Taxes on Distributions and Sale of Fund Shares**	7.18%	7.53%	8.62	%#
Merrill Lynch Large Cap Value Fund — Class C
Return Before Taxes**	13.05%	9.02%	9.89%
Merrill Lynch Large Cap Value Fund — Class I*‡
Return Before Taxes**	15.19%	10.13%	11.02%
Merrill Lynch Large Cap Value Fund — Class R††
Return Before Taxes**	14.55%	9.69%	10.56%
Russell 1000® Value Index***	7.05%	5.28%	5.91	%##
*	Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.
**	Includes all applicable fees and sales charges.
***	The Russell 1000 Value Index® is an unmanaged broad-based Index and a subset of the Russell 1000® Index consisting of those Russell 1000® securities with lower price/book ratios and lower forecasted growth values. Performance of the Index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.
†	Fund inception date is December 22, 1999.
††	The returns for Class R shares prior to January 3, 2003, the commencement of operations of Class R shares, are based upon performance of the Fund’s Class I shares. The returns for Class R shares, however, are adjusted to reflect the distribution and service (12b-1) fees and other fees applicable to Class R shares.
#	Class B shares automatically convert to Class A shares after approximately eight years. All returns for periods greater than eight years reflect this conversion.
##	Since December 22, 1999.
‡	The returns for Class I shares do not reflect the Class I front end sales charge in effect prior to December 28, 2005. If the sales charge were included, the returns for Class I shares would be lower.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	9

Merrill Lynch Large Cap Core Fund

During the period shown in the bar chart, the highest return for a quarter was 15.45% (quarter ended March 31, 2000) and the lowest return for a quarter was -15.86% (quarter ended September 30, 2002). The year-to-date return as of December 31, 2005 was 12.18%.

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After-tax returns are shown only for Class B Shares and will vary for other classes. The after-tax returns are calculated using the historical highest applicable marginal Federal individual income tax rates in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts, or through tax advantaged education savings accounts.

Average Annual Total Returns (For the periods ended December 31, 2005)	One Year	Five Years	Life of Fund†
Merrill Lynch Large Cap Core Fund — Class A*
Return Before Taxes**	7.11%	4.78%	4.67%
Merrill Lynch Large Cap Core Fund — Class B
Return Before Taxes**	8.18%	4.77%	4.79	%#
Return After Taxes on Distributions**	7.17%	4.55%	4.61	%#
Return After Taxes on Distributions and Sale of Fund Shares**	6.31%	4.07%	4.11	%#
Merrill Lynch Large Cap Core Fund — Class C
Return Before Taxes**	11.17%	5.09%	4.79%
Merrill Lynch Large Cap Core Fund — Class I*‡
Return Before Taxes**	13.34%	6.17%	5.87%
Merrill Lynch Large Cap Core Fund — Class R††
Return Before Taxes**	12.66%	5.73%	5.41%
Russell 1000® Index***	6.27%	1.07%	-0.10	%##
*	Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.
**	Includes all applicable fees and sales charges.
***	The Russell 1000 Index® is an unmanaged broad-based Index that measures the performance of the 1,000 largest companies in the Russell 3000® Index, which represents approximately 92% of the total market capitalization in the Russell 3000® Index. Performance of the Index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.
†	Fund inception date is December 22, 1999.
††	The returns for Class R shares prior to January 3, 2003, the commencement of operations of Class R shares, are based upon performance of the Fund’s Class I shares. The returns for Class R shares, however, are adjusted to reflect the distribution and service (12b-1) fees and other fees applicable to Class R shares.
#	Class B shares automatically convert to Class A shares after approximately eight years. All returns for periods greater than eight years reflect this conversion.
##	Since December 22, 1999.
‡	The returns for Class I shares do not reflect the Class I front end sales charge in effect prior to December 28, 2005. If the sales charge were included, the returns for Class I shares would be lower.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	11

UNDERSTANDING EXPENSES

Fund investors pay various expenses, either directly or indirectly. Listed below are some of the main types of expenses that the Funds may charge:

Expenses paid directly by the shareholder:

Shareholder Fees — these fees include sales charges that you may pay when you buy or sell shares of a Fund.

Expenses paid indirectly by the shareholder:

Annual Fund Operating Expenses — expenses that cover the costs of operating a Fund.

Management Fee — a fee paid to the Investment Adviser for managing a Fund.

Distribution Fees — fees used to support a Fund’s marketing and distribution efforts, such as compensating financial advisers, securities dealers and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees — fees used to compensate securities dealers and other financial intermediaries for account maintenance activities.

Administration Fee — a fee paid to the Administrator for providing administrative services to a Fund.

FEES AND EXPENSES

Each Fund offers five different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial adviser or other financial intermediary can help you with this decision.

The following tables show the different fees and expenses that you may pay if you buy and hold the different classes of shares of each of the Funds. Future expenses may be greater or less than those indicated below.

Shareholder Fees (fees paid directly from your investment)(a):	Class A	Class B(b)	Class C	Class I	Class R
Maximum Sales Charge (Load) imposed on purchases (as a percentage of offering price)	5.25%(c)	None	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption proceeds, whichever is lower)	None(d)	4.0%(c)	1.0%(c)	None	None
Maximum Sales Charge (Load) imposed on Dividend Reinvestments	None	None	None	None	None
Redemption Fee	None	None	None	None	None
Exchange Fee	None	None	None	None	None

Merrill Lynch Large Cap Growth Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)(e):	Class A	Class B(b)	Class C	Class I	Class R
Management Fee(f)	0.50%	0.50%	0.50%	0.50%	0.50%
Distribution and/or Service (12b-1) Fees(g)	0.25%	1.00%	1.00%	None	0.50%
Other Expenses (including transfer agency fees and Administration Fee)(h)(i)	0.58%	0.61%	0.61%	0.58%	0.58%
Total Annual Fund Operating Expenses	1.33%	2.11%	2.11%	1.08%	1.58%

(footnotes on next page)

12	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Merrill Lynch Large Cap Value Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)(e)	Class A	Class B(b)	Class C	Class I	Class R
Management Fee(f)	0.50%	0.50%	0.50%	0.50%	0.50%
Distribution and/or Service (12b-1) Fees(g)	0.25%	1.00%	1.00%	None	0.50%
Other Expenses (including transfer agency fees and Administrative Fee)(h)(i)	0.48%	0.50%	0.50%	0.48%	0.48%
Total Annual Fund Operating Expenses	1.23%	2.00%	2.00%	0.98%	1.48%

Merrill Lynch Large Cap Core Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)(e)	Class A	Class B(b)	Class C	Class I	Class R
Management Fee(f)	0.47%	0.47%	0.47%	0.47%	0.47%
Distribution and/or Service (12b-1) Fees(g)	0.25%	1.00%	1.00%	None	0.50%
Other Expenses (including transfer agency fees and Administrative Fee)(h)(i)	0.44%	0.46%	0.47%	0.44%	0.45%
Total Annual Fund Operating Expenses	1.16%	1.93%	1.94%	0.91%	1.42%
(a)	In addition, certain selected securities dealers or other financial intermediaries may charge clients a processing fee when a client buys or redeems shares. See “Your Account — How to Buy, Sell, Transfer and Exchange Shares.”
(b)	Class B shares automatically convert to Class A shares approximately eight years after you buy them and will no longer be subject to distribution fees.
(c)	Some investors may qualify for reductions in or waivers of the sales charge (load). See “Your Account — Pricing of Shares.”
(d)	You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e)	For each Fund, the fees and expenses include the expenses of both the Fund and the Portfolio in which it invests.
(f)	Paid by each Portfolio.
(g)	The Funds call the “Service Fee” an “Account Maintenance Fee.” Account Maintenance Fee is the term used in this Prospectus and in all other Fund materials. If you hold Class B, Class C or Class R shares over time, it may cost you more in distribution and account maintenance (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.
(h)	Financial Data Services, Inc., an affiliate of the Investment Adviser, provides transfer agency services to the Funds. Each Fund pays a fee for these services. The Investment Adviser or its affiliates also provide certain accounting services to the Funds and the Trust. The Funds and the Trust reimburse the Investment Adviser or its affiliates for such services.

(footnotes continued on next page)

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	13

(footnotes continued from previous page)

(i)	Includes administration fees, which are payable to the administrator by each Fund at the annual rate of 0.25% of that Fund’s average daily net assets.

Examples:

These examples are intended to help you compare the cost of investing in the Funds with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in a Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund’s operating expenses remain the same. These assumptions are not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Merrill Lynch Large Cap Growth Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*

	1 Year	3 Years	5 Years	10 Years
Class A	$653	$924	$1,216	$2,042
Class B	$614	$961	$1,334	$2,242	**
Class C	$314	$661	$1,134	$2,441
Class I	$110	$343	$595	$1,317
Class R	$161	$499	$860	$1,878

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*

	1 Year	3 Years	5 Years	10 Years
Class A	$653	$924	$1,216	$2,042
Class B	$214	$661	$1,134	$2,242	**
Class C	$214	$661	$1,134	$2,441
Class I	$110	$343	$595	$1,317
Class R	$161	$499	$860	$1,878

(footnotes on next page)

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Merrill Lynch Large Cap Value Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*

	1 Year	3 Years	5 Years	10 Years
Class A	$644	$895	$1,165	$1,935
Class B	$603	$927	$1,278	$2,129	**
Class C	$303	$627	$1,078	$2,327
Class I	$100	$312	$542	$1,201
Class R	$151	$468	$808	$1,768

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*

	1 Year	3 Years	5 Years	10 Years
Class A	$644	$895	$1,165	$1,935
Class B	$203	$627	$1,078	$2,129	**
Class C	$203	$627	$1,078	$2,327
Class I	$100	$312	$542	$1,201
Class R	$151	$468	$808	$1,768

Merrill Lynch Large Cap Core Fund

EXPENSES IF YOU DID REDEEM YOUR SHARES:*

	1 Year	3 Years	5 Years	10 Years
Class A	$637	$874	$1,130	$1,860
Class B	$596	$906	$1,242	$2,054	**
Class C	$297	$609	$1,047	$2,264
Class I	$93	$290	$504	$1,120
Class R	$145	$449	$776	$1,702

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:*

	1 Year	3 Years	5 Years	10 Years
Class A	$637	$874	$1,130	$1,860
Class B	$196	$606	$1,042	$2,054	**
Class C	$197	$609	$1,047	$2,264
Class I	$93	$290	$504	$1,120
Class R	$145	$449	$776	$1,702
*	For each Fund, the expenses include the expenses of both the Fund and the Portfolio in which it invests.
**	Assumes conversion to Class A shares approximately eight years after purchase. See note (b) to the Fees and Expenses tables above.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	15

Details About the Funds

ABOUT THE PORTFOLIO MANAGER

Robert C. Doll, Jr. is the portfolio manager of the Funds and is primarily responsible for the day-to-day management of each Fund’s portfolio.

ABOUT THE INVESTMENT ADVISER

The Funds are managed by Fund Asset Management.

HOW THE FUNDS INVEST

Each Fund’s investment objective is long term capital growth. Each Fund tries to achieve its objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States.

Outlined below are the main strategies each Fund uses in seeking to achieve its investment objective.

Under normal circumstances, each Fund invests at least 80% of its assets in equity securities of large cap companies the Investment Adviser selects from among those that are, at the time of purchase, included in each Fund’s applicable benchmark Russell 1000® Index. This policy is a non-fundamental policy of each Fund and may not be changed without 60 days’ prior notice to a Fund’s shareholders. The Investment Adviser uses a multi-factor quantitative model to look for companies within the applicable Russell 1000® Index that, in its opinion, are consistent with the investment objective of each Fund.

Each Fund will seek to outperform its benchmark:

•	The Large Cap Growth Fund — will seek to outperform the Russell 1000® Growth Index by investing in equity securities that the Investment Adviser believes have above average earnings prospects. The Russell 1000® Growth Index (which consists of those Russell 1000® securities with a greater than average growth orientation) is a subset of the Russell 1000® Index.

•	The Large Cap Value Fund — will seek to outperform the Russell 1000® Value Index by investing in equity securities that the Investment Adviser believes are selling at below normal valuations. The Russell 1000® Value Index, another subset of the Russell 1000® Index, consists of those Russell 1000® companies with lower price-to-book ratios and lower forecasted growth values.

•	The Large Cap Core Fund — has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000® Index.

Although the Growth Fund emphasizes growth-oriented investments, the Value Fund emphasizes value-oriented investments and the Core Fund uses a blend of growth and value, there are equity investment strategies common to all three Funds. In selecting securities for a Fund’s portfolio from that Fund’s benchmark universe, the Investment Adviser uses a proprietary multi-factor quantitative model. The factors employed by the model include stock valuation, quality of earnings and potential future earnings growth. For each

16	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Fund, the Investment Adviser looks for strong relative earnings growth, earnings quality and good relative valuation. A company’s stock price relative to its earnings and book value, among other factors, is also examined — if the Investment Adviser believes that a company is overvalued, it will not be considered as an investment for any Fund. After the initial screening is done, the Investment Adviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Investment Adviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because a Fund generally will not hold all the stocks in its applicable index, and because a Fund’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Funds are not “index” funds. In seeking to outperform the relevant benchmark, however, the Investment Adviser reviews potential investments using certain criteria that are based on the securities in the relevant index. These criteria currently include the following:

•	Relative price to earnings and price to book ratios

•	Stability and quality of earnings

•	Earnings momentum and growth

•	Weighted median market capitalization of a Fund’s portfolio

•	Allocation among the economic sectors of a Fund’s portfolio as compared to the applicable index

•	Weighted individual stocks within the applicable index

Other Strategies. In addition to the main strategies discussed above, the Funds may use certain other investment strategies.

Each Fund also may invest in securities of foreign issuers that are represented by American Depositary Receipts, or “ADRs.”

Each Fund may also lend its portfolio securities and invest uninvested cash balances in affiliated money market funds.

Each Fund may invest in investment grade convertible securities, preferred stock, illiquid securities, and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which a Fund may invest.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	17

As a temporary measure for defensive purposes, each Fund may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect a Fund’s ability to meet its investment objective.

INVESTMENT RISKS

This section contains a summary discussion of the general risks of investing in the Funds. As with any fund, there can be no guarantee that a Fund will meet its objective, or that a Fund’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Funds.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which a Fund invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or securities selected by other funds with similar investment objectives and investment strategies.

Investing Style Risk — Large Cap Growth Fund follows an investing style that favors growth companies and Large Cap Value Fund follows an investing style that favors value companies. Historically, growth investments have performed best during the later stages of economic expansion and value investments have performed best during periods of economic recovery. Therefore, both the growth and value investing styles may over time go in and out of favor. At times when the investing style used by a Fund is out of favor, the Fund may underperform other equity funds that use different investing styles.

Each Fund also may be subject to certain other risks associated with its investments and investment strategies, including:

Derivatives — Each Fund may use derivative instruments to hedge its investments. Derivatives allow a Fund to increase or decrease its risk exposure

18	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to a Fund.

Leverage risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Each Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which a Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by a Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that a Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. Each Fund is not required to use hedging and may choose not to do so.

When Issued and Delayed Delivery Securities and Forward Commitments — Each Fund may purchase or sell securities that it is entitled to receive on a when issued basis. Each Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security a Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	19

Borrowing and Leverage Risk — Each Fund may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on a Fund’s portfolio. Borrowing will cost a Fund interest expense and other fees. The costs of borrowing may reduce a Fund’s return. Certain derivative securities that each Fund may buy or other techniques that each Fund may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Securities Lending — Each Fund may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Fund may lose money and there may be a delay in recovering the loaned securities. A Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of the investments made with cash collateral. These events could trigger adverse tax consequences to the Funds.

Depositary Receipts — Each Fund may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. Each Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

20	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

STATEMENT OF ADDITIONAL INFORMATION

If you would like further information about the Funds, including how they invest, please see the Statement of Additional Information.

For a discussion of each Fund’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see the Statement of Additional Information. Each Fund makes its top ten holdings available on a monthly basis at www.mutualfunds.ml.com generally within 12 business days after the end of the month to which the information applies.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	21

Your Account

PRICING OF SHARES

Each Fund offers five classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs (“Select PricingSM System”). Each share class represents an ownership interest in the same investment portfolio. When you choose your class of shares you should consider the size of your investment and how long you plan to hold your shares. Your financial adviser or other financial intermediary can help you determine which share class is best suited to your personal financial goals.

For example, if you select Class I shares, you will not pay any sales charge. However, only certain investors may buy Class I shares. If you select Class A shares, you generally pay a sales charge at the time of purchase and an ongoing account maintenance fee of 0.25% per year. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries that make Fund shares available to their customers may charge fees in addition to those described in this Prospectus for providing certain services, including: marketing, distribution or other services intended to assist in the offer and sale of Fund shares; shareholder servicing activities; and/or sub-transfer agency services provided to individual shareholders or beneficial owners where a financial intermediary maintains omnibus accounts with a Fund’s transfer agent. The Investment Adviser, the Distributor or their affiliates may pay all or a portion of those fees out of their own resources. The amount of fees paid to a financial intermediary in any given year will vary and may be based on one or more factors, including a fixed amount, a fixed percentage rate, a financial intermediary’s sales of Fund shares, assets in Fund shares held by the intermediary’s customers, or other factors. In addition, consistent with applicable regulations, the Distributor or its affiliates may from time to time pay for or make contributions to financial intermediaries or their employees in connection with various activities including: training and education seminars for financial intermediary employees, clients and potential clients; due diligence meetings regarding a Fund; recreational activities; gifts; and/or other non-cash items. See the Statement of Additional Information for more information.

If you select Class B, Class C or Class R shares, you will invest the full amount of your purchase price, but will be subject to a distribution fee of 0.75% per year for Class B shares, 0.75% per year for Class C shares, and 0.25% per year for Class R shares and an account maintenance fee of 0.25% per year for all three classes of shares. Because these fees are paid out of a Fund’s assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

Each Fund’s shares are distributed by FAM Distributors, Inc., an affiliate of the Investment Adviser.

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The table below summarizes key features of the Select PricingSM System.

	Class A	Class B	Class C	Class I	Class R
Availability	Generally available through selected securities dealers and other financial intermediaries.	Generally available through selected securities dealers and other financial intermediaries.	Generally available through selected securities dealers and other financial intermediaries.

Limited to certain eligible investors including:

• Current Class I shareholders

• Certain Retirement Plans

• Participants in certain programs sponsored by the Investment Adviser or its affiliates, or selected securities dealers or other financial intermediaries

• Certain employees and affiliates of the Investment Adviser or its affiliates, selected securities dealers and other financial intermediaries

Available only to certain retirement plans.
Initial Sales Charge?	Yes. Payable at time of purchase. Lower sales charges available for larger investments.	No. Entire purchase price is invested in shares of the Fund.	No. Entire purchase price is invested in shares of the Fund.	No. Entire purchase price is invested in shares of the Fund.	No. Entire purchase price is invested in shares of the Fund.
Deferred Sales Charge?	No. (May be charged for purchases over $1 million that are redeemed within one year.)	Yes. Payable if you redeem within six years of purchase.	Yes. Payable if you redeem within one year of purchase.	No.	No.
Account Maintenance and Distribution Fees?	0.25% annual Account Maintenance Fee. No Distribution Fee.	0.25% annual Account Maintenance Fee. 0.75% annual Distribution Fee.	0.25% annual Account Maintenance Fee. 0.75% annual Distribution Fee.	No.	0.25% annual Account Maintenance Fee. 0.25% annual Distribution Fee.
Conversion to Class A shares?	N/A	Yes, automatically after approximately eight years.	No.	No.	No.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	23

Right of Accumulation — permits you to pay the sales charge that would apply to the original cost or value (whichever is higher) of all qualifying Class A, Class B, Class C and Class I shares taken together that you own in Select Pricing Funds.

Letter of Intent — permits you to pay the sales charge that would apply if you add up all qualifying Class A, Class B, Class C and Class I shares of Select Pricing Funds that you agree to buy within a 13-month period. Certain restrictions apply.

Class I Shares

Class I shares are not subject to any sales charge. Only certain investors are eligible to buy Class I shares. Your financial adviser or other financial intermediary can help you determine whether you are eligible to buy Class I shares.

Class A Shares — Initial Sales Charge Option

If you select Class A shares, you will pay a sales charge at the time of purchase as shown in the following table.

Your Investment	As a % of Offering Price	As a % of Your Investment*	Dealer Compensation as a % of Offering Price
Less than $25,000	5.25%	5.54%	5.00%
$25,000 but less than $50,000	4.75%	4.99%	4.50%
$50,000 but less than $100,000	4.00%	4.17%	3.75%
$100,000 but less than $250,000	3.00%	3.09%	2.75%
$250,000 but less than $1,000,000	2.00%	2.04%	1.80%
$1,000,000 and over**	0.00%	0.00%	0.00%
*	Rounded to the nearest one-hundredth percent.
**	If you invest $1,000,000 or more in Class A shares, you may not pay an initial sales charge. In that case, the Investment Adviser compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds.

The table above shows the reduced sales charges for which you may qualify when you purchase Class A shares of a Fund. You may qualify for these reductions through a single purchase or under a right of accumulation or letter of intent. These reductions will apply to the value of all qualifying holdings in Class A, Class B, Class C or Class I shares of a Fund or other Select PricingSM System mutual funds advised by the Investment Adviser or its affiliates (“Select Pricing Funds”) owned by you, your spouse and/or your children under the age of twenty one. For this purpose, the value of your holdings means the offering price of the newly purchased shares (including any applicable sales charge) plus the higher of the current net asset value or original cost (including any sales charges paid) of all shares you already hold taken together. For purposes of the right of accumulation, you may not combine with your other

24	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

holdings shares held in pension, profit sharing or other employee benefit plans if those shares are held in the name of a nominee or custodian.

In order to receive a reduced sales charge, at the time you purchase shares of a Fund or any other Select Pricing Fund, you should inform your financial adviser or other financial intermediary of any other Class A, Class B, Class C and/or Class I shares of the Fund or any other Select Pricing Fund owned by you, your spouse and/or your children under the age of twenty one. These may include shares held in accounts held at a selected securities dealer, or another broker-dealer or other financial intermediary, including personal accounts, certain retirement accounts, employee benefit plan accounts, UGMA/UTMA accounts, Joint Tenancy accounts, trust accounts and Transfer on Death accounts, as well as shares purchased by a trust of which you are a beneficiary. Your financial adviser or other financial intermediary may request documentation — including account statements and records of the original cost of the shares owned by you, your spouse and/or your children under the age of twenty one — from you to show that you qualify for a reduced sales charge. You should retain these records because — depending on where an account is held or the type of account — a Fund, its Transfer Agent, and/or your financial adviser or other financial intermediary may not be able to maintain this information.

No initial sales charge applies to Class A shares that you buy through reinvestment of dividends.

A sales charge waiver on a purchase of Class A shares may also apply for:

•	Trusts managed by banks, thrifts or trust companies, including those affiliated with the Investment Adviser or its affiliates that meet certain conditions

•	Investment or central asset accounts sponsored by the Investment Adviser or its affiliates, or by selected securities dealers or other financial intermediaries that meet certain conditions

•	Employer-sponsored retirement or savings plans that meet certain eligibility requirements

•	Purchases using proceeds from the sale of certain affiliated closed-end funds that meet certain conditions

•	Investors, including directors or trustees of the Investment Adviser or its affiliates or of mutual funds sponsored by the Investment Adviser or its affiliates, employees or customers of the Investment Adviser or its affiliates, and employees or customers of selected securities dealers that meet certain qualifications

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•	Fee-based programs of the Investment Adviser, its affiliates, or selected securities dealers and other financial intermediaries that have agreements with the Distributor or its affiliates and that meet certain conditions

More information about existing sales charge reductions and waivers is available free of charge in a clear and prominent format via hyperlink at www.mutualfunds.ml.com and in the Statement of Additional Information, which is available on request.

If you are eligible to buy both Class A and Class I shares, you should buy Class I shares since Class A shares are subject to a front end sales charge and an annual 0.25% account maintenance fee, while Class I shares are not. The Distributor normally pays the annual 0.25% Class A account maintenance fee to dealers as a service fee on a monthly basis.

If you redeem Class A shares and, within 30 days, buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this “Reinstatement Privilege” may not exceed the amount of your redemption proceeds. To exercise the privilege, contact your financial adviser, selected securities dealer, other financial intermediary or the Funds’ Transfer Agent at 1-800-637-3863.

Class B and Class C Shares — Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase, or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.75% and account maintenance fees of 0.25% for both classes of shares each year under distribution plans that each Fund has adopted under Rule 12b-1. Because these fees are paid out of the Funds’ assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charge and the distribution fees to cover the costs of marketing, advertising and compensating the financial adviser, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

The Distributor currently pays a sales concession of 4.00% of the purchase price of Class B shares to dealers from its own resources at the time of sale. The Distributor also normally pays the annual 0.25% Class B shares account maintenance fee to dealers as a service fee on a monthly basis. The Distributor normally retains the Class B shares distribution fee.

26	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

The Distributor currently pays dealers a sales concession of 1.00% of the purchase price of Class C shares from its own resources at the time of sale. The Distributor pays the annual 0.75% Class C shares distribution fee and the annual 0.25% Class C shares account maintenance fee as an ongoing concession and as a service fee, respectively, to dealers for Class C shares held for over a year and normally retains the Class C distribution fee and account maintenance fee during the first year after purchase. Under certain circumstances, the Distributor will pay the full Class C shares distribution fee and account maintenance fee to dealers beginning in the first year after purchase in lieu of paying the sales concession.

Class B Shares

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

Years Since Purchase	Sales Charge*
0 – 1	4.00%
1 – 2	4.00%
2 – 3	3.00%
3 – 4	3.00%
4 – 5	2.00%
5 – 6	1.00%
6 and thereafter	0.00%
*	The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Shares purchased prior to June 1, 2001 will be subject to the four-year contingent deferred sales charge schedule then in effect. Not all Select Pricing Funds have identical deferred sales charge schedules. If you exchange your shares for shares of another fund, the higher charge will apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

•	Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

•	Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, and certain retirement plan rollovers

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	27

•	Redemption in connection with participation in certain fee-based programs of the Investment Adviser, its affiliates, or selected securities dealers or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Fund shares are held

•	Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year of death or disability or, if later, reasonably promptly following completion of probate

•	Withdrawal through the systematic withdrawal plan offered by an affiliate of the Investment Adviser (“Systematic Withdrawal Plan”) of up to 10% per year of your Class B account value at the time the plan is established

Your Class B shares convert automatically into Class A shares approximately eight years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class A shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class A shares is not a taxable event for Federal income tax purposes.

Different conversion schedules apply to Class B shares of different Select Pricing Funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Funds’ longer conversion schedule will apply. If you exchange your Class B shares in a Fund for Class B shares of a fund with a longer conversion schedule, the other fund’s longer conversion schedule will apply. The length of time that you hold the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held,

28	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

withdrawals through a Systematic Withdrawal Plan and redemption of Class C shares by certain retirement plans.

Class C shares do not offer a conversion privilege.

Class R Shares

Class R shares are available only to certain retirement plans. If you buy Class R shares, you will pay neither an initial sales charge nor a contingent deferred sales charge. However, Class R shares are subject to a distribution fee of 0.25% per year and an account maintenance fee of 0.25% per year. Because these fees are paid out of the Funds’ assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. Class R shares do not offer a conversion privilege.

The Distributor normally pays the annual 0.25% Class R shares distribution fee and annual 0.25% Class R shares account maintenance fee to dealers as an ongoing concession and as a service fee, respectively, on a monthly basis.

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through your financial adviser, a selected securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy, sell, transfer and exchange shares through the Transfer Agent. To learn more about buying, selling, transferring or exchanging shares through the Transfer Agent, call 1-800-637-3863. Because the selection of a mutual fund involves many considerations, your financial adviser may help you with this decision.

Because of the high costs of maintaining smaller shareholder accounts, a Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before a Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	29

If You Want To	Your Choices	Information Important for You to Know
Buy Shares	First, select the share class appropriate for you	Refer to the Select PricingSM System table in this Prospectus. Be sure to read this Prospectus carefully.
Next, determine the amount of your investment

The minimum initial investment for each Fund is $1,000 for all accounts except:

$250 for certain fee-based programs

$100 for retirement plans

(The minimums for initial investments may be waived under certain circumstances.)

Have your financial adviser, selected securities dealer or other financial intermediary submit your purchase order

The price of your shares is based on the next calculation of net asset value after your order is placed. Any purchase orders placed prior to the close of business on the New York Stock Exchange (generally, 4:00 p.m. Eastern time) will be priced at the net asset value determined that day. Certain financial intermediaries, however, may require submission of orders prior to that time.

Purchase orders placed after that time will be priced at the net asset value determined on the next business day. The Funds may reject any order to buy shares and may suspend the sale of shares at any time. Selected securities dealers or other financial intermediaries, may charge a processing fee to confirm a purchase. Merrill Lynch, an affiliate of the Investment Adviser, generally charges a fee of $5.35.

	Or contact the Transfer Agent	To purchase shares directly, call the Transfer Agent at 1-800-637-3863 and request a purchase application. Mail the completed purchase application to the Transfer Agent at the address on the inside back cover of this prospectus.
Add to Your Investment	Purchase additional shares

The minimum investment for additional purchases is generally $50 except that retirement plans have a minimum additional purchase of $1 and certain programs, such as automatic investment programs, may have higher minimums.

(The minimums for additional purchases may be waived under certain circumstances.)

	Acquire additional shares through the automatic dividend reinvestment plan	All dividends are automatically reinvested without a sales charge.
	Participate in the automatic investment plan	You may invest a specific amount on a periodic basis through certain investment or central asset accounts sponsored by the Investment Adviser’s affiliates.

30	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

If You Want To	Your Choices	Information Important for You to Know
Transfer Shares to Another Securities Dealer or Other Financial Intermediary	Transfer to a participating securities dealer or other financial intermediary	You may transfer your Fund shares only to another securities dealer that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. You may only purchase additional shares of funds previously owned before the transfer. All future trading of these assets must be coordinated by the receiving firm.
	Transfer to a non-participating securities dealer or other financial intermediary	You must either: •Transfer your shares to an account with the Transfer Agent; or •Sell your shares, paying any applicable deferred sales charge.
Sell Your Shares	Have your financial adviser, selected securities dealer or other financial intermediary submit your sales order

The price of your shares is based on the next calculation of net asset value after your order is placed. For your redemption request to be priced at the net asset value on the day of your request, you must submit your request to your securities dealer or other financial intermediary prior to that day’s close of business on the New York Stock Exchange (generally 4:00 p.m. Eastern time). Certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day.

Securities dealers or other financial intermediaries may charge a fee to process a redemption of shares. Merrill Lynch generally charges a fee of $5.35. No processing fee is charged if you redeem shares directly through the Transfer Agent.

The Funds may reject an order to sell shares under certain circumstances.

Sell through the Transfer Agent

You may sell shares held at the Transfer Agent by writing to the Transfer Agent at the address on the inside back cover of this Prospectus. All shareholders on the account must sign the letter. A signature guarantee generally will be required but may be waived in certain limited circumstances. You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange and registered securities association. A notary public seal will not be acceptable. If you hold stock certificates, return the certificates with the letter. The Transfer Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request. If you make a redemption request before a Fund has collected payment for the purchase of shares, the Fund or the Transfer Agent may delay mailing your proceeds. This delay usually will not exceed ten days.

You may also sell shares held at the Transfer Agent by telephone request if the amount being sold is less than $50,000 and if certain other conditions are met. Contact the Transfer Agent at 1-800-637-3863 for details.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	31

If You Want To	Your Choices	Information Important for You to Know
Sell Shares Systematically	Participate in a Fund’s Systematic Withdrawal Plan	You can choose to receive systematic payments from your Fund account either by check or through direct deposit to your bank account on a monthly or quarterly basis. If you hold your Fund shares in a cash management account or retirement account offered by an affiliate of the Investment Adviser, you can arrange for systematic redemptions of a fixed dollar amount on a monthly, bi-monthly, quarterly, semi-annual or annual basis, subject to certain conditions. Under either method you must have dividends automatically reinvested. For Class B and Class C shares your total annual withdrawals cannot be more than 10% per year of the value of your shares at the time your plan is established. The deferred sales charge is waived for systematic redemptions. Ask your financial adviser or other financial intermediary for details.
Exchange Your Shares	Select the fund into which you want to exchange. Be sure to read that fund’s prospectus

You can exchange your Class A, Class B, Class C or Class I shares of a Fund for shares of many other Select Pricing Funds. You must have held the shares used in the exchange for at least 15 calendar days before you can exchange to another fund.

Class A, Class B, Class C and Class I shares of each Fund are generally exchangeable for shares of the same class of another Select Pricing Fund. If you own Class I shares and wish to exchange into a fund in which you have no Class I shares (and are not eligible to purchase Class I shares), you will exchange into Class A shares.

Some of the Select Pricing Funds impose a different initial or deferred sales charge schedule. If you exchange Class A or Class I shares for shares of a fund with a higher initial sales charge than you originally paid, you will be charged the difference at the time of exchange. If you exchange Class B shares for shares of a fund with a different deferred sales charge schedule, the higher schedule will generally apply. The time you hold Class B or Class C shares in both funds will count when determining your holding period for calculating a deferred sales charge at redemption. If you exchange Class A or Class I shares for money market fund shares, you will receive Class A shares of Summit Cash Reserves Fund. Class B or Class C shares of a Fund will be exchanged for Class B shares of Summit Cash Reserves Fund.

To exercise the exchange privilege contact your financial adviser, selected securities dealer or other financial intermediary or call the Transfer Agent at 1-800-637-3863.

Although there is currently no limit on the number of exchanges that you can make, the exchange privilege may be modified or terminated at any time in the future.

32	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Short-Term Trading

Each Fund reserves the right to reject any purchase order, including exchanges. Short-term or excessive trading (sometimes known as “market timing”) into and out of a Fund, particularly in larger amounts, may harm performance by disrupting portfolio management strategies and by increasing expenses, including brokerage and administrative costs, and may also dilute the value of the holdings of other shareholders of the Fund. Short-term or excessive trading may cause a Fund to retain more cash than the portfolio manager would normally retain in order to meet unanticipated redemptions or may force a Fund to sell portfolio securities at disadvantageous times to raise the cash needed to meet those redemption or exchange requests. Accordingly, each Fund has adopted certain policies and procedures, which have been reviewed and approved by the Funds’ Board of Directors, designed to deter such short-term or excessive trading. Shareholders may not exchange their shares of a Fund for shares of another mutual fund advised by the Investment Adviser or its affiliates unless they have held the shares to be used in the exchange for at least fifteen days. Each Fund will reject purchase orders from investors who have previously purchased and sold shares of the Fund within a fifteen day period. In addition, each Fund will reject purchase orders, including exchanges that fall both within and outside the fifteen day holding period, from market timers or other investors if Fund management, in its discretion, has determined that such orders are short-term or excessive, and will be disruptive to the Fund. For these purposes, Fund management considers an investor’s trading history in the Fund or other funds advised by the Investment Adviser or its affiliates, and accounts under common ownership or control. The Distributor has entered into agreements with respect to financial advisers and other financial intermediaries that maintain omnibus accounts with the Funds’ Transfer Agent pursuant to which such financial advisers and other financial intermediaries undertake to cooperate with the Distributor in monitoring purchase, exchange and redemption orders by their customers in order to detect and prevent short-term or excessive trading in a Fund’s shares through such accounts.

Each Fund applies these policies to all shareholders. However, Fund management may not be able to determine that a specific order, particularly with respect to orders made through omnibus accounts or 401(k) plans, is short-term or excessive, and will be disruptive to a Fund and so makes no representation that all such orders can or will be rejected.

Anti-Money Laundering Requirements

Each Fund is subject to the USA Patriot Act (the “Patriot Act”). The Patriot Act is intended to prevent the use of the U.S. financial system in furtherance of

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	33

Net Asset Value — the market value of a Fund’s total assets after deducting liabilities, divided by the number of shares outstanding.

money laundering, terrorism or other illicit activities. Pursuant to requirements under the Patriot Act, each Fund may request information from shareholders to enable it to form a reasonable belief that it knows the true identity of its shareholders. This information will be used to verify the identity of investors or, in some cases, the status of financial advisers; it will be used only for compliance with the requirements of the Patriot Act. Each Fund reserves the right to reject purchase orders from persons who have not submitted information sufficient to allow the Fund to verify their identity. Each Fund also reserves the right to redeem any amounts in the Fund from persons whose identity it is unable to verify on a timely basis. It is each Fund’s policy to cooperate fully with appropriate regulators in any investigations conducted with respect to potential money laundering, terrorism or other illicit activities.

HOW SHARES ARE PRICED

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at the net asset value, minus any applicable deferred sales charge. The Funds calculate the net asset value of each class of their shares (generally by using market quotations) each day the New York Stock Exchange (the “Exchange”) is open as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your share price is the next one calculated after your purchase or redemption order is placed. Foreign securities owned by the Funds may trade on weekends or other days when the Funds do not price their shares. As a result, the Funds’ net asset value may change on days when you will not be able to purchase or redeem Fund shares.

The Funds invest primarily in the securities of U.S. issuers or in ADRs of foreign issuers that trade in the U.S. markets. Therefore, each Fund generally prices its securities as of the close of the Exchange based on the closing market prices of the securities. However, if market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security, that security may be valued by another method that the Board of Directors believes more accurately reflects the fair value.

The Board has adopted valuation procedures for the Funds and has delegated the day-to-day responsibility for fair value determinations to the Investment

34	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that materially affect a Fund’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Fund. Those may include events affecting specific issuers (for example, a halt in trading of an issuer’s securities during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster).

The Funds’ use of fair value pricing is designed to ensure that each Fund’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair valuation used by a Fund on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

The Funds may accept orders from certain authorized financial intermediaries or their designees. The Funds will be deemed to receive an order when accepted by the financial intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be cancelled and the financial intermediary could be held liable for any losses.

Generally, Class I shares will have the highest net asset value because that class has the lowest expenses, and Class A shares will have a higher net asset value than Class B, Class C or Class R shares, and Class R shares will have a higher net asset value than Class B or Class C shares. Also, dividends paid on Class A, Class I and Class R shares will generally be higher than dividends paid on Class B and Class C shares because Class A, Class I and Class R shares have lower expenses.

PARTICIPATION IN FEE-BASED PROGRAMS

If you participate in certain fee-based programs offered by the Investment Adviser or an affiliate of the Investment Adviser, or selected securities dealers

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	35

Dividends — ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

or other financial intermediaries that have agreements with the Distributor, you may be able to buy Class I shares, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

Shareholders that participate in a fee based program generally have two options at termination. The program can be terminated and the shares liquidated or the program can be terminated and the shares held in an account. In general, when a shareholder chooses to continue to hold the shares, whatever share class was held in the program can be held after termination. Shares that have been held for less than specified periods within the program may be subject to a fee upon redemption. Shareholders that held Class A or Class I shares in the program are eligible to purchase additional shares of the respective share class of the fund, but may be subject to upfront sales charges. Additional purchases of Class I shares are eligible only if you have an existing position at the time of purchase or are otherwise eligible for Class I shares.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your financial adviser, selected securities dealer or other financial intermediary.

DIVIDENDS AND TAXES

The Funds will distribute net investment income, if any, and net realized capital gains, if any, at least annually. The Funds may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If you would like to receive dividends in cash, contact your financial adviser, selected securities dealer, other financial intermediary or the Transfer Agent. Although this cannot be predicted with any certainty, each Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains may be taxable to you at different rates depending on how long a Fund held the assets sold.

36	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

‘‘BUYING A DIVIDEND’’

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before a Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

You will pay tax on dividends from a Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Certain dividend income, including dividends received from some foreign corporations, and long-term capital gain are eligible for taxation at a reduced rate that applies to non-corporate shareholders. To the extent the Funds make any distributions derived from long-term capital gain and qualifying dividend income, such distributions will be eligible for taxation at the reduced rate.

If you are neither a lawful permanent resident nor a citizen of the United States or if you are a foreign entity, a Fund’s ordinary income dividends will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies. However, for taxable years beginning after December 31, 2004 and before January 1, 2008, certain distributions designated by the Fund as either interest related dividends or short-term gain dividends and paid to a foreign shareholder would be eligible for an exemption from U.S. withholding tax.

Dividends and interest received by the Funds may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in a Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Fund under all applicable tax laws.

ELECTRONIC DELIVERY

Each Fund offers electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail information. To sign up for this service, simply access this website at http://www.icsdelivery.com/live/ and follow the instructions. When you visit the site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make any other changes to the service. This service is not available for certain retirement accounts at this time.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	37

Management of the Funds

FUND ASSET MANAGEMENT

Fund Asset Management is the Trust’s Investment Adviser and manages each Portfolio’s investments subject to the oversight of the Board of Trustees of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Portfolios. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Investment Adviser may pay a fee for services it receives. With respect to Merrill Lynch Large Cap Growth Portfolio and Merrill Lynch Large Cap Value Portfolio the Investment Adviser receives a fee at the annual rate of 0.50% of each Portfolio’s average daily net assets. With respect to Merrill Lynch Large Cap Core Portfolio, the Investment Adviser receives a fee at the annual rate of 0.50% of the Portfolio’s average daily net assets not exceeding $1 billion and 0.45% of the Portfolio’s average daily net assets in excess of $1 billion. Each Fund also pays Fund Asset Management, as the Administrator, an administration fee at the annual rate of 0.25% of the average daily net assets of the respective Fund.

For the fiscal year ended October 31, 2005, the Investment Adviser received a fee at the annual rate of 0.50% of each of the Large Cap Growth and Large Cap Value Portfolio’s average daily net assets and 0.47% of the Large Cap Core Portfolio’s average daily net assets.

For a discussion of the basis of the Boards of Trustees’ most recent approval of the Trust’s investment advisory and sub-advisory agreements, please see the Funds’ annual shareholder report for the most recent fiscal period ended October 31.

Robert C. Doll, Jr., is the Fund’s senior portfolio manager and is primarily responsible for the day-to-day management of each Fund’s portfolio and the selection of its investments. He has been the Fund’s portfolio manager since inception. Mr. Doll has been President of the Investment Adviser and its affiliate Merrill Lynch Investment Managers, L.P. (“MLIM”) since 2001. He was Co-Head (Americas Region) of MLIM from 1999 to 2000. Prior to joining MLIM, he was Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999. He has been President and a member of the Board of the funds advised by MLIM and its affiliates since 2005. For more information about the portfolio manager’s compensation, other accounts he manages and his ownership of Fund shares, please see the Statement of Additional Information.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Merrill Lynch Asset Management U.K. Limited was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50

38	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

registered investment companies. Fund Asset Management and its affiliates, had approximately $560 billion in investment company and other portfolio assets under management as of January 2006.

On February 15, 2006, BlackRock, Inc. (“BlackRock”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”) announced that they have reached an agreement to merge Merrill Lynch’s investment management business, Merrill Lynch Investment Managers, L.P. and certain affiliates (including Fund Asset Management, L.P. and Merrill Lynch Investment Managers International Limited), and BlackRock to create a new independent company that will be one of the world’s largest asset management firms with nearly $1 trillion in assets under management. Merrill Lynch will hold a 49.8% stake and will have a 45% voting interest in the combined company. The new company will operate under the BlackRock name and be governed by a board of directors with a majority of independent members. The combined company will offer a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the U.S. and in non-U.S. markets. It will have over 4,500 employees in 18 countries and a major presence in most key markets, including the United States, the United Kingdom, Asia, Australia, the Middle East and Europe. The transaction has been approved by the board of directors of both Merrill Lynch and BlackRock and is expected to close in the third quarter of 2006. As a result of this transaction, the combined company is expected to become the Investment Adviser of the Funds contingent upon the approval of the Funds Board of Directors and the Fund’s shareholders.

From time to time a manager, analyst, or other employee of the Investment Adviser or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Investment Adviser or any other person within the Merrill Lynch organization. Any such views are subject to change at any time based upon market or other conditions and the Investment Adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Funds are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Funds.

Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	39

they manage, may present conflicts of interest that could disadvantage a Fund and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Funds. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of a Fund. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by a Fund and may result in Merrill Lynch having positions that are adverse to those of the Fund. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with a Fund. As a result, Merrill Lynch may compete with a Fund for appropriate investment opportunities. In addition, each Fund may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships or in which Merrill Lynch has significant debt or equity investments. Each Fund also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage. Each Fund may also make brokerage and other payments to Merrill Lynch in connection with a Fund’s portfolio investment transactions.

Under a securities lending program approved by the Funds’ Board of Directors, each Fund has retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Fund to the extent that the Fund engages in the securities lending program. For these services, the lending agent may receive a fee from a Fund, including a fee based on the returns earned on the Fund’s investment of the cash received as collateral for the loaned securities. In addition, Merrill Lynch is among the entities to which a Fund may lend its portfolio securities under the securities lending program.

The activities of the Investment Adviser and its affiliates, may give rise to other conflicts of interest that could disadvantage a Fund and its shareholders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See the Statement of Additional Information for further information.

40	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

MASTER/FEEDER STRUCTURE

Each Fund is a series of Merrill Lynch Large Cap Series Funds, Inc. and is a “feeder” fund that invests all of its assets in a corresponding “master” portfolio of the Master Large Cap Series Trust. Investors in a Fund will acquire an indirect interest in the corresponding Portfolio.

Each Portfolio accepts investments from other feeder funds, and all the feeders of a given Portfolio bear the Portfolio’s expenses in proportion to their assets. This structure may enable the Funds to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio from different feeders may offset each other and produce a lower net cash flow.

However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Portfolio on more attractive terms, or could experience better performance, than another feeder. In addition, large purchases or redemptions by one feeder fund could negatively affect the performance of other feeder funds that invest in the same Portfolio. Information about other feeders, if any, is available by calling 1-800-637-3863.

Whenever a Portfolio holds a vote of its feeder funds, the Fund investing in that Portfolio will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than a Fund over the operations of its Portfolio.

A Fund may withdraw from its master portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund’s assets directly.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	41

FINANCIAL HIGHLIGHTS

The Financial Highlights tables are intended to help you understand each Fund’s financial performance for the periods shown. Certain information reflects the financial results for a single Fund share. The total returns in each table represent the rate an investor would have earned or lost on an investment in that Fund (assuming reinvestment of all dividends). This information has been audited by Deloitte & Touche LLP, whose report, along with each Fund’s financial statements, is included in the Fund’s Annual Report, which is available upon request.

LARGE CAP GROWTH FUND

	Class A					Class B
	For the Year Ended October 31,					For the Year Ended October 31,
	2005	2004	2003	2002	2001	2005	2004	2003	2002	2001
Per Share Operating Performance:
Net asset value, beginning of year	$8.26	$7.89	$6.39	$7.47	$11.32	$7.96	$7.66	$6.25	$7.37	$11.26
Investment loss — net†	(.04)	(.06)	(.05)	(.06)	(.07)	(.10)	(.12)	(.10)	(.12)	(.14)
Realized and unrealized gain (loss) —net	1.00	.43	1.55	(1.02)	(3.78)	.96	.42	1.51	(1.00)	(3.75)
Total from investment operations	.96	.37	1.50	(1.08)	(3.85)	.86	.30	1.41	(1.12)	(3.89)
Less distributions in excess of realized gain — net	—	—	—	—	— #	—	—	—	—	— #
Net asset value, end of year	$9.22	$8.26	$7.89	$6.39	$7.47	$8.82	$7.96	$7.66	$6.25	$7.37
Total Investment Return:*
Based on net asset value per share	11.62%	4.69%	23.47%	(14.46%)	(33.98%)	10.80%	3.92%	22.56%	(15.20%)	(34.54%)
Ratios to Average Net Assets:
Expenses, net of reimbursement††	1.33%	1.38%	1.46%	1.54%	1.38%	2.11%	2.16%	2.27%	2.32%	2.17%
Expenses††	1.33%	1.38%	1.46%	1.56%	1.38%	2.11%	2.16%	2.27%	2.34%	2.17%
Investment loss — net	(.46%)	(.69%)	(.81%)	(.88%)	(.90%)	(1.15%)	(1.48%)	(1.61%)	(1.66%)	(1.67%)
Supplemental Data:
Net assets, end of year (in thousands)	$112,887	$64,539	$27,410	$15,874	$15,032	$95,593	$93,382	$100,683	$83,726	$70,428
Portfolio turnover of Master Large Cap Growth Portfolio	131.79%	164.94%	178.11%	177.46%	230.34%	131.79%	164.94%	178.11%	177.46%	230.34%
*	Total investment returns exclude the effects of sales charges.
†	Based on average shares outstanding.
††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Amount is less than $(.01) per share.

42	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

FINANCIAL HIGHLIGHTS (continued)

	Class C					Class I
	For the Year Ended October 31,					For the Year Ended October 31,
	2005	2004	2003	2002	2001	2005	2004	2003	2002	2001
Per Share Operating Performance:
Net asset value, beginning of year	$7.95	$7.65	$6.25	$7.36	$11.25	$8.36	$7.97	$6.44	$7.50	$11.35
Investment loss — net†	(.10)	(.12)	(.10)	(.12)	(.14)	(.02)	(.04)	(.04)	(.05)	(.06)
Realized and unrealized gain (loss) —net	.96	.42	1.50	(.99)	(3.75)	1.02	.43	1.57	(1.01)	(3.78)
Total from investment operations	.86	.30	1.40	(1.11)	(3.89)	1.00	.39	1.53	(1.06)	(3.84)
Less distributions in excess of realized gain — net	—	—	—	—	— #	—	—	—	—	(.01)
Net asset value, end of year	$8.81	$7.95	$7.65	$6.25	$7.36	$9.36	$8.36	$7.97	$6.44	$7.50
Total Investment Return:*
Based on net asset value per share	10.82%	3.92%	22.40%	(15.08%)	(34.56%)	11.96%	4.89%	23.76%	(14.13%)	(33.89%)
Ratios to Average Net Assets:
Expenses, net of reimbursement††	2.11%	2.16%	2.27%	2.33%	2.17%	1.08%	1.13%	1.22%	1.29%	1.14%
Expenses††	2.11%	2.16%	2.27%	2.35%	2.17%	1.08%	1.13%	1.22%	1.31%	1.14%
Investment loss — net	(1.19%)	(1.48%)	(1.62%)	(1.67%)	(1.68%)	(.20%)	(.45%)	(.57%)	(.63%)	(.65%)
Supplemental Data:
Net assets, end of year (in thousands)	$125,150	$94,969	$68,337	$52,872	$39,167	$128,667	$79,869	$53,163	$31,989	$23,112
Portfolio turnover of Master Large Cap Growth Portfolio	131.79%	164.94%	178.11%	177.46%	230.34%	131.79%	164.94%	178.11%	177.46%	230.34%
*	Total investment returns exclude the effects of sales charges.
†	Based on average shares outstanding.
††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Amount is less than $(.01) per share.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	43

FINANCIAL HIGHLIGHTS (continued)

	Class R
	For the Year Ended October 31,		For the Period January 3, 2003† to October 31, 2003
	2005	2004
Per Share Operating Performance:
Net asset value, beginning of period	$8.08	$7.74	$6.16
Investment loss — net††	(.07)	(.06)	(.05)
Realized and unrealized gain — net	.99	.40	1.63
Total from investment operations	.92	.34	1.58
Net asset value, end of period	$9.00	$8.08	$7.74
Total Investment Return:**
Based on net asset value per share	11.39%	4.39%	25.65	%#
Ratios to Average Net Assets:
Expenses†††	1.58%	1.61%	1.72	%*
Investment loss — net	(.75%)	(.95%)	(.94	%)*
Supplemental Data:
Net assets, end of period (in thousands)	$26,566	$11,304	$290
Portfolio turnover of Master Large Cap Growth Portfolio	131.79%	164.94%	178.11%
*	Annualized.
**	Total investment returns exclude the effects of sales charges.
†	Commencement of operations.
††	Based on average shares outstanding.
†††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Aggregate total investment return.

44	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

FINANCIAL HIGHLIGHTS (continued)

LARGE CAP VALUE FUND

	Class A					Class B
	For the Year Ended October 31,					For the Year Ended October 31,
	2005	2004	2003	2002	2001	2005	2004	2003	2002	2001
Per Share Operating Performance:
Net asset value, beginning of year	$14.53	$12.77	$10.14	$10.62	$11.61	$14.02	$12.41	$9.93	$10.48	$11.54
Investment income (loss) — net†	.02	.03	.03	.04	.04	(.09)	(.07)	(.05)	(.03)	(.04)
Realized and unrealized gain (loss) — net	2.97	1.73	2.60	(.52)	(1.02)	2.85	1.68	2.53	(.52)	(1.02)
Total from investment operations	2.99	1.76	2.63	(.48)	(.98)	2.76	1.61	2.48	(.55)	(1.06)
Less distributions:
Realized gain — net	(.66)	—	—	—	—	(.66)	—	—	—	—
Return of capital — net	—	—	—	—	(.01)	—	—	—	—	— #
Total distributions	(.66)	—	—	—	(.01)	(.66)	—	—	—	— #
Net asset value, end of year	$16.86	$14.53	$12.77	$10.14	$10.62	$16.12	$14.02	$12.41	$9.93	$10.48
Total Investment Return:*
Based on net asset value per share	21.20%	13.78%	25.94%	(4.52%)	(8.43%)	20.29%	12.97%	24.97%	(5.25%)	(9.18%)
Ratios to Average Net Assets:
Expenses††	1.23%	1.26%	1.28%	1.28%	1.29%	2.00%	2.02%	2.05%	2.05%	2.07%
Investment income (loss) — net	.10%	.21%	.24%	.49%	.32%	(.60%)	(.53%)	(.50%)	(.28%)	(.44%)
Supplemental Data:
Net assets, end of year (in thousands)	$371,216	$161,867	$90,358	$46,020	$37,190	$261,345	$222,055	$202,190	$174,623	$167,613
Portfolio turnover of Master Large Cap Value Portfolio	94.95%	127.59%	157.04%	136.92%	168.54%	94.95%	127.59%	157.04%	136.92%	168.54%
*	Total investment returns exclude the effects of sales charges.
†	Based on average shares outstanding.
††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Amount is less than $(.01) per share.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	45

FINANCIAL HIGHLIGHTS (continued)

	Class C					Class I
	For the Year Ended October 31,					For the Year Ended October 31,
	2005	2004	2003	2002	2001	2005	2004	2003	2002	2001
Per Share Operating Performance:
Net asset value, beginning of year	$14.01	$12.41	$9.93	$10.48	$11.54	$14.71	$12.89	$10.21	$10.67	$11.64
Investment income (loss) — net†	(.10)	(.07)	(.05)	(.03)	(.04)	.06	.07	.06	.05	.07
Realized and unrealized gain (loss) — net	2.86	1.67	2.53	(.52)	(1.02)	3.01	1.75	2.62	(.51)	(1.03)
Total from investment operations	2.76	1.60	2.48	(.55)	(1.06)	3.07	1.82	2.68	(.46)	(.96)
Less distributions:
Realized gain — net	(.66)	—	—	—	—	(.66)	—	—	—	—
Return of capital — net	—	—	—	—	— #	—	—	—	—	(.01)
Total distributions	(.66)	—	—	—	— #	(.66)	—	—	—	(.01)
Net asset value, end of year	$16.11	$14.01	$12.41	$9.93	$10.48	$17.12	$14.71	$12.89	$10.21	$10.67
Total Investment Return:*
Based on net asset value per share	20.31%	12.89%	24.97%	(5.25%)	(9.18%)	21.49%	14.12%	26.25%	(4.31%)	(8.21%)
Ratios to Average Net Assets:
Expenses††	2.00%	2.03%	2.06%	2.05%	2.07%	.98%	1.01%	1.03%	1.03%	1.04%
Investment income (loss) — net	(.65%)	(.54%)	(.51%)	(.28%)	(.45%)	.35%	.49%	.51%	.76%	.60%
Supplemental Data:
Net assets, end of year (in thousands)	$409,937	$219,806	$129,456	$95,895	$77,901	$446,172	$194,625	$92,736	$66,754	$42,641
Portfolio turnover of Master Large Cap Value Portfolio	94.95%	127.59%	157.04%	136.92%	168.54%	94.95%	127.59%	157.04%	136.92%	168.54%
*	Total investment returns exclude the effects of sales charges.
†	Based on average shares outstanding.
††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Amount is less than $(.01) per share.

46	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

FINANCIAL HIGHLIGHTS (continued)

	Class R
	For the Year Ended October 31,		For the Period January 3, 2003† to October 31, 2003
	2005	2004
Per Share Operating Performance:
Net asset value, beginning of period	$14.23	$12.54	$10.12
Investment income (loss) — net††	(.03)	— ##	.01
Realized and unrealized gain — net	2.92	1.69	2.41
Total from investment operations	2.89	1.69	2.42
Less distributions from realized gain — net	(.66)	—	—
Net asset value, end of period	$16.46	$14.23	$12.54
Total Investment Return:**
Based on net asset value per share	20.93%	13.48%	23.91	%#
Ratios to Average Net Assets:
Expenses†††	1.48%	1.53%	1.53	%*
Investment income (loss) — net	(.19%)	(.03%)	.01	%*
Supplemental Data:
Net assets, end of period (in thousands)	$45,894	$11,362	$12
Portfolio turnover of Master Large Cap Value Portfolio	94.95%	127.59%	157.04%
*	Annualized.
**	Total investment returns exclude the effects of sales charges.
†	Commencement of operations.
††	Based on average shares outstanding.
†††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Aggregate total investment return.
##	Amount is less than $(.01) per share.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	47

FINANCIAL HIGHLIGHTS (continued)

LARGE CAP CORE FUND

	Class A					Class B
	For the Year Ended October 31,					For the Year Ended October 31,
	2005	2004	2003	2002	2001	2005	2004	2003	2002	2001
Per Share Operating Performance:
Net asset value, beginning of year	$11.15	$10.23	$8.25	$9.06	$11.74	$10.74	$9.93	$8.07	$8.93	$11.67
Investment income (loss) — net†	.01	(.01)	(.02)	.01	— #	(.08)	(.09)	(.08)	(.06)	(.08)
Realized and unrealized gain (loss) — net	1.94	.93	2.00	(.82)	(2.68)	1.86	.90	1.94	(.80)	(2.66)
Total from investment operations	1.95	.92	1.98	(.81)	(2.68)	1.78	.81	1.86	(.86)	(2.74)
Less distributions:
Realized gain — net	(.09)	—	—	—	—	(.09)	—	—	—	—
In excess of realized gain — net	—	—	—	—	— #	—	—	—	—	— #
Total distributions	(.09)	—	—	—	— #	(.09)	—	—	—	— #
Net asset value, end of year	$13.01	$11.15	$10.23	$8.25	$9.06	$12.43	$10.74	$9.93	$8.07	$8.93
Total Investment Return:*
Based on net asset value per share	17.61%	8.99%	24.00%	(8.94%)	(22.80%)	16.69%	8.16%	23.05%	(9.63%)	(23.47%)
Ratios to Average Net Assets:
Expenses††	1.16%	1.18%	1.23%	1.28%	1.32%	1.93%	1.95%	2.00%	2.07%	2.06%
Investment income (loss) — net	.05%	(.09%)	(.21%)	.10%	(.05%)	(.66%)	(.86%)	(.96%)	(.64%)	(.80%)
Supplemental Data:
Net assets, end of year (in thousands)	$629,682	$392,896	$293,144	$136,552	$84,891	$446,242	$412,162	$389,598	$329,121	$159,287
Portfolio turnover of Master Large Cap Core Portfolio	93.95%	135.48%	138.73%	150.18%	162.28%	93.95%	135.48%	138.73%	150.18%	162.28%
*	Total investment returns exclude the effects of sales charges.
†	Based on average shares outstanding.
††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Amount is less than $(.01) per share.

48	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

FINANCIAL HIGHLIGHTS (continued)

	Class C					Class I
	For the Year Ended October 31,					For the Year Ended October 31,
	2005	2004	2003	2002	2001	2005	2004	2003	2002	2001
Per Share Operating Performance:
Net asset value, beginning of year	$10.73	$9.93	$8.07	$8.93	$11.67	$11.28	$10.33	$8.31	$9.10	$11.77
Investment income (loss) — net†	(.09)	(.09)	(.08)	(.06)	(.08)	.04	.02	.01	.03	.02
Realized and unrealized gain (loss) — net	1.88	.89	1.94	(.80)	(2.66)	1.97	.93	2.01	(.82)	(2.69)
Total from investment operations	1.79	.80	1.86	(.86)	(2.74)	2.01	.95	2.02	(.79)	(2.67)
Less distributions:
Realized gain — net	(.09)	—	—	—	—	(.09)	—	—	—	—
In excess of realized gain — net	—	—	—	—	— #	—	—	—	—	— #
Total distributions	(.09)	—	—	—	— #	(.09)	—	—	—	— #
Net asset value, end of year	$12.43	$10.73	$9.93	$8.07	$8.93	$13.20	$11.28	$10.33	$8.31	$9.10
Total Investment Return:*
Based on net asset value per share	16.80%	8.06%	23.05%	(9.63%)	(23.47%)	17.94%	9.20%	24.31%	(8.68%)	(22.65%)
Ratios to Average Net Assets:
Expenses††	1.94%	1.96%	2.01%	2.07%	2.07%	.91%	.93%	.98%	1.04%	1.05%
Investment income (loss) — net	(.73%)	(.86%)	(.97%)	(.66%)	(.81%)	.31%	.17%	.06%	.33%	.21%
Supplemental Data:
Net assets, end of year (in thousands)	$737,063	$430,689	$250,491	$178,459	$86,694	$601,378	$415,647	$307,277	$214,953	$76,674
Portfolio turnover of Master Large Cap Core Portfolio	93.95%	135.48%	138.73%	150.18%	162.28%	93.95%	135.48%	138.73%	150.18%	162.28%
*	Total investment returns exclude the effects of sales charges.
†	Based on average shares outstanding.
††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Amount is less than $(.01) per share.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.	49

FINANCIAL HIGHLIGHTS (continued)

	Class R
	For the Year Ended October 31,		For the Period January 3, 2003† to October 31, 2003
	2005	2004
Per Share Operating Performance:
Net asset value, beginning of period	$10.89	$10.02	$ 8.12
Investment loss — net††	(.03)	(.03)	(.05)
Realized and unrealized gain — net	1.91	.90	1.95
Total from investment operations	1.88	.87	1.90
Less distributions from realized gain — net	(.09)	—	—
Net asset value, end of period	$12.68	$10.89	$10.02
Total Investment Return:**
Based on net asset value per share	17.39%	8.68%	23.40	%#
Ratios to Average Net Assets:
Expenses†††	1.42%	1.43%	1.48	%*
Investment loss — net	(.28%)	(.32%)	(.44	%)*
Supplemental Data:
Net assets, end of period (in thousands)	$46,379	$15,160	$ 119
Portfolio turnover of Master Large Cap Core Portfolio	93.95%	135.48%	138.73%
* Annualized.
**	Total investment returns exclude the effects of sales charges.
†	Commencement of operations.
††	Based on average shares outstanding.
†††	Includes the Fund’s share of the Portfolio’s allocated expenses.
#	Aggregate total investment return.

50	MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

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MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

For More Information

Shareholder Reports

Additional information about each Fund’s investments will be available in the Funds’ Annual and Semi-Annual Reports. In the Fund’s Annual Report you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year. You may obtain these reports at no cost at www.mutualfunds.ml.com or by calling 1-800-637-3863.

Each Fund will send you one copy of each shareholder report and certain other mailings, regardless of the number of Fund accounts you have. To receive separate shareholder reports for each account, call your financial adviser or other financial intermediary, or write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and brokerage or mutual fund account number. If you have any questions, please call your financial adviser or other intermediary, or call the Transfer Agent at 1-800-637-3863.

Statement of Additional Information

The Statement of Additional Information contains further information about the Funds. The portions of the Statement of Additional Information relating to the Fund are incorporated by reference into (legally considered part of) this Prospectus. The portions of the Statement of Additional Information that do not relate to the Funds are not incorporated by reference, are not part of this Prospectus, and should not be relied on by investors in the Funds. You may obtain a free copy at www.mutualfunds.ml.com or by writing the Funds at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-800-637-3863.

Information about the Funds (including the Statement of Additional Information) can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC’s Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from information contained in this Prospectus.

Investment Company Act File #811-09637

Code #19076-0206

©Fund Asset Management L.P.

Prospectus

February 24, 2006

Merrill Lynch Large Cap Series Funds, Inc.

Merrill Lynch Large Cap Growth Fund

Merrill Lynch Large Cap Value Fund

Merrill Lynch Large Cap Core Fund

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

www.mlim.ml.com

Mercury Advisors

A Division of Merrill Lynch Investment Managers

www.mercury.ml.com

STATEMENT OF ADDITIONAL INFORMATION

MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

MERRILL LYNCH LARGE CAP GROWTH FUND

MERRILL LYNCH LARGE CAP VALUE FUND

MERRILL LYNCH LARGE CAP CORE FUND

P.O. Box 9011, Princeton, New Jersey 08543-9011 • Phone No. (609) 282-2800

This Statement of Additional Information of Merrill Lynch Large Cap Growth Fund, Merrill Lynch Large Cap Value Fund and Merrill Lynch Large Cap Core Fund (each, a “Fund” and collectively, the “Funds”), each a series of Merrill Lynch Large Cap Series Funds, Inc. (the “Corporation”), is not a prospectus and should be read in conjunction with the Prospectus of the Funds, dated February 24, 2006, which has been filed with the Securities and Exchange Commission (the “Commission”) and can be obtained without charge, by calling 1-800-637-3863 or by writing to a Fund at the above address. The Funds’ Prospectus is incorporated by reference into this Statement of Additional Information, and Part I of this Statement of Additional Information and the portions of Part II of this Statement of Additional Information that relate to each Fund have been incorporated by reference into the Funds’ Prospectus. The portions of Part II of this Statement of Additional Information that do not relate to a Fund do not form a part of the Funds’ Statement of Additional Information, have not been incorporated by reference into the Funds’ Prospectus and should not be relied upon by investors in a Fund. The audited financial statements of the Funds’ and the respective Portfolios’ of Master Large Cap Series Trust are incorporated into this Statement of Additional Information by reference to the Corporation’s 2005 Annual Report. You may request a copy of an Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

FUND ASSET MANAGEMENT, L.P. — INVESTMENT ADVISER

FAM DISTRIBUTORS, INC. — DISTRIBUTOR

The date of this Statement of Additional Information is February 24, 2006

PART I: INFORMATION ABOUT MERRILL LYNCH LARGE CAP SERIES FUNDS, INC.

Part I of this Statement of Additional Information sets forth information about Merrill Lynch Large Cap Growth Fund (the “Growth Fund”), Merrill Lynch Large Cap Value Fund (the “Value Fund”) and Merrill Lynch Large Cap Core Fund (the “Core Fund”), each a series of the Corporation. It includes information about the Corporation’s Board of Directors, the advisory services provided to and the management fees paid by each Fund, performance data for each Fund, and information about other fees paid by and services provided to each Fund. This Part I should be read in conjunction with the Funds’ Prospectus and those portions of Part II of this Statement of Additional Information that pertain to each Fund.

I.	Investment Objectives and Policies

The investment objective of each Fund is long term capital growth. This is a fundamental policy of each Fund and may not be changed without shareholder approval. Each Fund seeks to achieve this investment objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States. Each Fund also may invest in equity securities of companies located in countries other than the United States in the form of American depositary receipts. Each Fund is classified as a diversified fund under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Each Fund is a “feeder” fund that invests all of its assets in a corresponding “master” portfolio (each, a “Portfolio”) of the Master Large Cap Series Trust (the “Trust”) that has the same investment objective and strategies as the Fund. All investments will be made at the Trust level. This structure is sometimes called a “master/feeder” structure. Each Fund’s investment results will correspond directly to the investment results of the Portfolio in which it invests. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term “Fund” to include the underlying Portfolio in which that Fund invests. Reference is made to the discussion under “How the Funds Invest” and “Investment Risks” in the Prospectus for information with respect to each Fund and Portfolio’s investment objective and policies. There can be no guarantee that any Fund’s investment objective will be achieved.

Under normal circumstances, each Fund will invest at least 80% of its net assets in equity securities of large cap companies that Fund Asset Management, L.P. (the “Investment Adviser” or “FAM”) selects from among those that are, at the time of purchase, included in each Fund’s applicable benchmark Russell 1000® Index. For this purpose, net assets include any borrowings for investment purposes. Each Fund may continue to hold a security after it has been removed from the applicable index after purchase. For each Fund, the Investment Adviser uses a proprietary multi-factor quantitative model to look for companies within the applicable Russell 1000® Index that, in the Investment Adviser’s opinion, are consistent with the investment objective of each Fund as follows:

•	The Growth Fund. The Growth Fund seeks to invest in equity securities that the Investment Adviser believes have above-average earnings prospects; i.e., are likely to experience consistent earnings growth over time. In seeking to outperform its benchmark, the Russell 1000® Growth Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000® Growth Index, as those sectors are defined in the MSCI/S&P Global Industry Classification Standard (“GICS”). The Fund also anticipates that its individual holdings generally will at the time of purchase be allocated so that no individual security held by the Fund is overweighted in the portfolio as compared to its weighting in the Russell 1000® Growth Index by more than 1%, and no security held by the Fund is underweighted as compared to its weighting in the Russell 1000® Growth Index by more than 2%.

•	The Value Fund. The Value Fund seeks to invest in equity securities that the Investment Adviser believes are selling at below-normal valuations; i.e., securities with lower price-to-book ratios and lower price-to-earnings ratios. In seeking to outperform its benchmark, the Russell 1000® Value Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000® Value Index, as those sectors are defined in the GICS. The Fund also anticipates that its individual holdings generally will at the time of purchase be allocated so that no individual security is overweighted in the portfolio as compared to its weighting in the Russell 1000® Value Index by more than 1%, and no security is underweighted as compared to its weighting in the Russell 1000® Value Index by more than 2%.

•

The Core Fund. The Core Fund seeks to invest in securities that the Investment Adviser believes are undervalued or show good prospects for earnings growth. The Core Fund seeks securities such that the sum of the relative (to the

S&P 500) price-to-earnings ratio and price-to-book ratio for a particular security is between 1.75 and 2.25. In seeking to outperform its benchmark, the Russell 1000® Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000® Index, as those sectors are defined in the GICS. The Fund also anticipates that its individual holdings generally will at the time of purchase be allocated so that no individual security held by the Fund is overweighted in the portfolio as compared to its weighting in the Russell 1000® Index by more than 1%, and no security held by the Fund is underweighted as compared to its weighting in the Russell 1000® Index by more than 1%.

Each Fund anticipates that its sector allocations, as a percentage of its common stock investments will not overweight or underweight the sector weighting of the applicable benchmark index by more than 10 percentage points.

Investment emphasis is on equities, primarily common stock. Each Fund also may invest in securities convertible into common stock, preferred stock and rights and warrants to subscribe for common stock. A Fund may invest in U.S. Government debt securities and, to a lesser extent, in non-convertible debt securities rated investment grade by a nationally recognized statistical ratings organization, although it typically will not invest in any debt securities to a significant extent.

A Fund may hold assets in cash or cash equivalents and investment grade, short term securities, including money market securities, in such proportions as, in the opinion of the Investment Adviser, prevailing market or economic conditions warrant or for temporary defensive purposes.

Other Special Considerations. The Funds may, without limit, make short term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Funds believe it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of shares of each Fund.

II.	Investment Restrictions

The Corporation, on behalf of each Fund, has adopted restrictions and policies relating to investment of each Fund’s assets and its activities. Certain of the restrictions are fundamental policies of each Fund and may not be changed without the approval of the holders of a majority of that Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Corporation, on behalf of each Fund, has also adopted certain non-fundamental investment restrictions, which may be changed by the Board of Directors without shareholder approval. None of the following fundamental or non-fundamental investment restrictions shall prevent a Fund from investing all of its assets in shares of another registered investment company with the same investment objective and fundamental policies (in a master/feeder structure).

Set forth below are each Fund’s fundamental and non-fundamental investment restrictions. The Trust has adopted investment restrictions substantially identical to those set forth below, which are fundamental and non-fundamental, as applicable, policies of the Trust. Unless otherwise provided, all references below to the assets of a Fund are in terms of current market value.

Under its fundamental investment restrictions, each Fund may not:

(1) Make any investment inconsistent with the Fund’s classification as a diversified company under the Investment Company Act.

(2) Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

(3) Make investments for the purpose of exercising control or management. Investments by a Fund in wholly owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

(4) Purchase or sell real estate, except that, to the extent permitted by applicable law, a Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

(5) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in governmental obligations, commercial paper, pass-through instruments, certificates of deposit, bankers’ acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Funds’ Prospectus and Statement of Additional Information, as they may be amended from time to time.

(6) Issue senior securities to the extent such issuance would violate applicable law.

(7) Borrow money, except that (i) a Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3 % of its total assets (including the amount borrowed), (ii) a Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Fund may purchase securities on margin to the extent permitted by applicable law. A Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by each Fund’s investment policies as set forth in the Funds’ Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies.

(8) Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act, in selling portfolio securities.

(9) Purchase or sell commodities or contracts on commodities, except to the extent that a Fund may do so in accordance with applicable law and the Funds’ Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

Under its non-fundamental investment restrictions, each Fund may not:

(a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time a Fund’s shares are owned by another investment company that is part of the same group of investment companies as the Fund.

(b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Funds currently do not intend to engage in short sales, except short sales “against the box.”

(c) Invest in securities that cannot be readily resold or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Directors of the Corporation have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Directors are not subject to the limitations set forth in this investment restriction.

(d) Notwithstanding fundamental investment restriction (7) above, borrow money or pledge its assets, except that a Fund (a) may borrow from a bank as a temporary measure for extraordinary or emergency purposes or to meet redemptions in amounts not exceeding 33 1/3% (taken at market value) of its total assets and pledge its assets to secure such borrowing, (b) may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (c) may purchase securities on margin to the extent permitted by applicable law. However, at the present time, applicable law prohibits the Funds from purchasing securities on margin. The deposit or payment by a Fund of initial or variation margin in connection with financial futures contracts or options transactions is not considered to be the purchase of a security on margin. The purchase of securities while borrowings are outstanding will have the effect of leveraging a Fund. Such leveraging or borrowing increases a Fund’s exposure to capital risk and borrowed funds are subject to interest costs which will reduce net income. A Fund will not purchase securities while borrowing exceeds 5% of its total assets.

(e) Change its policy of investing, under normal circumstances, at least 80% of its assets in equity securities of large cap companies, as defined in the Prospectus, unless the Fund provides shareholders with at least 60 days prior written notice of such change.

Except with respect to restriction (7), if a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (2) above, the Funds use the classifications and sub-classifications of Morgan Stanley Capital International as a guide to identify industries.

In addition, as a non-fundamental policy that may be changed by the Board of Directors and to the extent required by the Commission or its staff, each Fund will, for purposes of fundamental investment restriction (1), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

III.	Information on Directors and Officers

The Directors of the Corporation consist of seven individuals, six of whom are not “interested persons” of the Corporation as defined in the Investment Company Act (the “non-interested Directors”). The same individuals serve as Trustees of the Trust. The Directors are responsible for the oversight of the operations of the Funds and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Each non-interested Director is a member of the Corporation’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Funds’ independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Funds; (ii) discuss with the independent accountants certain matters relating to the Funds’ financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Funds’ accounting and financial reporting policies and practices and internal controls and Fund management’s responses thereto. The Board of the Corporation has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended October 31, 2005.

The Corporation also has a Nominating Committee, which consists of three of the non-interested Directors: Herbert I. London, Roberta Cooper Ramo and Robert S. Salomon, Jr. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Directors of the Corporation and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Corporation’s non-interested Directors, the Nominating Committee may consider nominations for the office of Director made by Fund shareholders as it deems appropriate. Fund shareholders who wish to recommend a nominee should send nominations to the Secretary of the Corporation that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee met three times during the Corporation’s fiscal year ended October 31, 2005.

Biographical Information

Certain biographical and other information relating to the non-interested Directors of the Corporation is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser, Merrill Lynch Investment Managers, L.P. (“MLIM”) or their affiliates, (“MLIM/FAM-advised funds”) and any public directorships:

Name, Address* and Age of Director	Position(s) Held with the Corporation	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships

James H. Bodurtha (62)***	Director	Director since 1999	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	39 registered investment companies consisting of 59 portfolios	None

Kenneth A. Froot (48)	Director	Director since 2005	Professor, Harvard University since 1992; Professor, Massachusetts Institute of Technology from 1986 to 1992.	39 registered investment companies consisting of 59 portfolios	None

Joe Grills (70)***	Director	Director since 2002	Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke University Management Company from 1992 to 2004, Vice Chairman thereof from 1998 to 2004, and Director Emeritus thereof since 2004; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998, Vice Chairman thereof from 2002 to 2005, and Chairman thereof since 2005; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.	39 registered investment companies consisting of 59 portfolios	Kimco Realty Corporation

Herbert I. London (66)	Director	Director since 1999	John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993.	39 registered investment companies consisting of 59 portfolios	None

Name, Address* and Age of Director	Position(s) Held with the Corporation	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships

Roberta Cooper Ramo (63)	Director	Director since 1999	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976; Vice President, American Law Institute since 2004.	39 registered investment companies consisting of 59 portfolios	None

Robert S. Salomon, Jr. (69)	Director	Director since 2002	Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management from 1992 until 1995; Chairman of Salomon Brothers Equity Mutual Funds from 1992 until 1995; regular columnist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers from 1975 until 1991; Trustee, Common fund from 1980 to 2001.	39 registered investment companies consisting of 59 portfolios	None

*	The address of each non-interested Director is P.O. Box 9095, Princeton, New Jersey 08543-9095.

**	Each Director serves until his or her successor is elected and qualified, or until his or her death, resignation, or removal as provided in the Corporation’s by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72.

***	Co-Chairman of the Board of Directors and the Audit Committee.

Certain biographical and other information relating to the Director who is an officer and an “interested person” of the Corporation as defined in the Investment Company Act (the “interested Director”) and to the other officers of the Corporation is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of funds and portfolios overseen in the MLIM/FAM-advised funds and any public directorships held:

Name, Address* and Age	Position(s) Held with the Corporation	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships

Robert C. Doll, Jr. (51)***	President, Director and Portfolio Manager	President and Director since 2005****	President of the MLIM/FAM-advised funds since 2005; President of MLIM and FAM since 2001; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) since 2001; President of Princeton Administrators, L.P. (“Princeton Administrators”) since 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	131 registered investment companies consisting of 177 portfolios	None

Name, Address* and Age	Position(s) Held with the Corporation	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships

Donald C. Burke (45)	Vice President and Treasurer	Vice President and Treasurer since 1999	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999 and Director since 2004; Vice President of FAM Distributors, Inc. (“FAMD”) since 1999 and Director since 2004; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds since 2004.	139 registered investment companies consisting of 185 portfolios	None

Jeffrey Hiller (54)	Chief Compliance Officer	Chief Compliance Officer since 2004	Chief Compliance Officer of the MLIM/FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) since 2004; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Commission’s Division of Enforcement in Washington, D.C. from 1990 to 1995.	140 registered investment companies consisting of 186 portfolios	None

Alice A. Pellegrino (45)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997; Secretary of MLIM, FAM, FAMD and Princeton Services since 2004.	132 registered investment companies consisting of 178 portfolios	None

*	The address of each officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.

**	Elected by and serves at the pleasure of the Board of Directors of the Corporation.

***	Mr. Doll is an “interested person,” as defined in the Investment Company Act, of the Funds based on his positions with FAM, MLIM, Princeton Services and Princeton Administrators.

****	As a Director, Mr. Doll serves until his successor is elected and qualified or until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Corporation’s by-laws or charter or by statute.

Share Ownership

Information relating to each Director’s share ownership in the Corporation and in all registered funds in the MLIM/FAM-advised funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2005 is set forth in the chart below:

Name of Director	Aggregate Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in Supervised Funds

Interested Director Robert C. Doll, Jr.	Over $100,000	Over $100,000
Non-Interested Directors
James H. Bodurtha	$50,001-$100,000	Over $100,000
Kenneth A. Froot*	None	None
Joe Grills	$10,001-$50,000	Over $100,000
Herbert I. London	$1-$10,000	Over $100,000
Roberta Cooper Ramo	$50,001-$100,000	Over $100,000
Robert S. Salomon, Jr	Over $100,000	Over $100,000

*	Mr. Froot became a Director of the Fund and a director or trustee of certain other MLIM/FAM-advised funds effective June 3, 2005.

Directors of the Corporation may purchase Class I shares of the Funds at net asset value.

As of January 27, 2006, the officers and Directors as a group owned an aggregate of less than 1% of the outstanding shares of the Corporation. As of December 31, 2005, none of the non-interested Directors of the Corporation or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

Compensation of Directors

Each non-interested Director receives an annual retainer of $150,000 for his or her services to the MLIM/FAM-advised funds. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Director receives a fee for each in-person Board meeting attended and each in-person Audit Committee meeting attended. The annual per-meeting fees paid to each non-interested Director aggregate $100,000, for all MLIM/FAM-advised funds for which that Director serves and are allocated equally among those funds. Each Co-Chairman of the Audit Committee receives an additional annual retainer in the amount of $50,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Co-Chairman provides services, based on the relative net assets of each such fund.

The following table sets forth the compensation earned by the non-interested Directors for the fiscal year ended October 31, 2005 and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2005.

Name	Compensation from Corporation/Trust	Pension or Retirement Benefits Accrued as Part of Corporation/ Trust Expense	Aggregate Compensation from Corporation/Trust and Other MLIM/FAM- Advised Funds*
James H. Bodurtha **	$24,345	None	$275,000
Kenneth A. Froot***	$9,414	None	$122,917
Joe Grills**	$24,345	None	$275,000
Herbert I. London	$18,379	None	$225,000
Roberta Cooper Ramo	$18,379	None	$225,000
Robert S. Salomon Jr.	$18,379	None	$225,000
Stephen B. Swensrud#	$18,379	None	$231,000

*	For the number of MLIM/FAM-advised funds from which each Director/Trustee receives compensation see the table beginning on page I-5.

**	Co-Chairman of the Board and the Audit Committee.

***	Mr. Froot became a Director of the Fund and a director or trustee of certain other MLIM/FAM-advised funds effective June 3, 2005.

#	Mr. Swensrud retired as a Director of the Corporation and as a director or trustee of certain other MLIM/FAM-advised funds effective January 1, 2006.

IV.	Management and Advisory Arrangements

Each Fund invests all of its assets in shares of the corresponding Portfolio of the Trust. Accordingly, the Funds do not invest directly in portfolio securities and do not require investment advisory services. All portfolio management occurs at the Trust level. The Trust, on behalf of each Portfolio, has entered into an investment advisory agreement with FAM, as Investment Adviser (the “Investment Advisory Agreement”). The Investment Adviser receives for its services to each of Growth Portfolio and Value Portfolio monthly compensation at the annual rate of 0.50% of the average daily net assets of the respective Portfolio and for its services to Core Portfolio monthly compensation at the annual rate of 0.50% of the average daily net assets not exceeding $1 billion and 0.45% of average daily net assets in excess of $1 billion.

The table below sets forth information about the total investment advisory fees paid by each Portfolio to the Investment Adviser for the periods indicated.

	Investment Advisory Fee
	For the Fiscal Year Ended October 31, 2005	For the Fiscal Year Ended October 31, 2004	For the Fiscal Year Ended October 31, 2003
Growth Portfolio	$2,154,995	$1,483,604	$1,008,235
Value Portfolio	$5,732,081	$3,268,233	$2,134,518
Core Portfolio	$11,047,046	$7,783,195	$5,436,451

Information Regarding the Portfolio Managers

Robert C. Doll, Jr., is the Fund’s portfolio manager and is primarily responsible for the day-to-day management of the Fund’s portfolio.

Other Funds and Accounts Managed

The following table sets forth information about funds and accounts other than the Fund, as applicable for which the Fund’s portfolio manager is primarily responsible for the day-to-day portfolio management as of the Fund’s fiscal year ended October 31, 2005.

Name of Portfolio Manager	Number of Other Accounts Managed and Assets by Account Type			Number of Accounts and Assets for Which Advisory Fee is Performance- Based
	Registered Investment Companies	Other Pooled Investment Vehicles	Other accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other accounts
ML Large Cap Growth
Robert C. Doll, Jr.	$17 7,304,883,086	$6 3,630,838,595	$4 773,118,700	$0 0	$0 0	$0 0
ML Large Cap Value
Robert C. Doll, Jr.	$17 6,260,542,081	$6 3,630,838,595	$4 773,118,700	$0 0	$0 0	$0 0
ML Large Cap Core
Robert C. Doll, Jr.	$17 5,129,466,673	$6 3,630,838,595	$4 773,118,700	$0 0	$0 0	$0 0

Portfolio Manager Compensation Overview

The portfolio manager compensation program of Merrill Lynch Investment Managers and its affiliates (collectively, herein “MLIM”) is critical to MLIM’s ability to attract and retain the most talented asset management professionals. This program ensures that compensation is aligned with maximizing investment returns and it provides a competitive pay opportunity for competitive performance.

Compensation Program

The elements of total compensation for MLIM portfolio managers are: fixed base salary, annual performance-based cash and stock compensation (cash and stock bonus) and other benefits. MLIM has balanced these components of pay to provide portfolio managers with a powerful incentive to achieve consistently superior investment performance. By design, portfolio manager compensation levels fluctuate — both up and down — with the relative investment performance of the portfolios that they manage

Base Salary

Under the MLIM approach, like that of many asset management firms, base salaries represent a relatively small portion of a portfolio manager’s total compensation. This approach serves to enhance the motivational value of the performance-based (and therefore variable) compensation elements of the compensation program.

Performance-Based Compensation

MLIM believes that the best interests of investors are served by recruiting and retaining exceptional asset management talent and managing their compensation within a consistent and disciplined framework that emphasizes pay for performance in the context of an intensely competitive market for talent. To that end, the portfolio manager incentive compensation is based on a formulaic compensation program.

MLIM’s formulaic portfolio manager compensation program includes: pre-tax investment performance relative to appropriate competitors or benchmarks over 1-, 3- and 5-year performance periods and a measure of operational efficiency. If a portfolio manager’s tenure is less than 5-years, performance periods will reflect time in position. For these purposes, the investment performance of the Fund is compared to the Lipper Multi-Cap Growth classification and the performance of the Value Fund is compared to the Lipper Multi-Cap Value classification and the performance of the Core Fund is compared to the Lipper Multi-Cap Core classification. Portfolio managers are compensated based on products they manage. Due to Mr. Doll’s unique position (as Portfolio Manager, President and Chief Investment Officer of MLIM, and Senior Vice President of Merrill Lynch & Co.), his compensation does not solely reflect his role as portfolio manager of the funds managed by him. The performance of his fund(s) is included in consideration of his incentive compensation but, given his multiple roles and the balance of the components of pay, the performance of his fund(s) is not the primary driver of his compensation. In addition, a portfolio manager’s compensation can be based on MLIM’s investment performance, financial results of MLIM, expense control, profit margins, strategic planning and implementation, quality of client service, market share, corporate reputation, capital allocation, compliance and risk control, leadership, workforce diversity, technology and innovation. MLIM also considers the extent to which individuals exemplify and foster Merrill Lynch’s principles of Client Focus, Respect for the Individual, Teamwork, Responsible Citizenship and Integrity. All factors are considered collectively by MLIM management.

Cash Bonus

Performance-based compensation is distributed to portfolio managers in a combination of cash and stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers.

Stock Bonus

A portion of the dollar value of the total annual performance-based bonus is paid in restricted shares of stock of Merrill Lynch & Co., Inc. (the “Company”). Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year “at risk” based on the Company’s ability to sustain and improve its performance over future periods. The ultimate value of stock bonuses is dependent on future Company stock price performance. As such, the stock bonus aligns each portfolio manager’s financial interests with those of the Company’s shareholders and encourages a balance between short-term goals and long-term strategic objectives. Management strongly believes that providing a significant portion of competitive performance-based compensation in stock is in the best interests of investors and shareholders. This approach ensures that portfolio managers participate as shareholders in both the “downside risk” and “upside opportunity” of the Company’s performance. Portfolio managers, therefore, have a direct incentive to protect the Company’s reputation for integrity.

Other Compensation Programs

Portfolio managers who meet relative investment performance and financial management objectives during a performance year are eligible to participate in a deferred cash program. Awards under this program are in the form of deferred cash that may be benchmarked to a menu of MLIM mutual funds (including their own fund) during a five-year vesting period. The deferred cash program aligns the interests of participating portfolio managers with the investment results of MLIM products and promotes continuity of successful portfolio management teams.

Other Benefits

Portfolio managers are also eligible to participate in broad-based plans offered generally to Merrill Lynch employees, including broad-based retirement, 401(k), health, and other employee benefit plans.

Potential Material Conflicts of Interest

Real, potential or apparent conflicts of interest may arise when a portfolio manager has day-to-day portfolio management responsibilities with respect to more than one fund or account, including the following:

Certain investments may be appropriate for the Fund and also for other clients advised by MLIM and its affiliates, including other client accounts managed by the Fund’s portfolio management team. Investment decisions for the Fund and other clients are made with a view to achieving their respective investment objectives and after consideration of such factors as their current holdings, availability of cash for investment and the size of their investments generally. Frequently, a particular security may be bought or sold for only one client or in different amounts and at different times for more than one but less than all clients. Likewise, because clients of MLIM and its affiliates may have differing investment strategies, a particular security may be bought for one or more clients when one or more other clients are selling the security. The investment results for the Fund may differ from the results achieved by other clients of MLIM and its affiliates and results among clients may differ. In addition, purchases or sales of the same security may be made for two or more clients on the same day. In such event, such transactions will be allocated among the clients in a manner believed by MLIM to be equitable to each. MLIM will not determine allocations based on whether it receives a performance based fee from the client. In some cases, the allocation procedure could have an adverse effect on the price or amount of the securities purchased or sold by the Fund. Purchase and sale orders for the Fund may be combined with those of other clients of MLIM and its affiliates in the interest of achieving the most favorable net results to the Fund.

To the extent that the Funds’ portfolio manager has responsibilities for managing accounts in addition to each Fund, the portfolio manager will need to divide his time and attention among relevant accounts.

In some cases, a real, potential or apparent conflict may also arise where (i) MLIM or a portfolio manager may have an incentive, such as a performance based fee, in managing one account and not with respect to other accounts it manages or (ii) a portfolio manager owns an interest in one fund or account he or she manages and not another.

Fund Ownership

The following table sets forth the dollar range of equity securities of the Corporation beneficially owned by the portfolio manager as of the fiscal year ended October 31, 2005.

Portfolio Manager	Fund Name	Dollar Range
Robert C. Doll, Jr.	Merrill Lynch Large Cap Growth	Over $	1,000,000
Robert C. Doll, Jr.	Merrill Lynch Large Cap Value	Over $	1,000,000
Robert C. Doll, Jr.	Merrill Lynch Large Cap Core	Over $	1,000,000

Administration Arrangements

The Corporation, on behalf of itself and each Fund, has entered into an administration agreement (the “Administration Agreement”) with FAM as Administrator (the “Administrator”). The Administrator receives for its services to the Corporation and each Fund monthly compensation at the annual rate of 0.25% of the average daily net assets of each Fund. The table below sets forth information about the total administration fees paid by each Fund to the Administrator for the periods indicated.

	Administration Fee
For the Fiscal Year Ended October 31,	Growth Fund	Value Fund	Core Fund
2005	$1,076,760	$2,863,939	$5,352,637
2004	$741,278	$1,633,193	$3,606,699
2003	$502,563	$1,063,011	$2,478,887

Transfer Agency Services

The table below sets forth information about the total amounts paid by each Fund to the transfer agent for the periods indicated.

	Transfer Agency Fees
	For the Fiscal Year Ended October 31, 2005	For the Fiscal Year Ended October 31, 2004	For the Fiscal Year Ended October 31, 2003
Growth Fund	$975,442	$720,992	$585,188
Value Fund	$1,889,173	$1,118,229	$728,793
Core Fund	$3,164,302	$2,131,787	$1,649,807

Accounting Services

The table below shows the amounts paid by the Trust to State Street Bank and Trust Company (“State Street”) and FAM, for accounting services for the periods indicated:

	The Trust
For the Fiscal Year Ended October 31,	Paid to State Street*	Paid to FAM
2005	$925,341	$91,569
2004	$740,749	$53,449
2003	$635,603	$36,675

*	For providing services to the Trust and the Funds.

The Funds paid no fees for accounting services to State Street for the fiscal years ended October 2005, 2004 and 2003.

V.	Information on Sales Charges and Distribution Related Expenses

Set forth below is information on sales charges (including contingent deferred sales charges (“CDSCs”)) received by each Fund, including the amounts paid to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), for each Fund’s last three fiscal years.

Class A and Class I Sales Charge Information

	Class A Shares
	Gross Sales Charges Collected for the Fiscal Year Ended October 31,			Sales Charges Retained by Distributor for the Fiscal Year Ended October 31,			Sales Charges Paid to Merrill Lynch for the Fiscal Year Ended October 31,			CDSCs Received on Redemption of Load-Waived Shares for the Fiscal Year Ended October 31,
	2005	2004	2003	2005	2004	2003	2005	2004	2003	2005	2004	2003
Growth Fund	$106,947	$97,457	$47,674	$7,233	$7,526	$3,175	$99,714	$89,931	$44,499	$0	$0	$443
Value Fund	$458,458	$282,840	$105,144	$32,087	$20,471	$6,843	$426,371	$262,369	$98,301	$0	$25,268	$0
Core Fund	$1,344,070	$658,037	$200,155	$96,616	$49,132	$13,145	$1,247,454	$608,905	$187,010	$0	$686	$11,346

	Class I Shares*
	Gross Sales Charges Collected for the Fiscal Year Ended October 31,			Sales Charges Retained by Distributor for the Fiscal Year Ended October 31,			Sales Charges Paid to Merrill Lynch for the Fiscal Year Ended October 31,			CDSCs Received on Redemption of Load-Waived Shares for the Fiscal Year Ended October 31,
	2005	2004	2003	2005	2004	2003	2005	2004	2003	2005	2004	2003
Growth Fund	$7,855	$1,461	$184	$5,310	$111	$9	$2,545	$1,350	$175	$0	$0	$0
Value Fund	$9,851	$1,513	$777	$5,388	$102	$57	$4,463	$1,411	$720	$0	$0	$0
Core Fund	$44,447	$2,686	$1,642	$2,391	$153	$103	$44,055	$2,533	$1,539	$0	$0	$0

*	Effective December 28, 2005, Class I shares are no longer subject to a front end sales charge.

Class B and Class C Sales Charge Information

	Class B Shares*
	CDSCs Received by Distributor for the Fiscal Year Ended October 31,				CDSCs Paid to Merrill Lynch for the Fiscal Year Ended October 31,
	2005	2004	2003		2005	2004	2003
Growth Fund	$83,289	$166,821	$208,763		$83,289	$166,821	$208,763
Value Fund	$195,016	$309,551	$364,594	**	$195,016	$309,551	$364,594	**
Core Fund	$356,271	$709,515	$931,410	***	$356,271	$709,515	$931,410	**

	Class C Shares
	CDSCs Received by Distributor for the Fiscal Year Ended October 31,			CDSCs Paid to Merrill Lynch for the Fiscal Year Ended October 31,
	2005	2004	2003	2005	2004	2003
Growth Fund	$14,384	$11,403	$11,174	$14,384	$11,403	$11,174
Value Fund	$32,683	$17,026	$14,736	$32,683	$17,026	$14,736
Core Fund	$98,243	$47,547	$36,631	$98,243	$47,547	$36,631

*	Additional Class B CDSC’s payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder’s participation in certain fee-based programs.

**	The Fund collected Class B CDSC’s totaling $364,594, $2,270 of which was retained by the Fund as credit, pursuant to the National Association of Securities Dealers, Inc. (“NASD”) rules.

***	The Fund collected Class B CDSC’s totaling $931,410, $2,416 of which was retained by the Fund as credit, pursuant to the NASD rules.

Set forth below is information regarding distribution revenues and expenses relating to the Class B, Class C and Class R shares of each Fund as of October 31, 2005.

	Class B Shares
	Direct Cash Distribution Revenues Exceed Direct Cash Distribution Expenses From December 22, 1999* to October 31, 2005	Percentage of Class B Net Assets at October 31, 2005
Growth Fund	$3,184,907	3.35%
Value Fund	$7,685,247	3.16%
Core Fund	$23,349,749	6.04%

	Class C Shares
	Direct Cash Distribution Revenues Exceed Direct Cash Distribution Expenses From December 22, 1999* to October 31, 2005	Percentage of Class C Net Assets at October 31, 2005
Growth Fund	$2,767,664	2.47%
Value Fund	$4,683,455	1.51%
Core Fund	$14,414,565	2.44%

	Class R Shares
	Direct Cash Distribution Revenues Exceed Direct Cash Distribution Expenses From January 3, 2003* to October 31, 2005	Percentage of Class R Net Assets at October 31, 2005
Growth Fund	$75,054	0.40%
Value Fund	$108,134	0.38%
Core Fund	$178,133	0.59%

*	Commencement of Operations.

The table below sets forth the distribution fees that were paid by each Fund for the most recent fiscal year pursuant to each Class Distribution Plan.

	For the Fiscal Year Ended October 31, 2005
	Class A		Class B		Class C		Class R
	Paid to the Distributor Pursuant to Class A Distribution Plan*	Average Daily Net Assets Subject to Class A Distribution Plan (in millions)	Paid to the Distributor Pursuant to Class B Distribution Plan**	Average Daily Net Assets Subject to Class B Distribution Plan (in millions)	Paid to the Distributor Pursuant to Class C Distribution Plan**	Average Daily Net Assets Subject to Class C Distribution Plan (in millions)	Paid to the Distributor Pursuant to Class R Distribution Plan**	Average Daily Net Assets Subject to Class R Distribution Plan (in millions)
Growth Fund	$233,130	$92.7	$967,638	$96.2	$1,140,087	$113.4	$94,427	$18.8
Value Fund	$696,464	$277.1	$2,479,882	$246.6	$3,155,485	$313.8	$143,842	$28.6
Core Fund	$1,315,292	$523.2	$4,443,683	$441.9	$6,021,329	$598.8	$153,849	$30.6

*	All amounts were paid to Merrill Lynch for providing account maintenance activities in connection with Class A shares.

**	All amounts were paid to Merrill Lynch for providing account maintenance and distribution activities in connection with such shares.

Limitations on the Payment of Deferred Sales Charges

The following table sets forth comparative information as of October 31, 2005 with respect to the Class B, Class C and Class R shares of each Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor’s voluntary maximum.

Class B Shares for the Period from

December 22, 1999 (commencement of operations) to October 31, 2005

Data Calculated as of October 31, 2005

(in thousands)

	Eligible Gross Sales(1)	Allowable Aggregate Sales Charges(2)	Allowable Interest on Unpaid Balance(3)	Maximum Amount Payable	Amounts Previously Paid to Distributor(4)	Aggregate Unpaid Balance	Annual Distribution Fee at Current Net Asset Level(5)
Growth Fund
Under NASD Rule as Adopted	$304,108	$19,993	$6,347	$26,340	$6,458	$19,882	$759
Under Distributor’s Voluntary Maximum	$304,108	$19,993	$534	$20,527	$6,458	$14,069	$759
Value Fund
Under NASD Rule as Adopted	$219,258	$15,583	$2,454	$18,037	$9,380	$8,657	$2.041
Under Distributor’s Voluntary Maxmimum	$219,258	$15,583	$(783)	$14,800	$9,380	$5,420	$2,041
Core Fund
Under NASD Rule as Adopted	$864,009	$54,965	$17,050	$72,015	$33,007	$39,008	$3,476
Under Distributor’s Voluntary Maximum	$864,009	$54,965	$3,356	$58,321	$33,007	$25,314	$3,476

Class C Shares for the Period from

December 22, 1999 (commencement of operations) to October 31, 2005

Data Calculated as of October 31, 2005

(in thousands)

	Eligible Gross Sales(1)	Allowable Aggregate Sales Charges(2)	Allowable Interest on Unpaid Balance(3)	Maximum Amount Payable	Amounts Previously Paid to Distributor(4)	Aggregate Unpaid Balance	Annual Distribution Fee at Current Net Asset Level(5)
Growth Fund
Under NASD Rule as Adopted	$220,363	$14,870	$3,629	$18,499	$3,559	$14,940	$1,051
Value Fund
Under NASD Rule as Adopted	$336,179	$21,408	$2,396	$23,804	$6,348	$17,456	$3,426
Core Fund
Under NASD Rule as Adopted	$985,954	$62,428	$13,887	$76,315	$16,847	$59,468	$6,087

Class R Shares for the Period from

January 3, 2003 (commencement of operations) to October 31, 2005

Data Calculated as of October 31, 2005

(in thousands)

	Eligible Gross Sales(1)	Allowable Aggregate Sales Charges(2)	Allowable Interest on Unpaid Balance(3)	Maximum Amount Payable	Amounts Previously Paid to Distributor(4)	Aggregate Unpaid Balance	Annual Distribution Fee at Current Net Asset Level(5)
Growth Fund
Under NASD Rule as Adopted	$4,859	$304	$16	$320	$69	$251	$76
Value Fund
Under NASD Rule as Adopted	$7,600	$475	$21	$496	$103	$393	$131
Core Fund
Under NASD Rule as Adopted	$11,173	$698	$42	$740	$120	$620	$137

(1)	Purchase price of all eligible Class B, Class C or Class R shares sold during the period indicated other than shares acquired through dividend reinvestment and the exchange privilege.

(2)	Includes amounts attributable to exchanges from Summit Cash Reserves Fund (“Summit”) that are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the “redeemed fund”). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then

(footnotes continued from previous page)

added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.

(3)	Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.00%, as permitted under the NASD Rule.

(4)	Consists of CDSC payments, distribution fee payments and accruals. See “Key Facts — Fees and Expenses” in the Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class I shares in conjunction with the shareholder’s participation in fee based programs sponsored by the Investment Adviser or its affiliates. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in such programs.

(5)	Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B, Class C and Class R shares).

VI.	Computation of Offering Price

An illustration of the computation of the offering price for Class A, Class B, Class C, Class I and Class R shares of each Fund based on the value of each Fund’s net assets and number of shares outstanding on October 31, 2005 is set forth below:

	Class A
	Net Assets	Number of Shares Outstanding	Net Asset Value Per Share (net assets divided by number of shares outstanding)	Sales Charge (5.25% of offering price; 5.54% of net asset value per share)*		Offering Price
Growth Fund	$112,886,500	12,243,944	$9.22	$.51		$9.73
Value Fund	$371,216,409	22,012,424	$16.86	$.93		$17.79
Core Fund	$629,682,419	48,382,179	$13.01	$.72		$13.73

	Class B
	Net Assets	Number of Shares Outstanding	Net Asset Value Per Share (net assets divided by number of shares outstanding)	Sales Charge		Offering Price
Growth Fund	$95,593,206	10,843,205	$8.82	*	*	$8.82
Value Fund	$261,344,935	16,216,977	$16.12	*	*	$16.12
Core Fund	$446,242,276	35,889,965	$12.43	*	*	$12.43

	Class C
	Net Assets	Number of Shares Outstanding	Net Asset Value Per Share (net assets divided by number of shares outstanding)	Sales Charge		Offering Price
Growth Fund	$125,150,254	14,209,813	$8.81	*	*	$8.81
Value Fund	$409,937,149	25,444,869	$16.11	*	*	$16.11
Core Fund	$737,062,637	59,288,768	$12.43	*	*	$12.43

	Class I
	Net Assets	Number of Shares Outstanding	Net Asset Value Per Share (net assets divided by number of shares outstanding)	Sales Charge	Offering Price
Growth Fund	$128,667,124	13,746,055	$9.36	***	$9.36
Value Fund	$446,172,027	26,062,618	$17.12	***	$17.12
Core Fund	$601,378,310	45,545,231	$13.20	***	$13.20

	Class R
	Net Assets	Number of Shares Outstanding	Net Asset Value Per Share (net assets divided by number of shares outstanding)	Sales Charge	Offering Price
Growth Fund	$26,566,309	2,950,926	$9.00	***	$9.00
Value Fund	$45,894,162	2,788,826	$16.46	***	$16.46
Core Fund	$46,378,820	3,656,479	$12.68	***	$12.68

*	Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

**	Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See “Purchase of Shares – Deferred Sales Charge Alternatives – Class B and Class C Shares” in Part II of this Statement of Additional Information.

***	Class I shares and Class R shares are not subject to any sales charge.

VII.	Portfolio Transactions and Brokerage

See Part II “Portfolio Transactions and Brokerage” of this Statement of Additional Information for more information.

Information about the brokerage commissions paid by each Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:

	For the Fiscal Year Ended October 31, 2005		For the Fiscal Year Ended October 31, 2004		For the Fiscal Year Ended October 31, 2003
	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch
Growth Portfolio	$276,168	$0	$321,195	$0	$319,132	$0
Value Portfolio	$650,591	$0	$638,127	$0	$597,532	$60
Core Portfolio	$1,130,503	$0	$1,478,021	$5,400	$1,433,090	$0

Set forth below are the securities lending agent fees paid by each Portfolio to the lending agent for the last three fiscal years.

	For the Fiscal Year Ended October 31, 2005	For the Fiscal Year Ended October 31, 2004	For the Fiscal Year Ended October 31, 2003
Growth Portfolio	$15,406	$10,029	$8,851
Value Portfolio	$18,950	$32,978	$28,011
Core Portfolio	$77,387	$87,678	$94,660

The value of each Portfolio’s aggregate holdings of the securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended October 31, 2005, are as follows:

	Regular Broker-Dealer	Debt (D) /Equity (E)	Aggregate Holding (000’s)
Growth Portfolio	Goldman Sachs Group, Inc.	E		$5,813
Value Portfolio	Citigroup, Inc. Goldman Sachs Group, Inc. Lehman Brothers Holdings, Inc. JP Morgan Chase & Co.	E E E E	$ $ $ $	30,673 27,801 25,131 2,197
Core Portfolio	Lehman Brothers Holdings, Inc. Citigroup, Inc. Goldman Sachs Group, Inc.	E E E	$ $ $	33,508 25,637 6,319

VIII.	Fund Performance

Set forth below is information on the average annual total return for Class A, Class B, Class C, Class I and Class R shares of the Funds for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment.

Average Annual Total Return

(including maximum applicable sales charges)

	Class A Shares†	Class B Shares‡	Class C Shares	Class I Shares†**	Class R Shares
Growth Fund:
One Year Ended October 31, 2005	5.76%	6.80%	9.82%	11.96%	11.39%
Five Years Ended October 31, 2005	-5.04%	-5.15%	-4.77%	-3.77%	-4.15	%*
Inception (December 22, 1999) to October 31, 2005	-2.27%	-2.28%	-2.13%	-1.11%	-1.52	%*
Value Fund:
One Year Ended October 31, 2005	14.83%	16.29%	19.31%	21.49%	20.93%
Five Years Ended October 31, 2005	7.54%	7.59%	7.87%	8.98%	8.56	%*
Inception (December 22, 1999) to October 31, 2005	9.15%	9.22%	9.32%	10.44%	9.99	%*
Core Fund:
One Year Ended October 31, 2005	11.44%	12.69%	15.80%	17.94%	17.39%
Five Years Ended October 31, 2005	1.15%	1.06%	1.44%	2.49%	2.07	%*
Inception (December 22, 1999) to October 31, 2005	3.78%	3.79%	3.93%	5.00%	4.56	%*

†	Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

*	The returns for Class R shares prior to January 3, 2003, the commencement of operations of Class R shares, are based upon performance of the Fund’s Class I shares. The returns for Class R shares, however, are adjusted to reflect the distribution and service (12b-1) fees and other fees applicable to Class R shares.

**	The returns for Class I shares do not reflect the Class I front end sales charge in effect prior to December 28, 2005. If the sales charge were included, the returns shown for Class I would be lower.

‡	Class B shares automatically convert to Class A shares after approximately eight years. All returns for periods greater than eight years reflect this conversion.

Average Annual Total Return

After Taxes on Dividends

(including maximum applicable sales charges)

	Class A Shares†	Class B Shares‡	Class C Shares	Class I Shares†**	Class R Shares
Growth Fund:
One Year Ended October 31, 2005	5.76%	6.80%	9.82%	11.96%	11.39%
Five Years Ended October 31, 2005	-5.05%	-5.15%	-4.77%	-3.78%	-4.16	%*
Inception (December 22, 1999) to October 31, 2005	-2.28%	-2.29%	-2.14%	-1.12%	-1.52	%*
Value Fund:
One Year Ended October 31, 2005	14.10%	15.50%	18.51%	20.73%	20.14%
Five Years Ended October 31, 2005	7.40%	7.44%	7.73%	8.83%	8.41	%*
Inception (December 22, 1999) to October 31, 2005	9.02%	9.09%	9.19%	10.31%	9.86	%*
Core Fund:
One Year Ended October 31, 2005	11.30%	12.55%	15.66%	17.80%	17.24%
Five Years Ended October 31, 2005	1.12%	1.03%	1.41%	2.46%	2.04	%*
Inception (December 22, 1999) to October 31, 2005	3.76%	3.76%	3.91%	4.98%	4.53	%*

†	Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

*	The returns for Class R shares prior to January 3, 2003, the commencement of operations of Class R shares, are based upon performance of the Fund’s Class I shares. The returns for Class R shares, however, are adjusted to reflect the distribution and service (12b-1) fees and other fees applicable to Class R shares.

**	The returns for Class I shares do not reflect the Class I front end sales charge in effect prior to December 28, 2005. If the sales charge were included, the returns shown for Class I would be lower.

‡	Class B shares automatically convert to Class A shares after approximately eight years. All returns for periods greater than eight years reflect this conversion.

Average Annual Total Return

After Taxes on Dividends and Redemptions

(including maximum applicable sales charges)

	Class A Shares†	Class B Shares‡	Class C Shares	Class I Shares†**	Class R Shares
Growth Fund:
One Year Ended October 31, 2005	3.75%	4.42%	6.38%	7.77%	7.40%
Five Years Ended October 31, 2005	-4.22%	-4.30%	-3.99%	-3.17%	-3.49	%*
Inception (December 22, 1999) to October 31, 2005	-1.92%	-1.93%	-1.80%	-0.94%	-1.29	%*
Value Fund:
One Year Ended October 31, 2005	10.44%	11.47%	13.43%	14.80%	14.47%
Five Years Ended October 31, 2005	6.50%	6.55%	6.80%	7.77%	7.40	%*
Inception (December 22, 1999) to October 31, 2005	7.96%	8.03%	8.12%	9.12%	8.72	%*
Core Fund:
One Year Ended October 31, 2005	7.58%	8.42%	10.44%	11.82%	11.46%
Five Years Ended October 31, 2005	0.97%	0.90%	1.22%	2.12%	1.76	%*
Inception (December 22, 1999) to October 31, 2005	3.25%	3.26%	3.38%	4.31%	3.93	%*

†	Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

*	The returns for Class R shares prior to January 3, 2003, the commencement of operations of Class R shares, are based upon performance of the Fund’s Class I shares. The returns for Class R shares, however, are adjusted to reflect the distribution and service (12b-1) fees and other fees applicable to Class R shares.

**	The returns for Class I shares do not reflect the Class I front end sales charge in effect prior to December 28, 2005. If the sales charge were included, the returns shown for Class I would be lower.

‡	Class B shares automatically convert to Class A shares after approximately eight years. All returns for periods greater than eight years reflect this conversion.

IX.	Additional Information

Description of Shares

The Corporation is a Maryland corporation incorporated on October 20, 1999. It has an authorized capital of 3,000,000,000 shares of Common Stock, par value $.10 per share, divided into three series known as Merrill Lynch Large Cap Growth Fund, Merrill Lynch Large Cap Value Fund and Merrill Lynch Large Cap Core Fund . Each Fund consists of 700,000,000 shares. Each of the Funds is divided into five classes, Class A, Class B, Class C, Class I and Class R. Class A, Class C and Class I shares of each Fund consist of 100,000,000 shares and Class B and Class R shares of each Fund consist of 200,000,000 shares. Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

To the knowledge of each Fund, the following entities owned beneficially or of record 5% or more of a class of the respective Fund’s shares as of January 27, 2006.

Name	Address	Percentage and Class
MERRILL LYNCH LARGE CAP GROWTH FUND
Merrill Lynch Trust Co., FSB TTEE FBO Merrill Lynch*	800 Scudders Mill Road Plainsboro, NJ 08536	26.29% of Class I

Merrill Lynch International Deferred Comp Plan Hedging Equity Financing & Swaps*	800 Scudders Mill Road Plainsboro, NJ 08536	14.04% of Class I

Merrill Lynch Trust Co., FSB TTEE FBO Merrill Lynch ML RAP*	800 Scudders Mill Road Plainsboro, NJ 08536	7.00% of Class I

MERRILL LYNCH LARGE CAP VALUE FUND
Merrill Lynch Trust Co., FSB TTEE FBO Merrill Lynch*	800 Scudders Mill Road Plainsboro, NJ 08536	10.53% of Class I

MERRILL LYNCH LARGE CAP CORE FUND
Merrill Lynch Trust Co., FSB TTEE FBO Merrill Lynch*	800 Scudders Mill Road Plainsboro, NJ 08536	10.50% of Class I

*	Record holder on behalf of certain employee retirement, personal trust or savings plan accounts for which it acts as trustee.

X.	Financial Statements

Each Fund’s and Portfolio’s audited financial statements, including the reports of the independent registered public accounting firm, are incorporated in the Corporation’s Statement of Additional Information by reference to that Corporation’s 2005 Annual Report. You may request a copy of an Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

PART II

Part II of this Statement of Additional Information contains information about the following funds: Merrill Lynch Balanced Capital Fund, Inc. (“Balanced Capital”); Merrill Lynch Basic Value Fund, Inc. (“Basic Value”); Merrill Lynch Developing Capital Markets Fund, Inc. (“Developing Capital Markets”); Merrill Lynch Disciplined Equity Fund, Inc. (“Disciplined Equity”); Merrill Lynch Equity Dividend Fund (“Equity Dividend”); Merrill Lynch EuroFund (“EuroFund”); Merrill Lynch Focus Twenty Fund, Inc. (“Focus Twenty”); Merrill Lynch Focus Value Fund, Inc. (“Focus Value”); Merrill Lynch Fundamental Growth Fund, Inc. (“Fundamental Growth”); Merrill Lynch Global Allocation Fund, Inc. (“Global Allocation”); Merrill Lynch Global Equity Opportunities Fund (“Global Equity Opportunities”); Merrill Lynch Global Financial Services Fund, Inc. (“Global Financial Services”); Merrill Lynch Global Growth Fund, Inc. (“Global Growth”); Merrill Lynch Global SmallCap Fund, Inc. (“Global SmallCap”); Merrill Lynch Global Technology Fund, Inc. (“Global Technology”); Merrill Lynch Global Value Fund, Inc. (“Global Value”); Merrill Lynch Healthcare Fund, Inc. (“Healthcare”); Merrill Lynch International Fund (“ML International”), and Merrill Lynch Small Cap Growth Fund (“Small Cap Growth”), each a series of Mercury Funds, Inc.; Merrill Lynch International Value Fund of Mercury Funds II; Merrill Lynch Large Cap Growth Fund, Merrill Lynch Large Cap Value Fund and Merrill Lynch Large Cap Core Fund, each a series of Merrill Lynch Large Cap Series Funds, Inc. (collectively, “Large Cap Series Funds”); Merrill Lynch Latin America Fund, Inc. (“Latin America”); Merrill Lynch Mid Cap Value Opportunities Fund (“Mid Cap Value Opportunities”) of The Asset Program, Inc.; Merrill Lynch Natural Resources Trust (“Natural Resources”); Merrill Lynch Pacific Fund, Inc. (“Pacific”); Merrill Lynch Value Opportunities Fund, Inc. (“Value Opportunities”); and Merrill Lynch Utilities and Telecommunications Fund, Inc. (“Utilities & Telecommunications”).

Throughout this Statement of Additional Information, each of the above listed funds may be referred to as a “Fund” or collectively as the “Funds.”

Each Fund is organized either as a Maryland corporation, a Massachusetts business trust or a Delaware statutory trust. In each jurisdiction, nomenclature varies. For ease and clarity of presentation, shares of common stock and shares of beneficial interest are referred to herein as “shares” or “Common Stock,” holders of shares of Common Stock are referred to as “shareholders,” and the trustees or directors of each Fund are referred to as “Directors.” Merrill Lynch Investment Managers, L.P. (“MLIM”), Merrill Lynch Investment Managers International Limited (“MLIMIL”) or Fund Asset Management, L.P. (“FAM”), as applicable, is the investment adviser or manager of each Fund and each is referred to herein as the “Manager,” and the investment advisory agreement or management agreement applicable to each Fund is referred to as the “Management Agreement.” Each Fund’s Articles of Incorporation or Declaration of Trust, together with all amendments thereto, is referred to as its “charter.” The Investment Company Act of 1940, as amended, is referred to herein as the “Investment Company Act.” The Securities and Exchange Commission is referred herein as the “Commission.”

Certain Funds are “feeder” funds (each, a “Feeder Fund”) that invest all or a portion of their assets in a corresponding “master” portfolio (each, a “Master Portfolio”) of a master trust (each, a “Master Trust”), a mutual fund that has the same objective and strategies as the Feeder Fund. All investments are generally made at the level of the Master Portfolio. This structure is sometimes called a “master/feeder” structure. A Feeder Fund’s investment results will correspond directly to the investment results of the underlying Master Portfolio in which it invests. For simplicity, this Statement of Additional Information uses the term “Fund” to include both a Feeder Fund and its Master Portfolio.

INVESTMENT RISKS AND CONSIDERATIONS

Set forth below are descriptions of some of the types of investments and investment strategies that one or more of the Funds may use, and the risks and considerations associated with those investments and investment strategies. Please see each Fund’s Prospectus and the “Investment Objectives and Policies” section of this Statement of Additional Information for further information on each Fund’s investment policies and risks. Information contained in this section about the risks and considerations associated with a Fund’s investments and/or investment strategies applies only to those Funds specifically identified as making each type of investment or using each investment strategy (each, a “Covered Fund”). Information that does not apply to a Covered Fund does not form a part of that Covered Fund’s Statement of Additional Information and should not be relied on by investors in that Covered Fund.

Only information that is clearly identified as applicable to a Covered Fund is considered to form a part of that Covered Fund’s Statement of Additional Information.

	Balanced Capital	Basic Value	Developing Capital Markets	Disciplined Equity	Equity Dividend	EuroFund	Focus Twenty	Focus Value	Fundamental Growth
144A Securities	X	X	X	X	X	X	X	X	X
Asset-Backed Securities	X
Asset-Based Securities
Precious Metal Related Securities	X		X	X	X	X	X	X	X
Borrowing and Leverage	X	X	X	X	X	X		X	X
Convertible Securities	X	X	X	X	X	X	X	X	X
Corporate Loans
Debt Securities	X		X		X		X	X	X
Depositary Receipts	X	X	X	X	X	X	X	X	X
Derivatives	X	X	X	X	X	X	X	X	X
Hedging	X	X	X	X	X	X	X	X	X
Indexed and Inverse Securities	X	X	X	X	X	X	X	X	X
Swap Agreements	X	X	X	X	X	X	X	X	X
Credit Default Swap Agreements	X
Credit Linked Securities	X
Total Return Swap Agreements	X
Types of Options	X	X	X	X	X	X	X	X	X
Options on Securities and Securities Indices	X	X	X	X	X	X	X	X	X
Call Options	X	X	X	X	X	X	X	X	X
Put Options	X	X	X	X	X	X	X	X	X
Futures	X	X	X	X	X	X	X	X	X
Foreign Exchange Transactions	X	X	X	X	X	X	X	X	X
Forward Foreign Exchange Transactions	X	X	X	X	X	X	X	X	X
Currency Futures	X	X	X	X	X	X	X	X	X
Currency Options	X	X	X	X	X	X	X	X	X
Limitations on Currency Hedging	X	X	X	X	X	X	X	X	X
Risk Factors in Hedging Foreign Currency Risks	X	X	X	X	X	X	X	X	X
Risk Factors in Derivatives	X	X	X	X	X	X	X	X	X
Credit Risk	X	X	X	X	X	X	X	X	X
Currency Risk	X	X	X	X	X	X	X	X	X
Leverage Risk	X	X	X	X	X	X	X	X	X
Liquidity Risk	X	X	X	X	X	X	X	X	X
Additional Risk Factors of OTC Transactions; Limitations on the use of OTC Derivatives	X	X	X	X	X	X	X	X	X

Distressed Securities

	Global Allocation	Global Equity Opportunities	Global Financial Services	Global Growth	Global SmallCap	Global Technology	Global Value	Healthcare	ML International
144A Securities	X	X	X	X	X	X	X	X	X
Asset-Backed Securities	X	X			X
Asset-Based Securities	X	X
Precious Metal Related Securities	X	X		X	X		X		X
Borrowing and Leverage	X	X	X	X	X	X	X	X	X
Convertible Securities	X	X	X	X	X	X	X	X	X
Corporate Loans	X	X
Debt Securities	X	X	X		X		X	X	X
Depositary Receipts	X	X	X	X	X	X	X	X	X
Derivatives	X	X	X	X	X	X	X	X	X
Hedging	X	X	X	X	X	X	X	X	X
Indexed and Inverse Securities	X	X	X	X	X	X	X	X	X
Swap Agreements	X	X	X	X	X	X	X	X	X
Credit Default Swap Agreements	X	X
Credit Linked Securities	X	X
Total Return Swap Agreements	X	X
Types of Options	X	X	X	X	X	X	X	X	X
Options on Securities and Securities Indices	X	X	X	X	X	X	X	X	X
Call Options	X	X	X	X	X	X	X	X	X
Put Options	X	X	X	X	X	X	X	X	X
Futures	X	X	X	X	X	X	X	X	X
Foreign Exchange Transactions	X	X	X	X	X	X	X	X	X
Forward Foreign Exchange Transactions	X	X	X	X	X	X	X	X	X
Currency Futures	X	X	X	X	X	X	X	X	X
Currency Options	X	X	X	X	X	X	X	X	X
Limitations on Currency Hedging	X	X	X	X	X	X	X	X	X
Risk Factors in Hedging Foreign Currency Risks	X	X	X	X	X	X	X	X	X
Risk Factors in Derivatives	X	X	X	X	X	X	X	X	X
Credit Risk	X	X	X	X	X	X	X	X	X
Currency Risk	X	X	X	X	X	X	X	X	X
Leverage Risk	X	X	X	X	X	X	X	X	X
Liquidity Risk	X	X	X	X	X	X	X	X	X
Additional Risk Factors of OTC Transactions; Limitations on the use of OTC Derivatives	X	X	X	X	X	X	X	X	X

Distressed Securities	X	X

	International Value	Large Cap Series Funds	Latin America	Mid Cap Value Opportunities	Natural Resources	Pacific	Small Cap Growth	Utilities & Telecommunications	Value Opportunities
144A Securities	X	X	X	X	X	X	X	X	X
Asset-Backed Securities
Asset-Based Securities					X
Precious Metal Related Securities	X	X	X	X	X	X	X		X
Borrowing and Leverage	X	X	X	X	X	X	X	X	X
Convertible Securities	X	X	X	X	X	X	X	X	X
Corporate Loans	X
Debt Securities	X	X	X	X	X	X	X	X
Depositary Receipts	X	X	X	X	X	X	X	X	X
Derivatives	X	X	X	X	X	X	X	X	X
Hedging	X	X	X	X	X	X	X	X	X
Indexed and Inverse Securities	X	X	X	X	X	X	X	X	X
Swap Agreements	X	X	X	X	X	X	X	X	X
Credit Default Swap Agreements
Credit Linked Securities
Total Return Swap Agreements
Types of Options	X	X	X	X	X	X	X	X	X
Options on Securities and Securities Indices	X	X	X	X	X	X	X	X	X
Call Options	X	X	X	X	X	X	X	X	X
Put Options	X	X	X	X	X	X	X	X	X
Futures	X	X	X	X	X	X	X	X	X
Foreign Exchange Transactions	X	X	X	X	X	X	X	X	X
Forward Foreign Exchange Transactions	X	X	X	X	X	X	X	X	X
Currency Futures	X	X	X	X	X	X	X	X	X
Currency Options	X	X	X	X	X	X	X	X	X
Limitations on Currency Hedging	X	X	X	X	X	X	X	X	X
Risk Factors in Hedging Foreign Currency Risks	X	X	X	X	X	X	X	X	X
Risk Factors in Derivatives	X	X	X	X	X	X	X	X	X
Credit Risk	X	X	X	X	X	X	X	X	X
Currency Risk	X	X	X	X	X	X	X	X	X
Leverage Risk	X	X	X	X	X	X	X	X	X
Liquidity Risk	X	X	X	X	X	X	X	X	X
Additional Risk Factors of OTC Transactions; Limitations on the use of OTC Derivatives	X	X	X	X	X	X	X	X	X

Distressed Securities

	Balanced Capital	Basic Value	Developing Capital Markets	Disciplined Equity	Equity Dividend	EuroFund	Focus Twenty	Focus Value	Fundamental Growth

Foreign Investment Risk	X	X	X	X	X	X	X	X	X
Foreign Market Risk	X	X	X	X	X	X	X	X	X
Foreign Economy Risk	X	X	X	X	X	X	X	X	X
Currency Risk and Exchange Risk	X	X	X	X	X	X	X	X	X
Governmental Supervision and Regulation / Accounting Standards	X	X	X	X	X	X	X	X	X
Certain Risks of Holding Fund Assets Outside the United States	X	X	X	X	X	X	X	X	X
Settlement Risk	X	X	X	X	X	X	X	X	X
Illiquid or Restricted Securities	X	X	X	X	X	X	X	X	X
Initial Public Offering	X	X	X	X	X	X	X	X	X
Investment in Other Investment Companies	X	X	X	X	X	X	X	X	X
Investment in Emerging Markets	X		X			X		X
Restrictions on Certain Investments	X		X			X		X
Risk of Investing in Asia-Pacific Countries			X
Restrictions on Foreign Investments in Asia-Pacific Countries			X
Risks of Investments in Russia
Junk Bonds	X		X					X
Mortgage-Backed Securities	X
Real Estate Related Securities	X	X	X	X	X	X	X	X	X
Real Estate Investment Trusts (“REITs”)	X	X			X			X
Repurchase Agreements and Purchase and Sale Contracts	X	X	X	X	X	X	X	X	X
Securities Lending	X	X	X	X	X	X	X	X	X
Securities of Smaller or Emerging Growth Companies	X	X	X	X	X	X	X	X	X
Short Sales			X	X			X
Sovereign Debt	X		X					X
Standby Commitment Agreements	X	X	X	X	X	X	X	X	X
Stripped Securities	X		X
Supranational Entities	X				X
Utility Industries	X	X	X	X	X	X	X	X	X
Electric
Telecommunications
Gas
Water
Warrants	X	X	X	X	X	X	X	X	X
When Issued Securities, Delayed Delivery Securities and Forward Commitments	X	X	X	X	X	X	X	X	X
Zero Coupon Bonds	X

	Global Allocation	Global Equity Opportunities	Global Financial Services	Global Growth	Global SmallCap	Global Technology	Global Value	Healthcare	ML International
Foreign Investment Risk	X	X	X	X	X	X	X	X	X
Foreign Market Risk	X	X	X	X	X	X	X	X	X
Foreign Economy Risk	X	X	X	X	X	X	X	X	X
Currency Risk and Exchange Risk	X	X	X	X	X	X	X	X	X
Governmental Supervision and Regulation / Accounting Standards	X	X	X	X	X	X	X	X	X
Certain Risks of Holding Fund Assets Outside the United States	X	X	X	X	X	X	X	X	X
Settlement Risk	X	X	X	X	X	X	X	X	X
Illiquid or Restricted Securities	X	X	X	X	X	X	X	X	X
Initial Public Offering	X	X	X	X	X	X	X	X	X
Investment in Other Investment Companies	X	X	X	X	X	X	X	X	X
Investment in Emerging Markets	X	X	X	X	X	X	X	X	X
Restrictions on Certain Investments	X	X	X	X	X	X	X	X	X
Risk of Investing in Asia-Pacific Countries
Restrictions on Foreign Investments in Asia-Pacific Countries
Risks of Investments in Russia			X				X
Junk Bonds	X	X	X		X				X
Mortgage-Backed Securities	X	X	X
Real Estate Related Securities	X	X	X	X	X	X	X	X	X
Real Estate Investment Trusts (“REITs”)	X	X			X		X		X
Repurchase Agreements and Purchase and Sale Contracts	X	X	X	X	X	X	X	X	X
Securities Lending	X	X	X	X	X	X	X	X	X
Securities of Smaller or Emerging Growth Companies	X	X	X	X	X	X	X	X	X
Short Sales	X	X			X	X
Sovereign Debt	X	X	X		X			X	X
Standby Commitment Agreements	X	X	X	X	X	X	X	X	X
Stripped Securities	X	X
Supranational Entities	X	X	X		X
Utility Industries	X	X	X	X	X	X	X	X	X
Electric
Telecommunications
Gas
Water
Warrants	X	X	X	X	X	X	X	X	X
When Issued Securities, Delayed Delivery Securities and Forward Commitments	X	X	X	X	X	X	X	X	X
Zero Coupon Bonds

	International Value	Large Cap Series Funds	Latin America	Mid Cap Value Opportunities	Natural Resources	Pacific	Small Cap Growth	Utilities & Telecommunications	Value Opportunities
Foreign Investment Risk	X	X	X	X	X	X	X	X	X
Foreign Market Risk	X	X	X	X	X	X	X	X	X
Foreign Economy Risk	X	X	X	X	X	X	X	X	X
Currency Risk and Exchange Risk	X	X	X	X	X	X	X	X	X
Governmental Supervision and Regulation / Accounting Standards	X	X	X	X	X	X	X	X	X
Certain Risks of Holding Fund Assets Outside the United States	X	X	X	X	X	X	X	X	X
Settlement Risk	X	X	X	X	X	X	X	X	X
Illiquid or Restricted Securities	X	X	X	X	X	X	X	X	X
Initial Public Offering	X	X	X	X	X	X	X	X	X
Investment in Other Investment Companies	X	X	X	X	X	X	X	X	X
Investment in Emerging Markets	X		X	X		X		X
Restrictions on Certain Investments	X		X	X		X		X
Risk of Investing in Asia-Pacific Countries	X					X
Restrictions on Foreign Investments in Asia-Pacific Countries	X					X
Risks of Investments in Russia	X
Junk Bonds			X			X	X	X
Mortgage-Backed Securities
Real Estate Related Securities	X	X	X	X	X	X	X		X
Real Estate Investment Trusts (“REITs”)	X		X				X		X
Repurchase Agreements and Purchase and Sale Contracts	X	X	X	X	X	X	X	X	X
Securities Lending		X	X	X	X	X	X	X	X
Securities of Smaller or Emerging Growth Companies	X		X	X	X	X	X	X	X
Short Sales			X	X					X
Sovereign Debt	X		X			X	X	X
Standby Commitment Agreements	X	X	X	X	X	X	X	X	X
Stripped Securities	X
Supranational Entities					X	X
Utility Industries	X	X	X	X	X	X	X	X	X
Electric								X
Telecommunications								X
Gas					X			X
Water					X			X
Warrants	X	X	X	X	X	X	X	X	X
When Issued Securities, Delayed Delivery Securities and Forward Commitments	X	X	X	X	X	X	X	X	X
Zero Coupon Bonds

144A Securities. A Fund may purchase securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A under the Securities Act. The Directors have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund’s Directors. The Directors have adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of 144A securities. The Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how the market for securities sold and offered under Rule 144A will continue to develop, the Directors will carefully monitor a Fund’s investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in a Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Asset-Backed Securities. Asset-backed securities are “pass-through” securities, meaning that principal and interest payments - net of expenses - made by the borrower on the underlying assets (such as credit card receivables) are passed through to a Fund. The value of asset-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed-income securities because of their potential for prepayment. The price paid by a Fund for its asset-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that a Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and unscheduled prepayments will also accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a longer term security. Since the value of longer-term securities generally fluctuates more widely in response to changes in interest rates than shorter term securities, maturity extension risk could increase the volatility of the Fund.

Asset-Based Securities. Certain Funds may invest in debt, preferred or convertible securities, the principal amount, redemption terms or conversion terms of which are related to the market price of some natural resource asset such as gold bullion. These securities are referred to as “asset-based securities.” A Fund will purchase only asset-based securities that are rated, or are issued by issuers that have outstanding debt obligations rated, investment grade (for example, AAA, AA, A or BBB by Standard & Poor’s (“S&P”) or Fitch Ratings, or Baa by Moody’s Investors Service, Inc. (“Moody’s”) or commercial paper rated A-1 by S&P or Prime-1 by Moody’s) or by issuers that the Manager has determined to be of similar creditworthiness. Obligations ranked in the fourth highest rating category, while considered “investment grade,” may have certain speculative characteristics and may be more likely to be downgraded than securities rated in the three highest rating categories. If an asset-based security is backed by a bank letter of credit or other similar facility, the Manager may take such backing into account in determining the creditworthiness of the issuer. While the market prices for an asset-based security and the related natural resource asset generally are expected to move in the same direction, there may not be perfect correlation in the two price movements. Asset-based securities may not be secured by a security interest in or claim on the underlying natural resource asset. The asset-based securities in which a Fund may invest may bear interest or pay preferred dividends at below market (or even relatively nominal) rates. Certain asset-based securities may be payable at maturity in cash at the stated principal amount or, at the option of the holder, directly in a stated amount of the asset to which it is related. In such instance, because no Fund presently intends to invest directly in natural resource assets, a Fund would sell the asset-based security in the secondary market, to the extent one exists, prior to maturity if the value of the stated amount of the asset exceeds the stated principal amount and thereby realize the appreciation in the underlying asset.

Precious Metal-Related Securities. A Fund may invest in the equity securities of companies that explore for, extract, process or deal in precious metals (e.g., gold, silver and platinum), and in asset-based securities indexed to the value of such metals. Such securities may be purchased when they are believed to be attractively priced in relation to the value of a company’s precious metal-related assets or when the values of precious metals are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability. Based on historical experience, during periods of economic or financial instability the securities of companies involved in precious metals may be subject to extreme price fluctuations, reflecting the high volatility of precious metal prices during such periods. In addition, the instability of precious metal prices may result in volatile earnings of precious metal-related companies, which may, in turn, adversely affect the financial condition of such companies.

The major producers of gold include the Republic of South Africa, Russia, Canada, the United States, Brazil and Australia. Sales of gold by Russia are largely unpredictable and often relate to political and economic considerations rather than to market forces. Economic, financial, social and political factors within South Africa may significantly affect South African gold production.

Borrowing and Leverage. Each Fund may borrow as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions. Most Funds will not purchase securities at any time when borrowings exceed 5% of their total assets, except (a) to honor prior commitments or (b) to exercise subscription rights when outstanding borrowings have been obtained exclusively for settlements of other securities transactions. Certain Funds may also borrow in order to make investments. The purchase of securities while borrowings are outstanding will have the effect of leveraging the Fund. Such leveraging increases the Fund’s exposure to capital risk, and borrowed funds are subject to interest costs that will reduce net income. The use of leverage by a Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund that can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used and, therefore, the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Manager in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by a Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Manager from managing a Fund’s portfolio in accordance with the Fund’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

Each Fund may at times borrow from affiliates of the Manager, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

Convertible Securities. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

The characteristics of convertible securities make them potentially attractive investments for an investment company seeking a high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Manager will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued, which may increase the effects of currency risk. As described below, a Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of exchange rate fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield on nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. At the same time, however, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If the conversion value of a convertible security is substantially below its investment value, the price of the convertible security is governed principally by its investment value. To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in a charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

A Fund may also invest in synthetic convertible securities. Synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Manager or another party by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (“fixed income component”) or a right to acquire equity securities (“convertibility component”). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security that has a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.

More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Manager may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Manager may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Manager believes such a Manufactured Convertible would better promote a Fund’s objective than alternate investments. For example, the Manager may combine an equity feature with respect to an issuer’s stock with a fixed income security of a different issuer in the same industry to diversify the Fund’s credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a Manufactured Convertible. For example, the Fund may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

The value of a Manufactured Convertible may respond to certain market fluctuations differently from a traditional convertible security with similar characteristics. For example, in the event a Fund created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would be expected to outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

Corporate Loans. Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Corporate Loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, in the case of the Prime Rate of a U.S. bank, or that may be adjusted on set dates, typically 30 days but generally not more than one year, in the case of the London Interbank Offered Rate (“LIBOR”). Consequently, the value of Corporate Loans held by a Fund may be expected to fluctuate significantly less than the value of fixed rate bond instruments as a result of changes in the interest rate environment. On the other hand, because the secondary trading market for certain Corporate Loans may be less developed than the secondary trading market for bonds and notes, a Fund may have difficulty from time to time in valuing and/or selling its Corporate Loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a “syndicate.” The syndicate agent arranges the Corporate Loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, a Fund may not recover its investment, or there might be a delay in the Fund’s recovery. By investing in a Corporate Loan, a Fund becomes a member of the syndicate.

The Corporate Loans in which a Fund may invest are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of investment or at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit a Fund’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a Corporate Loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay. Corporate Loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of Corporate Loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower’s bondholders. These arrangements are designed to give Corporate Loan investors preferential treatment over junk bond investors in the event of a deterioration in the credit quality of the issuer. Even when these arrangements exist, however, there can be no assurance that the principal and interest owed on the Corporate Loans will be repaid in full.

A Fund may acquire interests in Corporate Loans by means of an assignment or participation. A Fund may purchase an assignment, in which case the Fund may be required to rely on the assigning institution to demand payment and enforce its rights against the borrower but would otherwise typically be entitled to all of such assigning institution’s rights under the credit agreement. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution selling the participation interest and not with the borrower. In purchasing a loan participation, a Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, a Fund will assume the credit risk of both the borrower and the institution selling the participation to the Fund.

Debt Securities. Debt securities, such as bonds, involve credit risk. This is the risk that the issuer will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the debt securities. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of a Fund’s investment in that issuer. Credit risk is reduced to the extent a Fund limits its debt investments to U.S. Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. If interest rates move sharply in a manner not anticipated by Fund management, a Fund’s investments in debt securities could be adversely affected and the Fund could lose money. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term debt securities.

Depositary Receipts. A Fund may invest in the securities of foreign issuers in the form of Depositary Receipts or other securities convertible into securities of foreign issuers. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. American Depositary Receipts (“ADRs”) are receipts typically issued by an American bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. European Depositary Receipts (“EDRs”) are receipts issued in Europe that evidence a similar ownership arrangement. Global Depositary Receipts (“GDRs”) are receipts issued throughout the world that evidence a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

Derivatives

Each Fund may use instruments referred to as derivative securities (“Derivatives”). Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow a Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Each Fund may use Derivatives for hedging purposes. Certain Funds may also use derivatives for speculative purposes to seek to enhance returns. The use of a Derivative is speculative if the Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When a Fund invests in a Derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that Derivative, which may sometimes be greater than the Derivative’s cost. No Fund may use any Derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Hedging. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves correlation risk, i.e. the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by a Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on a Fund’s ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option. There can be no assurance that a Fund’s hedging strategies will be effective. No Fund is required to engage in hedging transactions and each Fund may choose not to do so.

A Fund may use Derivative instruments and trading strategies, including the following:

Indexed and Inverse Securities. A Fund may invest in securities the potential return of which is based on an index or interest rate. As an illustration, a Fund may invest in debt security that pays interest based on the current value of an interest rate index, such as the prime rate. A Fund may also invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, certain Funds may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, a Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If a Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of an adverse movement in the underlying index, a Fund may be required to pay substantial additional margin to maintain the position.)

Swap Agreements. Certain Funds are authorized to enter into equity swap agreements, which are over-the-counter (“OTC”) contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments from the other party based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities, including, but not limited to, in circumstances in which direct investment is restricted by local law or is otherwise prohibited or impractical.

A Fund will enter into an equity swap transaction only if, immediately following the time the Fund enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Fund is a party would not exceed 5% of the Fund’s net assets.

Swap agreements are subject to the risk that a party will default on its payment obligations to a Fund thereunder. A Fund will seek to lessen this risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements are also subject to the risk that a Fund will not be able to meet its obligations to the counterparty. The Fund, however, will deposit in a segregated account, liquid assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Fund initially to make an equivalent direct investment, plus or minus any amount the Fund is obligated to pay or is to receive under the swap agreement.

Credit Default Swap Agreements and Similar Instruments. Certain Funds may enter into credit default swap agreements and similar agreements, and may also buy credit-linked securities. The credit default swap agreement or similar instrument may have as reference obligations one or more securities that are not currently held by a Fund. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an up front payment or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Fund may be either the buyer or seller in the transaction. If a Fund is a buyer and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the Fund may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, a Fund generally receives an up front payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.

Credit default swaps and similar instruments involve greater risks than if a Fund had invested in the reference obligation directly, since, in addition to general market risks, they are subject to illiquidity risk, counterparty risk and credit risks. A Fund will enter into credit default swap agreements and similar instruments only with counterparties who are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Manager to be equivalent to such rating. A buyer also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the up front or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund. When a Fund acts as a seller of a credit default swap or a similar instrument, it is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

Credit Linked Securities. Among the income producing securities in which a Fund may invest are credit linked securities, which are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such a credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. For instance, a Fund may invest in credit linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available.

Like an investment in a bond, investments in these credit linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer’s receipt of payments from, and the issuer’s potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Fund would receive. A Fund’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is also expected that the securities will be exempt from registration under the Securities Act of 1933. Accordingly, there may be no established trading market for the securities and they may constitute illiquid investments.

Total Return Swap Agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to the Fund’s portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.

Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to the Fund thereunder. Swap agreements also bear the risk that the Fund will not be able to meet its obligation to the counterparty. Generally, the Fund will enter into total return swaps on a net basis (i.e., the two payment streams are netted against one another with the Fund receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each total return swap will be accrued on a daily basis, and an amount of liquid assets having an aggregate net asset value at least equal to the accrued excess will be segregated by the Fund. If the total return swap transaction is entered into on other than a net basis, the full amount of the Fund’s obligations will be accrued on a daily basis, and the full amount of the Fund’s obligations will be segregated by the Fund in an amount equal to or greater than the market value of the liabilities under the total return swap agreement or the amount it would have cost the Fund initially to make an equivalent direct investment, plus or minus any amount the Fund is obligated to pay or is to receive under the total return swap agreement.

Options on Securities and Securities Indices. A Fund may invest in options on individual securities, baskets of securities or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short term interest rates.

Options on Securities and Securities Indices

Types of Options. A Fund may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rates (an “index”), such as an index of the price of treasury securities or an index representative of short-term interest rates. Such investments may be made on exchanges and in the over-the-counter markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

Call Options. Each Fund may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives a Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. A Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

Each Fund also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which a Fund, in return for a premium, gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, a Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, a Fund’s ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out a Fund’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.

Each Fund also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Fund. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, a Fund must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction a Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure (the difference between the unpaid amounts owed by the Fund on such transaction minus any collateral deposited with the broker dealer), on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase a Fund’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by a Fund that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, a Fund must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, a Fund will lose the difference.

Put Options. Each Fund is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, a Fund acquires a right to sell the underlying securities or instruments at the exercise price, thus limiting the Fund’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out a Fund’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. A Fund also may purchase uncovered put options.

Each Fund also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid assets. A Fund will receive a premium for writing a put option, which increases the Fund’s return. A Fund will not sell puts if, as a result, more than 50% of the Fund’s assets would be required to cover its potential obligations under its hedging and other investment transactions.

Each Fund is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but with respect to which the Fund does not currently have a corresponding short position or has not deposited as collateral cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. A Fund has the obligation to buy the securities or instruments at an agreed upon price if the price of the securities or instruments decreases below the exercise price. If the price of the securities or instruments increases during the option period, the option will expire worthless and a Fund will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such a transaction, a Fund will segregate unencumbered liquid assets with a value at least equal to the Fund’s exposure, on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that a Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss.

Futures

A Fund may engage in transactions in futures and options on futures. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract a Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Fund’s risk of loss from a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or a Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

A Fund is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund entered into futures transactions. A Fund may purchase put options or write call options on futures contracts and stock indices in lieu of selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Fund can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase.

Each Fund’s Manager has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (“CEA”) pursuant to Rule 4.5 under the CEA. The Manager is not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA and each Fund is operated so as not to be deemed a “commodity pool” under the regulations of the Commodity Futures Trading Commission.

Foreign Exchange Transactions.

A Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or, with respect to certain Funds, to seek to enhance returns. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by a Fund, sold by a Fund but not yet delivered, or committed or anticipated to be purchased by a Fund. As an illustration, a Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by a Fund are considered to constitute hedging transactions. No Fund will attempt to hedge all of its foreign portfolio positions.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Fund will enter into foreign exchange transactions for purposes of hedging either a specific transaction or a portfolio position, or, with respect to certain Funds, to seek to enhance returns. A Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. A Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. A Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

Currency Futures. A Fund may also seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts while forward foreign exchange transactions are traded in the OTC market. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. A Fund may also seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

Limitations on Currency Hedging. Most Funds will not speculate in Currency Instruments although certain Funds may use such instruments to seek to enhance returns. Accordingly, a Fund will not hedge a currency in excess of the aggregate market value of the securities that it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). A Fund will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While a Fund’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund’s shares, the net asset value of the Fund’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund’s hedging strategies will be ineffective. To the extent that a Fund hedges against anticipated currency movements that do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

In connection with its trading in forward foreign currency contracts, a Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, a Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

It may not be possible for a Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to a Fund of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty in a Derivative transaction will be unable to honor its financial obligation to a Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies (such as, for example, borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Correlation Risk — the risk that changes in the value of a Derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Fund seeks exposure.

A Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may, therefore, not be possible to close a position in a Derivative without incurring substantial losses, if at all.

Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Fund to potential losses that exceed the amount originally invested by the Fund. When a Fund engages in such a transaction, the Fund will deposit in a segregated account liquid assets with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that a Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Fund to ascertain a market value for such instruments. A Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Fund will attempt to minimize these risks by engaging in transactions in Derivatives traded in OTC markets only with financial institutions that have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.

Distressed Securities. A Fund may invest in securities, including loans purchased in the secondary market, that are the subject of bankruptcy proceedings or otherwise in default or in risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s and CC or lower by S&P or Fitch) or, if unrated, are in the judgment of the Manager of equivalent quality (“Distressed Securities”). Investment in Distressed Securities is speculative and involves significant risks.

A Fund will generally make such investments only when the Manager believes it is reasonably likely that the issuer of the Distressed Securities will make an exchange offer or will be the subject of a plan of reorganization pursuant to which the Fund will receive new securities in return for the Distressed Securities. However, there can be no assurance that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which a Fund makes its investment in Distressed Securities and the time that any such exchange offer or plan of reorganization is completed. During this period, it is unlikely that a Fund will receive any interest payments on the Distressed Securities, the Fund will be subject to significant uncertainty as to whether or not the exchange offer or plan of reorganization will be completed and the Fund may be required to bear certain extraordinary expenses to protect and recover its investment. Even if an exchange offer is made or plan of reorganization is adopted with respect to Distressed Securities held by a Fund, there can be no assurance that the securities or other assets received by a Fund in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made. Moreover, any securities received by a Fund upon completion of an exchange offer or plan of reorganization may be restricted as to resale. Similarly, if a Fund participates in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of Distressed Securities, the Fund may be restricted from disposing of such securities.

Foreign Investment Risks

Foreign Market Risk. Funds that may invest in foreign securities offer the potential for more diversification than a Fund that invests only in the United States because securities traded on foreign markets have often (though not always) performed differently from securities traded in the United States. However, such investments often involve risks not present in U.S. investments that can increase the chances that a Fund will lose money. In particular, a Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect a Fund’s operations. Other potential foreign market risks include exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.

Currency Risk and Exchange Risk. Securities in which a Fund invests may be denominated or quoted in currencies other than the U.S. dollar. In this case, changes in foreign currency exchange rates will affect the value of a Fund’s portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as “currency risk,” means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than does the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company’s financial condition. In addition, the U.S. Government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in U.S. securities.

Certain Risks of Holding Fund Assets Outside the United States. A Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Fund’s ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates in markets that still rely on physical settlement. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Fund to carry out transactions. If a Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes.

Illiquid or Restricted Securities. Each Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

A Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Fund may obtain access to material nonpublic information, which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

Initial Public Offering Risk. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and a Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

Investment in Emerging Markets. Certain Funds may invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa.

Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks that do not generally apply to investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets; (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments; (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments; (iv) national policies that may limit a Fund’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests; and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Emerging capital markets are developing in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that any or all of these capital markets will continue to present viable investment opportunities for a Fund. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Fund could lose the entire value of its investments in the affected market.

Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and company shares may be held by a limited number of persons. This may adversely affect the timing and pricing of the Fund’s acquisition or disposal of securities.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. A Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.

Restrictions on Certain Investments. A number of publicly traded closed-end investment companies have been organized to facilitate indirect foreign investment in developing countries, and certain of such countries, such as Thailand, South Korea, Chile and Brazil, have specifically authorized such funds. There also are investment opportunities in certain of such countries in pooled vehicles that resemble open-end investment companies. In accordance with the Investment Company Act, a Fund may invest up to 10% of its total assets in securities of other investment companies, not more than 5% of which may be invested in any one such company. In addition, under the Investment Company Act, a Fund may not own more than 3% of the total outstanding voting stock of any investment company. These restrictions on investments in securities of investment companies may limit opportunities for a Fund to invest indirectly in certain developing countries. Shares of certain investment companies may at times be acquired only at market prices representing premiums to their net asset values. If a Fund acquires shares of other investment companies, shareholders would bear both their proportionate share of expenses of the Fund (including management and advisory fees) and, indirectly, the expenses of such other investment companies.

Risks of Investing in Asia-Pacific Countries. In addition to the risks of foreign investing and the risks of investing in developing markets, the developing market Asia-Pacific countries in which a Fund may invest are subject to certain additional or specific risks. Certain Funds may make substantial investments in Asia-Pacific countries. In many of these markets, there is a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of these markets also may be affected by developments with respect to more established markets in the region such as in Japan and Hong Kong. Brokers in developing market Asia-Pacific countries typically are fewer in number and less well capitalized than brokers in the United States. These factors, combined with the U.S. regulatory requirements for open-end investment companies and the restrictions on foreign investment discussed below, result in potentially fewer investment opportunities for a Fund and may have an adverse impact on the investment performance of the Fund.

Many of the developing market Asia-Pacific countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western European countries. Such instability may result from, among other things: (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection. In addition, the governments of many of such countries, such as Indonesia, have a substantial role in regulating and supervising the economy. Another risk common to most such countries is that the economy is heavily export oriented and, accordingly, is dependent upon international trade. The existence of overburdened infrastructure and obsolete financial systems also present risks in certain countries, as do environmental problems. Certain economies also depend to a significant degree upon exports of primary commodities and, therefore, are vulnerable to changes in commodity prices that, in turn, may be affected by a variety of factors.

The legal systems in certain developing market Asia-Pacific countries also may have an adverse impact on the Fund. For example, while the potential liability of a shareholder in a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the shareholder’s investment, the notion of limited liability is less clear in certain emerging market Asia-Pacific countries. Similarly, the rights of investors in developing market Asia-Pacific companies may be more limited than those of shareholders of U.S. corporations. It may be difficult or impossible to obtain and/or enforce a judgment in a developing market Asia-Pacific country.

Governments of many developing market Asia-Pacific countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, government actions in the future could have a significant effect on economic conditions in developing market Asia-Pacific countries, which could affect private sector companies and a Fund itself, as well as the value of securities in the Fund’s portfolio. In addition, economic statistics of developing market Asia-Pacific countries may be less reliable than economic statistics of more developed nations.

In addition to the relative lack of publicly available information about developing market Asia-Pacific issuers and the possibility that such issuers may not be subject to the same accounting, auditing and financial reporting standards as U.S. companies, inflation accounting rules in some developing market Asia-Pacific countries require companies that keep accounting records in the local currency, for both tax and accounting purposes, to restate certain assets and liabilities on the company’s balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits for certain developing market Asia-Pacific companies.

Satisfactory custodial services for investment securities may not be available in some developing Asia-Pacific countries, which may result in the Fund incurring additional costs and delays in providing transportation and custody services for such securities outside such countries.

Certain developing Asia-Pacific countries, such as the Philippines, India and Turkey, are especially large debtors to commercial banks and foreign governments.

Fund management may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular developing Asia-Pacific country. A Fund may invest in countries in which foreign investors, including management of the Fund, have had no or limited prior experience.

Restrictions on Foreign Investments in Asia-Pacific Countries. Some developing Asia-Pacific countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as a Fund. As illustrations, certain countries may require governmental approval prior to investments by foreign persons or limit the amount of investment by foreign persons in a particular company or limit the investment by foreign persons to only a specific class of securities of a company which may have less advantageous terms (including price and shareholder rights) than securities of the company available for purchase by nationals. There can be no assurance that a Fund will be able to obtain required governmental approvals in a timely manner. In addition, changes to restrictions on foreign ownership of securities subsequent to a Fund’s purchase of such securities may have an adverse effect on the value of such shares. Certain countries may restrict investment opportunities in issuers or industries deemed important to national interests.

The manner in which foreign investors may invest in companies in certain developing Asia-Pacific countries, as well as limitations on such investments, also may have an adverse impact on the operations of a Fund. For example, a Fund may be required in certain of such countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the Fund. Re-registration may in some instances not be able to occur on a timely basis, resulting in a delay during which a Fund may be denied certain of its rights as an investor, including rights as to dividends or to be made aware of certain corporate actions. There also may be instances where a Fund places a purchase order but is subsequently informed, at the time of re-registration, that the permissible allocation of the investment to foreign investors has been filled, depriving the Fund of the ability to make its desired investment at that time.

Substantial limitations may exist in certain countries with respect to a Fund’s ability to repatriate investment income, capital or the proceeds of sales of securities by foreign investors. A Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. It is possible that certain countries may impose currency controls or other restrictions relating to their currencies or to securities of issuers in those countries. To the extent that such restrictions have the effect of making certain investments illiquid, securities may not be available for sale to meet redemptions. Depending on a variety of financial factors, the percentage of a Fund’s portfolio subject to currency controls may increase. In the event other countries impose similar controls, the portion of the Fund’s assets that may be used to meet redemptions may be further decreased. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of the operations of a Fund (for example, if funds may be withdrawn only in certain currencies and/or only at an exchange rate established by the government.

In certain countries, banks or other financial institutions may be among the leading companies or have actively traded securities available for investment. The Investment Company Act restricts a Fund’s investments in any equity securities of an issuer that, in its most recent fiscal year, derived more than 15% of its revenues from “securities related activities,” as defined by the rules thereunder. These provisions may restrict a Fund’s investments in certain foreign banks and other financial institutions.

Risks of Investments in Russia. A Fund may invest a portion of its assets in securities issued by companies located in Russia. Because of the recent formation of the Russian securities markets as well as the underdeveloped state of Russia’s banking system, settlement, clearing and registration of securities transactions are subject to significant risks. Ownership of shares is defined according to entries in the company’s share register and normally evidenced by extracts from the register. These extracts are not negotiable instruments and are not effective evidence of securities ownership. The registrars are not necessarily subject to effective state supervision nor are they licensed with any governmental entity. Also, there is no central registration system for shareholders and it is possible for a Fund to lose its registration through fraud, negligence or mere oversight. While a Fund will endeavor to ensure that its interest continues to be appropriately recorded either itself or through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive the Fund of its ownership rights or improperly dilute its interest. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for a Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of loss of share registration. While a Fund intends to invest directly in Russian companies that use an independent registrar, there can be no assurance that such investments will not result in a loss to the Fund.

Investment in Other Investment Companies. Each Fund may invest in other investment companies, including exchange traded funds. In accordance with the Investment Company Act, a Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act a Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in securities of any investment company. (These limits do not restrict a Feeder Fund from investing all of its assets in shares of its Master Portfolio.) Each Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund’s aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund’s total assets at any time. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Junk Bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Fund. The major risks in junk bond investments include the following:

•	Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer’s industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

•	The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer’s ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

•	Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

•	Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Fund before it matures. If an issuer redeems the junk bonds, a Fund may have to invest the proceeds in bonds with lower yields and may lose income.

•	Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on those of other higher rated fixed income securities.

•	Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Fund’s portfolio securities than in the case of securities trading in a more liquid market.

•	A Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Mortgage-Backed Securities. Mortgage-backed securities represent interests in pools of mortgages in which payments of both principal and interest on the securities are generally made monthly, in effect “passing through” monthly payments made by borrowers on the residential or commercial mortgage loans that underlie the securities (net of any fees paid to the issuer or guarantor of the securities). Mortgage-backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates.

Mortgage-backed securities are subject to the general risks associated with investing in real estate securities; that is, they may lose value if the value of the underlying real estate to which a pool of mortgages relates declines. In addition, investments in mortgage-backed securities involve certain specific risks. These risks include the failure of a party to meet its commitments under the related operative documents, adverse interest rate changes and the effects of prepayments on mortgage cash flows. Mortgage-backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to a Fund. The value of mortgage-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by a Fund for its mortgage-backed securities, the yield the Fund expects to receive from such securities and the weighted average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

To the extent that a Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income, which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since the value of long-term securities generally fluctuates more widely in response to changes in interest rates than that of shorter-term securities, maturity extension risk could increase the inherent volatility of the Fund. Under certain interest rate and prepayment scenarios, a Fund may fail to recoup fully its investment in mortgage-backed securities notwithstanding any direct or indirect governmental or agency guarantee.

There are currently three types of mortgage pass-through securities: (1) those issued by the U.S. government or one of its agencies or instrumentalities, such as the Government National Mortgage Association (“Ginnie Mae”), the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”); (2) those issued by private issuers that represent an interest in or are collateralized by pass-through securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; and (3) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or pass-through securities without a government guarantee but that usually have some form of private credit enhancement.

Ginnie Mae is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by the institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage banks), and backed by pools of Federal Housing Administration (“FHA”)-insured or Veterans’ Administration (“VA”)-guaranteed mortgages.

Obligations of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U. S. government. In the case of obligations not backed by the full faith and credit of the U.S. government, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Fannie Mae and Freddie Mac each may borrow from the U.S. Treasury to meet its obligations, but the U.S. Treasury is under no obligation to lend to Fannie Mae or Freddie Mac.

Private mortgage pass-through securities are structured similarly to Ginnie Mae, Fannie Mae, and Freddie Mac mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

Pools created by private mortgage pass-through issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the private pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. The insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Fund’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Private mortgage pass-through securities may be bought without insurance or guarantees if, through an examination of the loan experience and practices of the originator/servicers and poolers, the Manager determines that the securities meet a Fund’s quality standards.

Real Estate Related Securities. Although no Fund may invest directly in real estate, certain Funds may invest in equity securities of issuers that are principally engaged in the real estate industry. Such investments are subject to certain risks associated with the ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates. To the extent that assets underlying a Fund’s investments are concentrated geographically, by property type or in certain other respects, the Fund may be subject to certain of the foregoing risks to a greater extent.

Investments by a Fund in securities of companies providing mortgage servicing will be subject to the risks associated with refinancings and their impact on servicing rights.

In addition, if a Fund receives rental income or income from the disposition of real property acquired as a result of a default on securities the Fund owns, the receipt of such income may adversely affect the Fund’s ability to retain its tax status as a regulated investment company because of certain income source requirements applicable to regulated investment companies under the Code.

Real Estate Investment Trusts (“REITs”). Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, may not be diversified geographically or by property type, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs must also meet certain requirements under the Code to avoid entity level tax and be eligible to pass-through certain tax attributes of their income to shareholders. REITs are consequently subject to the risk of failing to meet these requirements for favorable tax treatment, which could result in reduced distributions to shareholders, and and failing to maintain their exemptions from registration under the Investment Company Act. REITs are also subject to the risks of changes in the Code, including changes involving their tax status.

REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT. Rising interest rates also generally increase the costs of obtaining financing, which could cause the value of a Fund’s REIT investments to decline. During periods when interest rates are declining, mortgages are often refinanced. Refinancing may reduce the yield on investments in mortgage REITs. In addition, since REITs depend on payment under their mortgage loans and leases to generate cash to make distributions to their sharholders, investments in REITs may be adversely affected by defaults on such mortgage loans or leases.

Investing in certain REITs, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks included in the S&P 500 Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.

Repurchase Agreements and Purchase and Sale Contracts. Under repurchase agreements and purchase and sale contracts , the other party agrees, upon entering into the contract with a Fund, to repurchase a security sold to the Fund at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during the term of the agreement, although such return may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligation; whereas, in the case of purchase and sale contracts, the prices take into account accrued interest. Both types of agreement usually cover short periods, such as under one week, although they may have longer terms, and may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, a Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. The Fund does not have this right to seek additional collateral as a purchaser in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral. A purchase and sale contract differs from a repurchase agreement in that the contract arrangements stipulate that securities are owned by the Fund and the purchaser receives any interest on the security paid during the period. In the event of a default under a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate, the rate of return to the Fund would be dependent upon intervening fluctuations of the market values of the securities underlying the contract and the accrued interest on those securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the default. A Fund may not invest in repurchase agreements or purchase and sale contracts maturing in more than seven days if such investments, together with the Fund’s other illiquid investments, would exceed 15% of the Fund’s net assets. Repurchase agreements and purchase and sale contracts may be entered into only with financial institutions that have capital of at least $50 million or whose obligations are guaranteed by an entity that has capital of at least $50 million.

Reverse Repurchase Agreements. A Fund may enter into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements. Under a reverse repurchase agreement, a Fund sells securities to another party and agrees to repurchase them at a mutually agreed-upon date and price. At the time a Fund enters into a reverse repurchase agreement, it will segregate liquid assets with a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that (i) the market value of the securities retained in lieu of sale by a Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase and (ii) the price of the securities sold will decline below the price at which the Fund is required to repurchase them. In addition, if the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce a Fund’s obligations to repurchase the securities and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

Securities Lending. Each Fund may lend portfolio securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. A Fund receives the income on the loaned securities. Where a Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where a Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. A Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, a Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. A Fund could also experience delays and costs in gaining access to the collateral. Each Fund may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. Each Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to affiliates of the Fund and to retain an affiliate of the Fund as lending agent.

Securities of Smaller or Emerging Growth Companies. Investment in smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

While smaller or emerging growth company issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller or emerging growth companies may involve greater risks and thus may be considered speculative. Fund management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

Small cap and emerging growth securities will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by a Fund of portfolio securities to meet redemptions or otherwise may require the Fund to make many small sales over a lengthy period of time, or to sell these securities at a discount from market prices or during periods when, in Fund management’s judgment, such disposition is not desirable.

The process of selection and continuous supervision by Fund management does not, of course, guarantee successful investment results; however, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small cap and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.

Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Fund management believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Fund may invest in securities of small issuers in the relatively early stages of business development that have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but Fund management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.

Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

Short Sales. Certain Funds may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When a Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale. A Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

A Fund secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, a Fund is required to deposit similar collateral with its custodian, if necessary, to the extent that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security, regarding payment received by the Fund on such security, a Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Because making short sales in securities that it does not own exposes a Fund to the risks associated with those securities, such short sales involve speculative exposure risk. A Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. As a result, if a Fund makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities. A Fund will realize a gain on a short sale if the security declines in price between those dates. There can be no assurance that a Fund will be able to close out a short sale position at any particular time or at an acceptable price. Although a Fund’s gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.

A Fund may also make short sales “against the box” without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt.

Standby Commitment Agreements. Standby Commitment Agreements commit a Fund, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to that Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement, the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. A Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. A Fund will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of the Fund’s other illiquid investments, will not exceed 15% of its net assets taken at the time of the commitment. A Fund segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of a Fund’s net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Stripped Securities. Stripped securities are created when the issuer separates the interest and principal components of an instrument and sells them as separate securities. In general, one security is entitled to receive the interest payments on the underlying assets (the interest only or “IO” security) and the other to receive the principal payments (the principal only or “PO” security). Some stripped securities may receive a combination of interest and principal payments. The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying assets, and principal payments may have a material effect on yield to maturity. If the underlying assets experience greater than anticipated prepayments of principal, a Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying assets experience less than anticipated prepayments of principal, the yield on POs could be adversely affected. Stripped securities may be highly sensitive to changes in interest rates and rates of prepayment.

Supranational Entities. A Fund may invest in debt securities of supranational entities. Examples of such entities include the International Bank for Reconstruction and Development (the World Bank), the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank. The government members, or “stockholders,” usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings. There is no guarantee that one or more stockholders of a supranational entity will continue to make any necessary additional capital contributions. If such contributions are not made, the entity may be unable to pay interest or repay principal on its debt securities, and a Fund may lose money on such investments.

Utility Industries

Risks that are intrinsic to the utility industries include difficulty in obtaining an adequate return on invested capital, difficulty in financing large construction programs during an in inflationary period, restrictions on operations and increased cost and delays attributable to environmental considerations and regulation, difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets, technological innovations that may render existing plants, equipment or products obsolete, the potential impact of natural or man-made disasters, increased costs and reduced availability of certain types of fuel, occasionally reduced availability and high costs of natural gas for resale, the effects of energy conservation, the effects of a national energy policy and lengthy delays and greatly increased costs and other problems associated with the design, construction, licensing, regulation and operation of nuclear facilities for electric generation, including, among other considerations, the problems associated with the use of radioactive materials and the disposal of radioactive wastes. There are substantial differences among the regulatory practices and policies of various jurisdictions, and any given regulatory agency may make major shifts in policy from time to time. There is no assurance that regulatory authorities will, in the future, grant rate increases or that such increases will be adequate to permit the payment of dividends on common stocks issued by a utility company. Additionally, existing and possible future regulatory legislation may make it even more difficult for utilities to obtain adequate relief. Certain of the issuers of securities held in the Fund’s portfolio may own or operate nuclear generating facilities. Governmental authorities may from time to time review existing policies and impose additional requirements governing the licensing, construction and operation of nuclear power plants. Prolonged changes in climatic conditions can also have a significant impact on both the revenues of an electric and gas utility as well as the expenses of a utility, particularly a hydro-based electric utility.

Utility companies in the United States and in foreign countries are generally subject to regulation. In the United States, most utility companies are regulated by state and/or federal authorities. Such regulation is intended to ensure appropriate standards of service and adequate capacity to meet public demand. Generally, prices are also regulated in the United States and in foreign countries with the intention of protecting the public while ensuring that the rate of return earned by utility companies is sufficient to allow them to attract capital in order to grow and continue to provide appropriate services. There can be no assurance that such pricing policies or rates of return will continue in the future.

The nature of regulation of the utility industries continues to evolve both in the United States and in foreign countries. In recent years, changes in regulation in the United States increasingly have allowed utility companies to provide services and products outside their traditional geographic areas and lines of business, creating new areas of competition within the industries. In some instances, utility companies are operating on an unregulated basis. Because of trends toward deregulation and the evolution of independent power producers as well as new entrants to the field of telecommunications, non-regulated providers of utility services have become a significant part of their respective industries. The Manager believes that the emergence of competition and deregulation will result in certain utility companies being able to earn more than their traditional regulated rates of return, while others may be forced to defend their core business from increased competition and may be less profitable. Reduced profitability, as well as new uses of funds (such as for expansion, operations or stock buybacks) could result in cuts in dividend payout rates. The Manager seeks to take advantage of favorable investment opportunities that may arise from these structural changes. Of course, there can be no assurance that favorable developments will occur in the future.

Foreign utility companies are also subject to regulation, although such regulations may or may not be comparable to those in the United States. Foreign utility companies may be more heavily regulated by their respective governments than utilities in the United States and, as in the United States, generally are required to seek government approval for rate increases. In addition, many foreign utilities use fuels that may cause more pollution than those used in the United States, which may require such utilities to invest in pollution control equipment to meet any proposed pollution restrictions. Foreign regulatory systems vary from country to country and may evolve in ways different from regulation in the United States.

Fund investment policies are designed to enable it to capitalize on evolving investment opportunities throughout the world. For example, the rapid growth of certain foreign economies will necessitate expansion of capacity in the utility industries in those countries. Although many foreign utility companies currently are government-owned, thereby limiting current investment opportunities for a Fund, the Manager believes that, in order to attract significant capital for growth, foreign governments are likely to seek global investors through the privatization of their utility industries. Privatization, which refers to the trend toward investor ownership of assets rather than government ownership, is expected to occur in newer, faster-growing economies and in mature economies. Of course, there is no assurance that such favorable developments will occur or that investment opportunities in foreign markets will increase.

The revenues of domestic and foreign utility companies generally reflect the economic growth and development in the geographic areas in which they do business. The Manager will take into account anticipated economic growth rates and other economic developments when selecting securities of utility companies.

Electric. The electric utility industry consists of companies that are engaged principally in the generation, transmission and sale of electric energy, although many also provide other energy-related services. In the past, electric utility companies, in general, have been favorably affected by lower fuel and financing costs and the full or near completion of major construction programs. In addition, many of these companies have generated cash flows in excess of current operating expenses and construction expenditures, permitting some degree of diversification into unregulated businesses. Some electric utilities have also taken advantage of the right to sell power outside of their traditional geographic areas. Electric utility companies have historically been subject to the risks associated with increases in fuel and other operating costs, high interest costs on borrowings needed for capital construction programs, costs associated with compliance with environmental and safety regulations and changes in the regulatory climate. As interest rates declined, many utilities refinanced high cost debt and in doing so improved their fixed charges coverage. Regulators, however, lowered allowed rates of return as interest rates declined and thereby caused the benefits of the rate declines to be shared wholly or in part with customers. In a period of rising interest rates, the allowed rates of return may not keep pace with the utilities’ increased costs. The construction and operation of nuclear power facilities are subject to strict scrutiny by, and evolving regulations of, the Nuclear Regulatory Commission and state agencies having comparable jurisdiction. Strict scrutiny might result in higher operating costs and higher capital expenditures, with the risk that the regulators may disallow inclusion of these costs in rate authorizations or the risk that a company may not be permitted to operate or complete construction of a facility. In addition, operators of nuclear power plants may be subject to significant costs for disposal of nuclear fuel and for decommissioning such plants.

The rating agencies look closely at the business profile of utilities. Ratings for companies are expected to be impacted to a greater extent in the future by the division of their asset base. Electric utility companies that focus more on the generation of electricity may be assigned less favorable ratings as this business is expected to be competitive and the least regulated. On the other hand, companies that focus on transmission and distribution, which is expected to be the least competitive and the more regulated part of the business, may see higher ratings given the greater predictability of cash flow.

A number of states are considering or have enacted deregulation proposals. The introduction of competition into the industry as a result of such deregulation has at times resulted in lower revenue, lower credit ratings, increased default risk, and lower electric utility security prices. Such increased competition may also cause long-term contracts, which electric utilities previously entered into to buy power, to become “stranded assets,” which have no economic value. Any loss associated with such contracts must be absorbed by ratepayers and investors. In addition, some electric utilities have acquired electric utilities overseas to diversify, enhance earnings and gain experience in operating in a deregulated environment. In some instances, such acquisitions have involved significant borrowings, which have burdened the acquirer’s balance sheet. There is no assurance that current deregulation proposals will be adopted. However, deregulation in any form could significantly impact the electric utilities industry.

Telecommunications. The telecommunications industry today includes both traditional telephone companies, with a history of broad market coverage and highly regulated businesses, and cable companies, which began as small, lightly regulated businesses focused on limited markets. Today these two historically different businesses are converging in an industry that is trending toward larger, competitive, national and international markets with an emphasis on deregulation. Companies that distribute telephone services and provide access to the telephone networks still comprise the greatest portion of this segment, but non-regulated activities such as wireless telephone services, paging, data transmission and processing, equipment retailing, computer software and hardware and internet services are becoming increasingly significant components as well. In particular, wireless and internet telephone services continue to gain market share at the expense of traditional telephone companies. The presence of unregulated companies in this industry and the entry of traditional telephone companies into unregulated or less regulated businesses provide significant investment opportunities with companies that may increase their earnings at faster rates than had been allowed in traditional regulated businesses. Still, increasing competition, technological innovations and other structural changes could adversely affect the profitability of such utilities and the growth rate of their dividends. Given mergers and proposed legislation and enforcement changes, it is likely that both traditional telephone companies and cable companies will continue to provide an expanding range of utility services to both residential, corporate and governmental customers.

Gas. Gas transmission companies and gas distribution companies are undergoing significant changes. In the United States, interstate transmission companies are regulated by the Federal Energy Regulatory Commission, which is reducing its regulation of the industry. Many companies have diversified into oil and gas exploration and development, making returns more sensitive to energy prices. In the recent decade, gas utility companies have been adversely affected by disruptions in the oil industry and have also been affected by increased concentration and competition. In the opinion of the Manager, however, environmental considerations could improve the gas industry outlook in the future. For example, natural gas is the cleanest of the hydrocarbon fuels, and this may result in incremental shifts in fuel consumption toward natural gas and away from oil and coal, even for electricity generation. However, technological or regulatory changes within the industry may delay or prevent this result.

Water. Water supply utilities are companies that collect, purify, distribute and sell water. In the United States and around the world the industry is highly fragmented because most of the supplies are owned by local authorities. Companies in this industry are generally mature and are experiencing little or no per capita volume growth. In the opinion of the Manager, there may be opportunities for certain companies to acquire other water utility companies and for foreign acquisition of domestic companies. The Manager believes that favorable investment opportunities may result from consolidation of this segment. As with other utilities, however, increased regulation, increased costs and potential disruptions in supply may adversely affect investments in water supply utilities.

There can be no assurance that the positive developments noted above, including those relating to privatization and changing regulation, will occur or that risk factors other than those noted above will not develop in the future.

Warrants. Warrants are securities that permit, but do not obligate, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

When Issued Securities, Delayed Delivery Securities and Forward Commitments. A Fund may purchase or sell securities that it is entitled to receive on a when issued basis. A Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. These transactions involve the purchase or sale of securities by a Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. When a Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold on a delayed delivery basis or through a forward commitment will be delivered. Also, the value of securities in these transactions on the delivery date may be more or less than the price paid by the Fund to purchase the securities. The Fund will lose money if the value of the security in such a transaction declines below the purchase price and will not benefit if the value of the security appreciates above the sale price during the commitment period.

Zero Coupon Securities. Zero coupon securities are securities that are sold at a discount to par value and do not pay interest during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder of a zero coupon security is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently. Longer term zero coupon bonds are more exposed to interest rate risk than shorter term zero coupon bonds. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. A Fund accrues income with respect to these securities for Federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash interest at regular intervals.

In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, a Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the Federal tax laws, a Fund is required to distribute income to its shareholders and, consequently, may have to dispose of other, more liquid portfolio securities under disadvantageous circumstances or may have to leverage itself by borrowing to generate the cash to satisfy these distributions. The required distributions may result in an increase in a Fund’s exposure to zero coupon securities.

Suitability (All Funds)

The economic benefit of an investment in any Fund depends upon many factors beyond the control of the Fund, the Manager and its affiliates. Each Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in a Fund will depend upon, among other things, such investor’s investment objectives and such investor’s ability to accept the risks associated with investing in securities, including the risk of loss of principal.

Investment Restrictions (All Funds)

See Part I, Section II “Investment Restrictions” of each Fund’s Statement of Additional Information for the specific fundamental and non-fundamental investment restrictions adopted by each Fund. In addition to those investment restrictions, each Fund is also subject to the restrictions discussed below.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, each Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding that are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund’s existing OTC options on financial futures contracts would exceed 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund that are determined to be illiquid. However, if an OTC option is sold by a Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such

OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid only such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price that is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of any Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund’s shareholders.

Each Fund’s investments will be limited in order to allow the Fund to qualify as a “regulated investment company” for purposes of the Code. See “Dividends and Taxes — Taxes.” To qualify, among other requirements, each Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Directors of a Fund to the extent necessary to comply with changes to the Federal tax requirements. A Fund that is “diversified” under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

MANAGEMENT AND OTHER SERVICE ARRANGEMENTS

Directors and Officers

See Part I, Section III “Information on Directors and Officers,” — Biographical Information,” — Share Ownership” and “— Compensation of Directors” of each Fund’s Statement of Additional Information for biographical and certain other information relating to the Directors and officers of your Fund, including Directors’ compensation.

Management Arrangements

Management Services. The Manager provides each Fund with investment advisory and management services. Subject to the supervision of the Board of Directors, the Manager is responsible for the actual management of a Fund’s portfolio and reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager. The Manager performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of each Fund.

Each Feeder Fund invests all or a portion of its assets in shares of a Master Portfolio. To the extent a Feeder Fund invests all of its assets in a Master Portfolio, it does not invest directly in portfolio securities and does not require management services. For such Feeder Funds, portfolio management occurs at the Master Portfolio level.

Management Fee. Each Fund has entered into a management agreement with the Manager pursuant to which the Manager receives for its services to the Fund monthly compensation at an annual rate based on the average daily net assets of the Fund. For information regarding specific fee rates for your Fund and the fees paid by your Fund to the Manager for the Fund’s last three fiscal years or other applicable periods, see Part I, Section IV “Management and Advisory Arrangements” of each Fund’s Statement of Additional Information.

Sub-Advisory Fee. The Manager of certain Funds has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with the sub-adviser identified in each such Fund’s prospectus (the “Sub-Adviser”) pursuant to which the Sub-Adviser provides sub-advisory services to the Manager with respect to the Fund. For information relating to the fees, if any, paid by the Manager to the Sub-Adviser pursuant to the Sub-Advisory Agreement for the Fund’s last three fiscal years or other applicable periods, see Part I, Section IV “Management And Advisory Arrangements” of each Fund’s Statement of Additional Information.

For Funds that do not have an Administrator, each Management Agreement obligates the Manager to provide management services and to pay all compensation of and furnish office space for officers and employees of a Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are interested persons of the Fund. Each Fund pays all other expenses incurred in the operation of that Fund, including among other things: taxes; expenses for legal and auditing services; costs of preparing, printing and mailing proxies, shareholder reports, prospectuses and statements of additional information, except to the extent paid by FAM Distributors, Inc.(the “Distributor”); charges of the custodian and sub-custodian, and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal, state or foreign laws; fees and expenses of Directors who are not interested persons of a Fund as defined in the Investment Company Act; accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Certain accounting services are provided to each Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and each Fund. Each Fund pays a fee for these services. In addition, the Manager provides certain accounting services to each Fund and the Fund pays the Manager a fee for such services. The Distributor pays certain promotional expenses of the Funds incurred in connection with the offering of shares of the Funds. Certain expenses are financed by each Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See “Purchase of Shares — Distribution Plans.”

Organization of the Manager. Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P. each is a limited partnership. The partners of FAM and MLIM are Merrill Lynch & Co., Inc. (“ML & Co.”), a financial services holding company and the parent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and Princeton Services, Inc. (“Princeton Services”). ML & Co. and Princeton Services are “controlling persons” of FAM and MLIM (as defined under the Investment Company Act) because of their ownership of FAM’s and MLIM’s voting securities or their power to exercise a controlling influence over FAM’s and MLIM’s management or policies. Merrill Lynch Investment Managers International Limited (“MLIMIL”) is an affiliate of FAM and MLIM. The ultimate parent of MLIMIL is ML & Co. ML & Co. is a controlling person of MLIMIL (as defined under the Investment Company Act) because of its ownership of MLIMIL’s voting securities or its power to exercise a controlling influence over MLIMIL’s management or policies.

The following entities may be considered “controlling persons” of Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”): Merrill Lynch Europe PLC (MLAM U.K.’s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML & Co.

Other Service Arrangements

Administrative Services and Administrative Fee. Certain Funds have entered into an administration agreement (the “Administration Agreement”) with an administrator identified in the Fund’s Prospectus and Part I of the Fund’s Statement of Additional Information (each, an “Administrator”). For its services to a Fund, the Administrator receives monthly compensation at the annual rate set forth in each applicable Fund’s prospectus. For information regarding any administrative fees paid by your Fund to the Administrator for the periods indicated, see Part I, Section IV “Management and Advisory Arrangements” of that Fund’s Statement of Additional Information.

For Funds that have an Administrator, the Administration Agreement obligates the Administrator to provide certain administrative services to the Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Fund. Each Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers and Directors of the Fund who are affiliated persons of the Administrator or any of its affiliates.

Duration and Termination of Administration Agreement. Unless earlier terminated as described below, each Administration Agreement will continue from year to year if approved annually (a) by the Board of Trustees of each applicable Fund or by a vote of a majority of the outstanding voting securities of such Fund and (b) by a majority of the Trustees of the Fund who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days’ written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

Duration and Termination. Unless earlier terminated as described below, each Management Agreement and, if applicable, each Sub-Advisory Agreement will remain in effect from year to year if approved annually (a) by the Directors or by a vote of a majority of the outstanding voting securities of the Fund and (b) by a majority of the Directors who are not parties to such agreement or interested persons (as defined in the Investment Company Act) of any such party. Each Agreement is not assignable and may be terminated without penalty on 60 days’ written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

Transfer Agency Services. Financial Data Services, Inc. (the “Transfer Agent”), a subsidiary of ML & Co., acts as each Fund’s Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (each, a “Transfer Agency Agreement”). Pursuant to each Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Each Fund currently pays between $16.00 and $20.00 for each Class A or Class I shareholder account, between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required, and, where applicable, $16.00 for each Class R shareholder account. Each Fund reimburses the Transfer Agent’s reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Funds Advisor (Merrill Lynch MFASM) Program (the “MFA Program”). For purposes of each Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co. See Part I, Section IV “Management and Advisory Arrangements — Transfer Agency Fees” of each Fund’s Statement of Additional Information for information on the transfer agency fees paid by your Fund for the periods indicated.

Independent Registered Public Accounting Firm. The Audit Committee of each Fund, which is comprised of all of the Fund’s non-interested Directors, has selected an independent registered public accounting firm for that Fund that audits the Fund’s financial statements. Please see the inside back cover page of your Fund’s Prospectus for information on your Fund’s independent registered public accounting firm.

Custodian Services. The name and address of the custodian (the “Custodian”) of each Fund are identified on the inside back cover page of the Fund’s Prospectus. The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments. The Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories.

For certain Feeder Funds, the Custodian also acts as the custodian of the Master Portfolio’s assets.

Accounting Services. Each Fund has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to the Fund. Each Fund pays a fee for these services. State Street provides similar accounting services to the Master Trusts. The Manager or the Administrator also provides certain accounting services to each Fund and each Fund reimburses the Manager or the Administrator for these services.

See Part I, Section IV “Management and Advisory Arrangements — Accounting Services” of each Fund’s Statement of Additional Information for information on the amounts paid by your Fund and, if applicable, Master Trust to State Street and the Manager or, if applicable, the Administrator for the periods indicated.

Distribution Expenses. Each Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of each class of shares of the Fund (the “Distribution Agreement”). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of the Select Pricing Funds. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of these documents used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreement described above.

Code of Ethics

The Board of each Fund has approved a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act, which covers the Fund, the Manager, the Sub-Adviser, if any, and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

Selective Disclosure of Portfolio Holdings

Pursuant to policies and procedures adopted by the Fund and the Manager, the Fund and the Manager may, under certain circumstances as set forth below, make selective disclosure with respect to the Fund’s portfolio holdings. The Fund’s Board of Directors has approved the adoption by the Fund of the policies and procedures set forth below, and has delegated to the Manager the responsibility for ongoing monitoring and supervision to ensure compliance with these policies and procedures. The Board provides ongoing oversight of the Fund’s and Manager’s compliance with the policies and procedures. As part of this oversight function, the Directors receive from the Fund’s Chief Compliance Officer at least quarterly and more often, as necessary, reports on compliance with these policies and procedures, including reports on any violations of these policies and procedures that may occur. In addition, the Directors receive an annual assessment of the adequacy and effect of the policies and procedures with respect to the Fund, and any changes thereto, and an annual review of the operation of the policies and procedures.

Examples of the information that may be disclosed pursuant to the Fund’s policies and procedures would include (but is not limited to) specific portfolio holdings – including the number of shares held, weightings of particular holdings, specific sector and industry weightings, trading details, and the Fund manager’s discussion of Fund performance and reasoning for significant changes in portfolio composition. This information may be both material non-public information (“Confidential Information”) and proprietary information of the firm. The Fund may disclose such information to individual investors, institutional investors, financial advisers and other financial intermediaries that sell the Fund’s shares, affiliates of the Fund, third party service providers to the Fund, lenders to the Fund, and independent rating agencies and ranking organizations. The Fund, the Manager and it affiliates receive no compensation or other consideration with respect to such disclosures.

Subject to the exceptions set forth below, Confidential Information relating to the Fund may not be disclosed to persons not employed by the Manager or its affiliates unless such information has been publicly disclosed via a filing with the Commission (e.g., fund annual report), through a press release or placement on a publicly-available internet web site, including our web site at www.mutualfunds.ml.com. If the Confidential Information has not been publicly disclosed, an employee of the Manager who wishes to distribute Confidential Information relating to the Fund must first do the following: (i) require the person or company receiving the Confidential Information to sign, before the Manager will provide disclosure of any such information, a confidentiality agreement approved by an attorney in the Manager’s Legal department in which he/she (a) agrees to use the Confidential Information solely in connection with a legitimate business use (i.e., due diligence, etc.) and (b) agrees not to trade on the basis of the information so provided; (ii) obtain the authorization of the an attorney in the Manager’s Legal department prior to disclosure; and (iii) only distribute Confidential Information that is at least thirty (30) calendar days old unless a shorter period has specifically been approved by an attorney in the Manager’s Legal department. Prior to providing any authorization for such disclosure of Confidential Information, an attorney in the Manager’s Legal Department must review the proposed arrangement and make a determination that it is in the best interests of the Fund’s shareholders. In connection with day-to-day portfolio management, the Fund may disclose Confidential Information to executing brokers-dealers that is less than thirty days old in order to facilitate the purchase and sale of portfolio holdings. The Fund has adopted policies and procedures, including a Code of Ethics, Code of Conduct, and various policies regarding securities trading and trade allocations, to address potential conflicts of interest that may arise in connection with disclosure of Confidential Information. These procedures are designed, among other things, to prohibit personal trading based on Confidential Information, to ensure that portfolio transactions are conducted in the best interests of each Fund and its shareholders and to prevent portfolio management from using Confidential Information for the benefit of one fund or account at the expense of another. In addition, as noted, an attorney in the Manager’s Legal Department must determine that disclosure of Confidential Information is for a legitimate business purpose and is in the best interests of the Fund’s shareholders, and that any conflicts of interest created by release of the Confidential Information have been addressed by the Manager’s existing policies and procedures. For more information with respect to potential conflicts of interest, see the section entitled “Management and Other Services Arrangements – Potential Conflicts of Interest” in this Statement of Additional Information.

Confidential Information – whether or not publicly disclosed – may be disclosed to Fund Directors, the independent Directors’ counsel, outside Fund counsel, the Fund’s accounting services provider and the Fund’s independent registered public accounting firm without meeting the conditions outlined above. Confidential Information may, with the prior approval of the Fund’s Chief Compliance Officer or the Manager’s General Counsel, also be disclosed to any auditor of the parties to a service agreement involving the Fund, or as required by judicial or administrative process or otherwise by applicable law or regulation. If Confidential Information is disclosed to such persons, each such person will be subject to restrictions on trading in the subject securities under either the Fund’s and Manager’s Code of Ethics or an applicable confidentiality agreement, or under applicable laws or regulations or court order.

The Manager has entered into ongoing arrangements to provide selective disclosure of Fund portfolio holdings to the following persons or entities:

Fund’s Board of Directors

Fund’s Transfer Agent

Fund’s Independent Registered Public Accounting Firm

Fund’s accounting services provider - State Street Bank and Trust Company

Fund Custodian

Independent Rating Agencies - Morningstar, Inc. and Lipper Inc.

Information aggregators - Wall Street on Demand and Thomson Financial

Sponsors of 401(k) plans that include MLIM/FAM-advised funds - E.I. Dupont de Nemours and Company, Inc.

Consultants for pension plans that invest in MLIM/FAM-advised funds - Rocaton Investment Advisors, LLC;

Mercer Investment Consulting; Watson Wyatt Investment Consulting; Towers Perrin HR Services

Other than with respect to the Board of Directors, each of the persons or entities set forth above is subject to an agreement to keep the information disclosed confidential and to use it only for legitimate business purposes. The Board of Directors has a fiduciary duty as directors to act in the best interests of the Fund and its shareholders. Selective disclosure is made to the Fund’s Board of Directors and independent registered public accounting firm at least quarterly and otherwise as frequently as necessary to enable such persons or entities to provide services to the Fund. Selective disclosure is made to the Fund’s Transfer Agent, accounting services provider, and Custodian as frequently as necessary to enable such persons or entities to provide services to the Fund, typically on a daily basis. Disclosure is made to Lipper Inc. and Wall Street on Demand on a monthly basis and to Morningstar and Thomson Financial on a quarterly basis, and to each such firm upon specific request with the approval of the Manager’s Legal department. Disclosure is made to 401(k) plan sponsors on a yearly basis and pension plan consultants on a quarterly basis.

The Fund and the Manager monitor, to the extent possible, the use of Confidential Information by the individuals or firms to which it has been disclosed. To do so, in addition to the requirements of any applicable confidentiality agreement and/or the terms and conditions of the Fund’s and Manager’s Code of Ethics and Code of Conduct – all of which require persons or entities in possession of Confidential Information to keep such information confidential and not to trade on such information for their own benefit – the Manager’s compliance personnel under the supervision of the Fund’s Chief Compliance Officer, monitor the Manager’s securities trading desks to determine whether individuals or firms who have received Confidential Information have made any trades on the basis of that information. In addition, the Manager maintains an internal restricted list to prevent trading by the personnel of the Manager or its affiliates in securities – including securities held by the Fund – about which the Manager has Confidential Information. There can be no assurance, however, that the Fund’s policies and procedures with respect to the selective disclosure of Fund portfolio holdings will prevent the misuse of such information by individuals or firms that receive such information.

Potential Conflicts of Interest

Activities of the Manager, Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their Affiliates (collectively, “Merrill Lynch”) and Other Accounts Managed by Merrill Lynch. Merrill Lynch is a worldwide, full service investment banking, broker-dealer, asset management and financial services organization. As a result, Merrill Lynch (including, for these purposes, its directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of a Fund, is engaged in businesses and has interests other than that of managing the Fund. These are considerations of which investors in a Fund should be aware, and which may cause conflicts of interest that could disadvantage the Fund. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by a Fund.

Merrill Lynch and its affiliates, including, without limitation, the Manager and its advisory affiliates, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of a Fund and/or that engage in transactions in the same types of securities, currencies and instruments as the Fund. Merrill Lynch and its affiliates are also major participants in the global currency, equities, swap and fixed-income markets, in each case both on a proprietary basis and for the accounts of customers. As such, Merrill Lynch and its affiliates are actively engaged in transactions in the same securities, currencies, and instruments in which a Fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which a Fund invests, which could have an adverse impact on the Fund’s performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of a Fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Fund. When the Manager and its advisory affiliates seek to purchase or sell the same assets for their managed accounts, including a Fund, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or the price of the assets purchased or sold for a Fund.

The results of a Fund’s investment activities may differ significantly from the results achieved by the Manager and its affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that Merrill Lynch and its affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by a Fund. Moreover, it is possible that a Fund will sustain losses during periods in which Merrill Lynch and its affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.

The investment activities of Merrill Lynch and its affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for a Fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, a Fund’s activities may also be restricted because of regulatory restrictions applicable to Merrill Lynch and its affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when the Manager, and/or its affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which the Manager and/or its affiliates are performing services or when position limits have been reached.

In connection with its management of a Fund, the Manager may have access to certain fundamental analysis and proprietary technical models developed by Merrill Lynch. The Manager will not be under any obligation, however, to effect transactions on behalf of a Fund in accordance with such analysis and models. In addition, neither Merrill Lynch nor any of its affiliates will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Fund and it is not anticipated that the Manager will have access to such information for the purpose of managing the Fund. The proprietary activities or portfolio strategies of Merrill Lynch and its affiliates or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by the Manager in managing a Fund.

In addition, certain principals and certain employees of the Manager are also principals or employees of Merrill Lynch or its affiliated entities. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in a Fund should be aware.

The Manager may enter into transactions and invest in securities, instruments and currencies on behalf of a Fund in which customers of Merrill Lynch (or, to the extent permitted by the Commission, Merrill Lynch) serve as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by a Fund may enhance the profitability of Merrill Lynch. Merrill Lynch and its affiliates may also create, write or issue derivative instruments for customers of Merrill Lynch or its affiliates, the underlying securities, currencies or instruments of which may be those in which a Fund invests or which may be based on the performance of the Fund. A Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by Merrill Lynch or its affiliates and may also enter into transactions with other clients of Merrill Lynch or its affiliates where such other clients have interests adverse to those of the Fund. At times, these activities may cause departments of Merrill Lynch or its affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the Fund. To the extent affiliated transactions are permitted, a Fund will deal with Merrill Lynch and its affiliates on an arms-length basis. Merrill Lynch may also have an ownership interest in certain trading or information systems used by a Fund. A Fund’s use of such trading or information systems may enhance the profitability of Merrill Lynch.

A Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither Merrill Lynch nor its affiliates will have any obligation to allow their credit to be used in connection with a Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of Merrill Lynch or any of its affiliates in evaluating the Fund’s creditworthiness.

It is also possible that, from time to time, Merrill Lynch or any of its affiliates may, although they are not required to, purchase and hold shares of a Fund in order to increase the assets of the Fund. Increasing a Fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Fund’s expense ratio. Merrill Lynch reserves the right to redeem at any time some or all of the shares of a Fund acquired for its own account. A large redemption of shares of a Fund by Merrill Lynch could significantly reduce the asset size of the Fund, which might have an adverse effect on the Fund’s investment flexibility, portfolio diversification and expense ratio. Merrill Lynch will consider the effect of redemptions on a Fund and other shareholders in deciding whether to redeem its shares.

It is possible that a Fund may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships as well as securities of entities in which Merrill Lynch has significant debt or equity investments or in which Merrill Lynch makes a market. A Fund also may invest in securities of companies that Merrill Lynch provides or may someday provide research coverage. Such investments could cause conflicts between the interests of a Fund and the interests of other Merrill Lynch clients. In making investment decisions for a Fund, the Manager is not permitted to obtain or use material non-public information acquired by any division, department or affiliate of Merrill Lynch in the course of these activities. In addition, from time to time, Merrill Lynch’s activities may limit a Fund’s flexibility in purchases and sales of securities. When Merrill Lynch is engaged in an underwriting or other distribution of securities of an entity, the Manager may be prohibited from purchasing or recommending the purchase of certain securities of that entity for a Fund.

The Manager, its affiliates and their Directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of a Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by Directors, officers and employees and affiliates of the Manager that are the same, different from or made at different times than positions taken for the Fund. To lessen the possibility that a Fund will be adversely affected by this personal trading, the Fund and the Manager each has adopted a Code of Ethics in compliance with Section 17(j) of the Investment

Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. The Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Code of Ethics is also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Manager and its affiliates will not purchase securities or other property from, or sell securities or other property to, a Fund, except that the Fund may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, Directors, or investment advisers. These transactions would be effected in circumstances in which the Manager determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Present and future activities of Merrill Lynch, including the Manager, in addition to those described in this section, may give rise to additional conflicts of interest.

PURCHASE OF SHARES

The applicable offering price for purchase orders is based on the net asset value of a Fund next determined after receipt of the purchase order by a dealer or other financial intermediary (“Selling Dealer”) that has been authorized by the Distributor by contract to accept such orders. As to purchase orders received by Selling Dealers prior to the close of business on the New York Stock Exchange (“NYSE”) (generally, the NYSE closes at 4:00 p.m. Eastern time), on the day the order is placed, which includes orders received after the close of business on the previous day, the applicable offering price is based on the net asset value determined as of the close of business on the NYSE on that day. If the purchase orders are not received by the Selling Dealer before the close of business on the NYSE, such orders are deemed received on the next business day.

Each Fund or the Distributor may suspend the continuous offering of the Fund’s shares of any class at any time in response to conditions in the securities markets or otherwise and may resume offering of shares from time to time. Any order may be rejected by a Fund or the Distributor. Neither the Distributor, the securities dealers nor other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change.

The term “purchase,” as used in the Prospectus and this Statement of Additional Information refers to (i) a single purchase by an individual, (ii) concurrent purchases by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account, and (iii) single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary may be involved. The term “purchase” also includes purchases by any “company,” as that term is defined in the Investment Company Act, but does not include (i) purchases by any company that has not been in existence for at least six months, (ii) a company that has no purpose other than the purchase of shares of a Fund or shares of other registered investment companies at a discount, or (iii) any group of individuals whose sole organizational nexus is that its participants are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Class I Shares

Class I shares may be purchased at net asset value without a sales charge. Only certain investors are eligible to purchase Class I shares. Investors who are eligible to purchase Class I shares should purchase Class I shares because they are not subject to any sales charge and have lower ongoing expenses than Class A, Class B, Class C or Class R shares.

Eligible Class I Investors. Class I shares are offered to a limited group of investors. Investors who currently own Class I shares in a shareholder account are entitled to purchase additional Class I shares of a Fund in that account.

Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class I shares provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Manager or any of its affiliates. Class I shares are available to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class I shares are participants in certain investment programs, including TMASM Managed Trusts, to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee, certain other trusts managed by banks, thrifts or trust companies, and certain purchases made in connection with certain fee-based programs. In addition, Class I shares are offered to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of investment companies advised by MLIM, FAM or their affiliates and to employees or customers of selected securities dealers that meet certain qualifications. In addition, Class I shares of each Select Pricing Fund are offered to shareholders of certain continuously offered closed-end funds advised by MLIM or FAM who wish to reinvest the net proceeds from the sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds. See “Purchase of Shares – Closed-End Fund Reinvestment Options.”

Purchase Privileges of Certain Persons. Directors of each Fund, members of the Boards of other funds advised by the Manager or an affiliate, ML & Co. and its subsidiaries and their directors and employees and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class I shares. A Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees, Directors, and Board members of other funds wishing to purchase shares of a Fund must satisfy the Fund’s suitability standards.

Initial Sales Charge Alternatives — Class A Shares

Investors who prefer an initial sales charge alternative may elect to purchase Class A shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors who do not qualify for reduced initial sales charges and who expect to maintain their investment for an extended period of time also may elect to purchase Class A shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B, Class C and Class R shares may exceed the Class A initial sales charge and, account maintenance fee. Although some investors who previously purchased Class I shares may no longer be eligible to purchase Class I shares of other Select Pricing Funds, those previously purchased Class I shares, together with Class A, Class B and Class C share holdings, will count toward a right of accumulation that may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B, Class C and Class R shares account maintenance and distribution fees will cause Class B, Class C and Class R shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class A account maintenance fees will cause Class A shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I shares.

See Part I, Section V “Information on Sales Charges and Distribution Related Expenses — Class A Sales Charge Information” of each Fund’s Statement of Additional Information for information about amounts paid to the Distributor in connection with Class A shares for the periods indicated.

The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A shares of a Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges

Certain investors may be eligible for a reduction in or waiver of a sales load due to the nature of the investors and/or the reduced sales efforts necessary to obtain their investments.

Reinvested Dividends. No sales charges are imposed upon shares issued as a result of the automatic reinvestment of dividends.

Rights of Accumulation. Eligible investors may purchase shares of a Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser’s combined holdings of Class A, Class B, Class C and Class I shares of a Fund and of any other Select Pricing Funds. The purchaser or the purchaser’s securities dealer or other financial intermediary must provide the Distributor at the time of purchase with sufficient information to confirm qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A shares of a Fund or any Select Pricing Funds made within a 13 month period pursuant to a Letter of Intent. The Letter of Intent is not available to employee benefit plans for which affiliates of the Manager provide plan participant record-keeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A shares. If you bought Class A or shares prior to signing a Letter of Intent, those shares may be included under a subsequent Letter of Intent executed within 90 days of the purchase if you inform the Distributor in writing of your intent within the 90-day period. The value (at cost or maximum offering price, whichever is higher) of Class A shares of a Select Pricing Fund presently held on the date of the first purchase under the Letter of Intent may be included as a credit toward the completion of such Letter, but the reduced sales charge will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent, you will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the reduced sales charge and the applicable sales charge. Class A shares equal to at least 5.00% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.00% of the dollar amount of such Letter. You may be entitled to further reduced sales charges under a right of accumulation for purchases made during the term of a Letter. You will not, however, be entitled to further reduced sales charges on any purchases made before the execution of the Letter.

The value of any shares you redeem prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund (“Summit”), a series of Financial Institutions Series Trust, into a Fund that imposes a sales charge will count toward completing a Letter of Intent for the Fund.

Merrill Lynch BlueprintSM Program. Class A shares of certain Funds are offered to participants in the Merrill Lynch BlueprintSM Program (“Blueprint”). In addition, participants in Blueprint who own Class I shares of a Fund may purchase additional Class I shares of the Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions, trade associations and benefit plans. Investors purchasing Class A shares of a Fund through Blueprint will acquire the shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule. Under this schedule, purchases of up to $300 are subject to a sales charge of 4.25%; purchases of $300.01 up to $5,000 are subject to a sales charge of 3.25% plus $3; and purchases of $5,000.01 or more are subject to the standard sales charge rates disclosed in the Prospectus. In addition, Class A shares of each Fund are offered at net asset value plus a sales charge of .50% of 1% for corporate or group IRA programs purchasing shares through Blueprint.

Class A shares are offered at net asset value to participants in Blueprint through the Merrill Lynch Directed IRA Rollover Program (“IRA Rollover Program”) available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans whose trustee and/or plan sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.

Shareholder services, including the exchange privilege, available to Class A, Class B and Class I investors through Blueprint may differ from those available to other Class A, Class B or Class I investors. Orders for purchases and redemptions of Class A, Class B or Class I shares of a Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The BlueprintSM Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

Purchase Privileges of Certain Persons. Class A shares are also available at net asset value to investors that, for regulatory reasons, are required to transfer investment positions from a non-U.S. registered investment company advised by MLIM, FAM or their affiliates to a U.S. registered MLIM/FAM-advised fund.

Acquisition of Certain Investment Companies. Class A shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A shares of a Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Manager from time to time.

Deferred Sales Charge Alternatives — Class B and Class C Shares

Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in a Fund.

The deferred sales charge alternatives may be particularly appealing to investors who do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, these fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of the Fund after a conversion period of approximately eight years, and, thereafter, investors will be subject to lower ongoing fees.

Merrill Lynch compensates financial advisers and other financial intermediaries for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC (as defined below) and the distribution fee are paid to the Distributor and are used by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to each Fund in connection with the sale of the Class B and Class C shares. The combination of the CDSC and the ongoing distribution fee facilitates the ability of each Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See “Distribution Plans” below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See “Limitations on the Payment of Deferred Sales Charges” below.

Contingent Deferred Sales Charges — Class B Shares. If you redeem Class B shares within six years of purchase you may be charged a contingent deferred sales charge (“CDSC”) at the rates indicated in the Prospectus and below. The CDSC will be calculated in a manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares acquired through reinvestment of dividends. The order of redemption will be first of shares held for over six years in the case of Class B shares, next of shares acquired pursuant to reinvestment of dividends, and finally of shares in the order of those held longest. The same order of redemption will apply if you transfer shares from your account to another account.

The following table sets forth the schedule that applies to the Class B CDSC:

Years Since Purchase Payment Made	CDSC as a Percentage of Dollar Amount Subject to Charge*
0-1	4.0%
1-2	4.0%
2-3	3.0%
3-4	3.0%
4-5	2.0%
5-6	1.0%
6 and thereafter	None

*	For Class B shares purchased before December 1, 2002, the four-year

    CDSC schedule in effect at that time will apply.

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.00% (the applicable rate in the third year after purchase).

The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account (“IRA”) or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemptions of shares by certain eligible 401(a) and 401(k) plans. The CDSC may also be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee AccessSM Account available through employers providing eligible 401(k) plans. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by MLIM Private Investors and held in such account at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through a systematic withdrawal plan offered by an affiliate of the Manager of up to 10% per year of your Class B account value at the time the plan is established, or on redemptions made in connection with the payment of account custodial fees. See “Shareholder Services — Fee-Based Programs” and “— Systematic Withdrawal Plans.”

Class B shareholders of a Fund who exercise the exchange privilege described under “Shareholder Services — Exchange Privilege” will be subject to the CDSC schedule of the Class B shares involved in the exchange that have the longer such schedule.

The CDSC on Class B shares purchased through Blueprint will be waived upon redemption of those Class B shares.

Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the Plan. Such Class B shares will convert into Class A shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at 1-800-237-7777.

Conversion of Class B Shares to Class A Shares. Approximately eight years after purchase (the “Conversion Period”), Class B shares of each Fund will convert automatically into Class A shares of that Fund. The conversion will occur at least once each month (on the “Conversion Date”) on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

Shares acquired through reinvestment of dividends on Class B shares will also convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying the dividend reinvestment shares were outstanding. If at the Conversion Date the conversion will result in less than $50 worth of Class B shares being left in an account, all of the Class B shares of the Fund held in the account will be converted into Class A shares of the Fund.

In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If you exchange Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the longer Conversion Period will apply to the Class B shares acquired in the exchange and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See “Shareholder Services — Fee-Based Programs.”

If you own shares of a Fund that, in the past, issued stock certificates and you continue to hold such stock certificates, you must deliver any certificates for Class B shares of the Fund to be converted to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. If the Transfer Agent does not receive the certificates at least one week prior to the Conversion Date, your Class B shares will convert to Class A shares on the next scheduled Conversion Date after the certificates are delivered.

Contingent Deferred Sales Charges – Class C Shares

Class C shares that are redeemed within one year of purchase may be subject to a 1.00% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares acquired through reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held, for withdrawals through a systematic withdrawal plan offered by an affiliate of the Manager, and in connection with the redemption of Class C shares by certain retirement plans or on redemptions made in connection with the payment of account custodial fees. See “Shareholder Services — Systematic Withdrawal Plan.”

See Part I, Section V “Information on Sales Charges and Distribution Related Expenses — Class B and Class C Sales Charge Information” of each Fund’s Statement of Additional Information for information about amounts paid to the Distributor in connection with Class B and C shares for the periods indicated.

Class R Shares

Certain of the Funds offer Class R shares as described in each such Fund’s Prospectus. Class R shares are available only to certain retirement plans. Class R shares are not subject to an initial sales charge or a contingent deferred sales charge but are subject to an ongoing distribution fee of 0.25% per year and an ongoing account maintenance fee of 0.25% per year. Distribution fees are used to support the Fund’s marketing and distribution efforts, such as compensating financial advisers and other financial intermediaries, advertising and promotion. Account maintenance fees are used to compensate securities dealers and other financial intermediaries for account maintenance activities. If Class R shares are held over time, these fees may exceed the maximum sales charge that an investor would have paid as a shareholder of one of the other share classes.

Redemption Fee

Certain Funds charge a 2.00% redemption fee on the proceeds (calculated at market value) of a redemption (either by sale or exchange) of Fund shares made within 30 days of purchase. The redemption fee is paid to the Fund and is intended to offset the trading costs, market impact and other costs associated with short-term trading into and out of the Fund. The redemption fee is imposed to the extent that the number of Fund shares redeemed within 30 days exceeds the number of Fund shares that have been held for more than 30 days. For redemptions of Fund shares acquired by exchange, your holding period for the shares exchanged will not be tacked on to the holding period for the Fund shares acquired in determining whether to apply the redemption fee. The redemption fee will not apply in the following circumstances:

•	Redemptions resulting from death or disability

•	Redemptions through a Systematic Withdrawal Plan

•	Redemptions of shares purchased through an Automatic Investment Plan

•	Redemptions of shares acquired through dividend reinvestment

•	Redemptions of shares held in certain omnibus accounts, including retirement plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code of 1986, as amended, or plans administered as college savings plans under Section 529 of the Internal Revenue Code

•	Redemptions of shares held through advisory fee-based programs that the Distributor determines are not designed to facilitate short-term trading

Distribution Plans

The distribution plan for each of the Class A, Class B, Class C and Class R shares of the Select Pricing Funds (each, a “Plan”) provides that a Fund pays the Distributor an account maintenance fee, accrued daily and paid monthly, at an annual rate based on the average daily net assets of the Fund attributable to shares of the relevant class. This fee compensates the Distributor, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for account maintenance activities with respect to Class A, Class B, Class C and Class R shares of the Select Pricing Funds.

The Plan for each of the Class B, Class C and Class R shares also provides that the Fund pays the Distributor a distribution fee, accrued daily and paid monthly, at an annual rate based on the average daily net assets of the Fund attributable to the shares of the relevant class. This fee compensates the Distributor, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisers or other financial intermediaries for selling Class B, Class C and Class R shares of the Fund.

Each Fund’s Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of a Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Plan to the Fund and the related class of shareholders. In approving a Plan in accordance with Rule 12b-1, the non-Interested Directors concluded that there is reasonable likelihood that the Plan will benefit the Fund and its related class of shareholders.

Each Plan provides that, so long as the Plan remains in effect, the non-interested Directors then in office will select and nominate other non-interested Directors. Each Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of a Fund. A Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders. All material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in the Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that each Fund preserve copies of each Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Plan or such report, the first two years in an easily accessible place.

Among other things, each Plan provides that the Directors will review quarterly reports of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred. As a result, distribution-related revenues from the Plans may be more or less than distribution-related expenses of the related class. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly. Distribution-related revenues consist of the account maintenance fees, the distribution fees and the CDSCs. Distribution-related expenses consist of financial adviser compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses and interest expense. Distribution-related revenues paid with respect to one class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

See Part I, Section V “Distribution Related Expenses” of each Fund’s Statement of Additional Information for information relating to the fees paid by your Fund to the Distributor under each Distribution Plan during the Fund’s most recent fiscal year.

Limitations on the Payment of Deferred Sales Charges

The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee borne by Class R shares, and the distribution fee and the CDSC borne by the Class B and Class C shares. This limitation does not apply to the account maintenance fee. The maximum sales charge rule is applied separately to each class and limits the aggregate of distribution fee payments and CDSCs payable by a Fund to (1) 6.25% of eligible gross sales of Class B, Class C and Class R shares, computed separately (excluding shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has for certain Funds voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the “voluntary maximum”) in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, a Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, each Fund will continue to make payments of the account maintenance fee. In certain circumstances, the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances, payment in excess of the amount payable under the NASD formula will not be made.

See Part I, Section V “Information on Sales Charges and Distribution Related Expenses – Limitation on the Payment of Deferred Sales Charge” of each Select Pricing Fund’s Statement of Additional Information for comparative information as of your Fund’s most recent fiscal year end with respect to the Class B, Class C and, if applicable, Class R shares of your Fund.

Closed-End Fund Reinvestment Options

Subject to the conditions set forth below, shares of each Fund are offered at net asset value to shareholders of certain continuously offered closed-end funds advised by a Manager (an “Eligible Fund”) who wish to reinvest the net proceeds from a sale of eligible shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class I shares of a Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of a Fund.

In order to exercise this reinvestment option, a shareholder of an Eligible Fund must sell his or her shares back to the Eligible Fund in connection with a tender offer conducted by the Eligible Fund and reinvest the proceeds immediately in the designated class of shares of a Fund. This option is available only with respect to shares as to which no Early Withdrawal Charge (as defined in the Eligible Fund’s prospectus) is applicable. Purchase orders from Eligible Fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of a Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. This waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

Other Compensation to Selling Dealers.

The Manager, the Distributor and their affiliates, at their expense, currently provide additional compensation to certain financial intermediaries that make Fund shares available to their customers. With respect to affiliates of the Manager or the Distributor, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, such compensation may be in the form of payments or intercompany transfers.

The amount of payments made to a financial intermediary in any given year will vary based on the amount of the previous year’s fund sales by a financial intermediary and/or the amount of assets attributable to a financial intermediary. These payments help defray the costs incurred by financial intermediaries for, among other things, providing marketing and other services intended to assist in the offer and sale of Fund shares, for shareholder servicing activities, and/or for sub-transfer agency services provided to individual shareholders where a financial intermediary maintains omnibus accounts with the Fund’s Transfer Agent.

As of the date of this Statement of Additional Information, the financial intermediaries that the Distributor anticipates will receive additional payments include:

ADP Broker Dealer Inc.

AIG Valic Retirement Services

American Express / Ameriprise Financial

American Skandia Advisory Services

Amvescap Services, Inc. Retirement Services

AST

AXA Advisors

Bear Stearns

Bisys

BMO Nesbitt Burns Co.

Boston Financial Data Services, Inc. (BFDS)

Brown Brothers Harriman Co.

Ceridian Retirement Plan Services

Charles Schwab & Co., Inc.

Chicago Mercantile Exchange

Citigroup Global Markets

Citistreet, LLC

CNS Distributors, Inc.

Columbia Funds Distributor, Inc.

Edgewood Services / Federated Trust

Fascorp / GWFS Equities, Inc.

Federated Edgewood Services, Inc.

Fidelity Brokerage Services, LLC / National Financial

Fidelity Investment Retirement Services

Fidelity Investments Institutional Operations Company, Inc.

First Trust - Trustlynx

First Trust - Datalynx

Fiserv Securities, Inc.

Great West / Benefits Corp.

Hand Benefits & Trust Company

Hartford Life Insurance Company

Hewitt Services, LLC

HSBC Bank USA (Fedders) Services

ICMA-RC Services LLC

Invesmart

Janney Montgomery Scott

JP Morgan Retirement Services

LPL

M&I Trust

Manulife Financial Group

Manulife / John Hancock

Matrix

Mercer (Putnam)

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Metlife Securities

MFS Investment Services

MidAtlantic Capital Corporation

MSCS Financial Services, LLC

National Investor Services Corp.

Nationwide Financial Services, Inc.

Pershing, LLC

PFPC / WySTAR

PNC

Prudential Investment Management Services

Prudential Securities, Inc.

Putnam Fiduciary Trust Company

RBC Dain Rauscher, Inc.

Salomon Smith Barney, Inc.

SEI

Sungard

T. Rowe Price Retirement Plans Services Inc.

TC Advisors

Trust Company of America

UBS

US Asset Management, LLC

US Bancorp / US Bank National Association

US Bank

US Clearing

USAA

Vining Sparks

Wachovia Bank NA

Wachovia Securities

Wells Fargo NA Institutional Investments

REDEMPTION OF SHARES

Each Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of shares of each Fund at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Fund at such time. Except for any CDSC or redemption fee that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption.

The right to redeem shares may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the Securities and Exchange Commission (the “Commission”) or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, or (iii) for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

Each Fund has entered into a joint committed line of credit with other investment companies advised by the Manager and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.

Redemption

If you hold shares with the Transfer Agent you may redeem such shares without charge by writing to the Fund’s Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be sent to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. If you hold share certificates issued by your Fund, the letter must be accompanied by certificates for the shares. Redemption requests should not be sent to the Fund. A redemption request requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent’s register. The signature(s) on the redemption request may require a guarantee by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), whose existence and validity may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) the request contains the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) the check is mailed to the stencil address of record on the Transfer Agent’s register and (iii) the stencil address has not changed within 30 days. Certain rules may apply regarding certain types of accounts, including but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

You may also redeem shares held with the Transfer Agent by calling 1-800-637-3863. You must be the shareholder of record and the request must be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored if: (i) the accountholder is deceased, (ii) the proceeds are to be sent to someone other than the shareholder of record, (iii) funds are to be wired to the client’s bank account, (iv) a systematic withdrawal plan is in effect, (v) the request is by an individual other than the accountholder of record, (vi) the account is held by joint tenants who are divorced, (vii) the address on the account has changed within the last 30 days or share certificates have been issued on the account, or (viii) to protect against fraud, if the caller is unable to provide the account number, the name and address registered on the account and the social security number registered on the account. The Funds or the Transfer Agent may temporarily suspend telephone transactions at any time.

If you redeem shares directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of the proper notice of redemption. A Fund may delay the mailing of a redemption check until good payment (that is, cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of Fund shares, which delay will usually not exceed 10 days. If your account is held directly with the Transfer Agent and contains a fractional share balance following a redemption, the fractional share balance will be automatically redeemed by the Fund.

Repurchase

A Fund normally will accept orders to repurchase shares from Selling Dealers for their customers. Shares will be priced at the net asset value of the Fund next determined after receipt of the repurchase order by a Selling Dealer that has been authorized by the Distributor by contract to accept such orders. As to repurchase orders received by Selling Dealers prior to the close of business on the NYSE (generally, the NYSE closes at 4:00 p.m. Eastern time), on the day the order is placed, which includes orders received after the close of business on the previous day, the repurchase price is the net asset value determined as of the close of business on the NYSE on that day. If the orders for repurchase are not received by the Selling Dealer before the close of business on the NYSE, such orders are deemed received on the next business day.

These repurchase arrangements are for your convenience and do not involve a charge by the Fund (other than any applicable CDSC or redemption fee). However, Selling Dealers may charge a processing fee in connection with such transactions. In addition, securities firms that do not have selected dealer agreements with the Distributor may impose a transaction charge for transmitting the notice of repurchase to the Fund. Each Fund reserves the right to reject any order for repurchase. A shareholder whose order for repurchase is rejected by a Fund, however, may redeem shares as set out above.

Reinstatement Privilege — Class A Shares

If you redeemed Class A or Class I shares of a Fund, you may reinstate your account by buying Class A shares, of the Fund at net asset value without a sales charge up to the dollar amount you redeemed, provided that you do so within 30 days after the redemption request was accepted by the Transfer Agent or the Distributor. You may exercise the reinstatement privilege by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent or by contacting your financial adviser or other financial intermediary within the required 30 day period. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

SHAREHOLDER SERVICES

Each Fund offers one or more of the shareholder services described below that are designed to facilitate investment in its shares. You can obtain more information about these services from each Fund, by calling the telephone number on the cover page, or from the Distributor, your financial adviser, your selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account

If your account is maintained at the Transfer Agent (an “Investment Account”) you will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as confirmations for automatic investment purchases and the reinvestment of dividends. The statements also will show any other activity in your Investment Account since the last statement. You also will receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. If your Investment Account is held at the Transfer Agent you may make additions to it at any time by mailing a check directly to the Transfer Agent. You may also maintain an account through a selected securities dealer or other financial intermediary. If you transfer shares out of an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in your name may be opened automatically at the Transfer Agent.

You may transfer Fund shares from a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional shares of Funds owned before the transfer. All future trading of these assets must be coordinated by the new firm. If you wish to transfer your shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, you must either (i) redeem your shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. You also may request that the new securities dealer or other financial intermediary maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for your benefit whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not. In the interest of economy and convenience and because of the operating procedures of each Fund, share certificates will not be issued physically. Shares are maintained by each Fund on its register maintained by the Transfer Agent and the holders thereof will have the same rights and ownership with respect to such shares as if certificates had been issued.

If you are considering transferring a tax-deferred retirement account, such as an individual retirement account, from one selected securities dealer to another securities dealer or other financial intermediary, you should be aware that if the new firm will not take delivery of shares of the Fund, you must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or you must continue to maintain a retirement account at the original selected securities dealer for those shares.

Exchange Privilege

U.S. shareholders of Class A, Class B, Class C and Class I shares of each Fund have an exchange privilege with certain other Select Pricing Funds and Summit, which is a money market fund advised by FAM specifically designated for exchange by shareholders of Select Pricing Funds. In order to qualify for the exchange privilege, the shares you wish to exchange are required to have a net asset value of at least $100 and must have been held by you for at least 15 days. In addition, if you held the shares used in the exchange for 30 days or less, you may be charged a redemption fee at the time of the exchange. Before effecting an exchange, you should obtain a currently effective prospectus of the fund into which you wish to make the exchange. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

Exchanges of Class A and Class I Shares. You may exchange Class A or Class I shares of a Fund for Class I shares of a second Select Pricing Fund if you hold any Class I shares of the second fund in your account at the time of the exchange or are eligible to purchase Class I shares of the second fund; otherwise, you will receive Class A shares of the second fund. Class A shares are exchangeable with shares of the same class of other Select Pricing Funds.

Exchanges of Class I shares outstanding (“outstanding Class I shares”) for Class I shares of a second Select Pricing Fund, or for Class A shares of Summit (“new Class I shares”) are effected on the basis of relative net asset value per Class I share. Exchanges of Class A shares outstanding (“outstanding Class A shares”) for Class A shares of a second Select Pricing Fund, or for Class A shares of Summit (“new Class A shares”) are effected on the basis of relative net asset value per Class A share, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class I shares and the sales charge payable at the time of the exchange on the new Class A shares. With respect to outstanding Class A shares received in a previous exchange, the “sales charge previously paid” will include the aggregate of the sales charges paid with respect to such Class A shares in the initial purchase and any subsequent exchange. Class A shares issued pursuant to dividend reinvestment are not subject to a sales charge. For purposes of the exchange privilege, however, these shares will be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A shares on which the dividend was paid. Based on this formula, Class A shares of a Fund generally may be exchanged into the Class A shares, of a second Fund with a reduced sales charge or without a sales charge.

Exchanges of Class B and Class C Shares. Shareholders of certain Select Pricing Funds with Class B and Class C shares outstanding (“outstanding Class B or Class C shares”) may exchange their Class B or Class C shares for Class B or Class C shares, respectively, of a second Select Pricing Fund or for Class B shares of Summit (“new Class B or Class C shares”) on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC. Certain Select Pricing Funds impose different CDSC schedules. If you exchange your Class B shares for shares of a fund with a different CDSC schedule the longer schedule will apply. For purposes of computing the CDSC upon redemption of new Class B or Class C shares, the time you held both the exchanged Class B or Class C shares and the new Class B shares or Class C shares will count towards the holding period of the new Class B or Class C shares. For example, if you exchange Class B shares of a Fund for those of a second Fund after having held the first Fund’s Class B shares for two-and-a-half years, the 3.00% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later if you decide to redeem the Class B shares of the second Fund and receive cash, there will be no CDSC due on this redemption since by adding the two-and-a-half year holding period of the first Fund’s Class B shares to the four year holding period for the second Fund’s Class B shares, you will be deemed to have held the second Fund’s Class B shares for more than six years. The length of the CDSC period was extended from four years to six years on June 1, 2001 for certain equity Select Pricing Funds and from four to six years (or from one to three years for certain funds) on December 1, 2002 for certain fixed income Select Pricing Funds. Class B shares of the applicable Select Pricing Funds purchased prior to these dates are subject to the shorter CDSC schedule in effect at the time of purchase. This shorter CDSC schedule will also generally apply to Class B shares received in exchange for such shares. However, if you exchange Class B shares of a fixed income Select Pricing Fund purchased on or after June 1, 2001 for those of an equity Select Pricing Fund, the equity fund’s six year CDSC schedule will apply to the shares acquired in the exchange.

Exchanges for Shares of a Money Market Fund. You may exchange Class A and Class I shares of a Fund for Class A shares of Summit and Class B and Class C shares of a Fund for Class B shares of Summit. You may exchange Class A shares of Summit back into Class A or Class I shares of a Fund. You may exchange Class B shares of Summit back into Class B or Class C shares of a Fund and, in the event of such an exchange, the period of time that you held Class B shares of Summit will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit are subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. Please see your financial adviser or other financial intermediary for further information.

Prior to October 12, 1998, exchanges from certain Select Pricing Funds into a money market fund were directed to certain money market funds advised by the Manager other than Summit (“Other Money Funds”). If you exchanged Select Pricing Fund shares for shares of Other Money Funds and subsequently wish to exchange Other Money Fund shares for shares of a Select Pricing Fund (“Acquired Fund”), you will be subject to the CDSC schedule applicable to the Acquired Fund shares, if any. The holding period for Other Money Fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on Acquired Fund shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the time you held the fund shares originally exchanged for Other Money Fund shares will count towards the holding period of the Class B or C shares of the Acquired Fund for purposes of reducing the CDSC or satisfying the Conversion Period.

Exchanges by Participants in Certain Programs. The exchange privilege is modified with respect to certain participants in mutual fund advisory programs and other fee-based programs sponsored by the Manager, an affiliate of the Manager, or selected securities dealers or other financial intermediaries that have an agreement with the Distributor. See “Fee — Based Programs” below.

Exercise of the Exchange Privilege. To exercise the exchange privilege, you should contact your financial adviser, who will advise each Fund of the exchange. If you do not hold share certificates, you may exercise the exchange privilege by wire through your securities dealer or other financial intermediary. Each Fund reserves the right to require a properly completed exchange application.

You may also request exchanges by calling the Transfer Agent at 1-800-637-3863 if your account is held with the Transfer Agent for amounts up to $50,000. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored if: (i) the accountholder is deceased, (ii) the request is by an individual other than the accountholder of record, (iii) the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days, or (iv) if the caller is unable to provide the account number, the name and address registered on the account and the social security number registered on the account. Each Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

This exchange privilege may be modified or terminated in accordance with the rules of the Commission. Each Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain Funds may suspend the continuous offering of their shares to the general public at any time and may resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. The exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

Certain fee-based programs offered by the Manager or its affiliates, or by a selected securities dealer or other financial intermediary that has an agreement with the Distributor, including pricing alternatives for securities transactions (each referred to in this paragraph as a “Program”), may permit the purchase of Class I shares at net asset value. Under specified circumstances, participants in certain Programs may exchange their shares in the Program for Class I shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares or the automatic exchange of shares to another class at net asset value. Shareholders that participate in a fee based Program generally have two options at termination. A Program can be terminated and the shares liquidated or a Program can be terminated and the shares held in an account. In general, when a shareholder chooses to continue to hold the shares, whatever share class was held in the Program can be held after termination. Shares that have been held for less than specified periods within a Program may be subject to a fee upon redemption. Shareholders that held Class A or Class I shares in a Program are eligible to purchase additional shares of the respective share class of the fund, but purchase of Class A shares may be subject to upfront sales charges. A shareholder may only make additional purchases of Class I shares if the shareholder has an existing position at the time of purchase or is otherwise eligible to purchase Class I shares.

Retirement and Education Savings Plans

Individual retirement accounts and other retirement and education savings plans are available from your financial intermediary. Under these plans, investments may be made in a Fund (other than a Municipal Fund) and certain of the other mutual funds sponsored by MLIM or its affiliates as well as in other securities. There may be fees associated with investing through these plans. Information with respect to these plans is available on request from your financial intermediary.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and education savings plans, may be exempt from taxation when distributed as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating to the plan and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

You may make additions to an Investment Account through a service known as the Automatic Investment Plan. Under the Automatic Investment Plan, a Fund is authorized, on a regular basis, to provide systematic additions to your Investment Account through charges of $50 or more to your regular bank account by either pre-authorized checks or automated clearing house debits. If you buy shares of a Fund through Blueprint, no minimum charge to your bank account is required. Alternatively, if you maintain a cash management account you may arrange to have periodic investments made in a Fund. Contact your financial intermediary for more information.

Automatic Dividend Reinvestment Plan

Unless you provide specific instructions as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the same Fund. You may, at any time, elect to have dividends paid in cash, rather than reinvested in shares of a Fund (provided that, if a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, the payment will automatically be reinvested in additional shares). If your account is maintained with the Transfer Agent, you may contact the Transfer Agent in writing or by telephone (1-800-637-3863). For other accounts, you should contact your financial adviser, selected securities dealer or other financial intermediary. Your instructions will be effected ten days after the receipt by the Transfer Agent of such notice. A Fund is not responsible for any failure of delivery to the shareholder’s address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be deposited directly in the shareholder’s bank account.

Systematic Withdrawal Plans

You may elect to receive systematic withdrawals from your Investment Account by check or through automatic payment by direct deposit to your bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available if you have acquired shares of a Fund that have a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available if your shares have a value of $10,000 or more.

At the time of each withdrawal payment, sufficient shares are redeemed from your account to provide the withdrawal payment specified by you. You may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value as determined as of the close of business on the NYSE on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit will be made, on the next business day following redemption. When you make systematic withdrawals, dividends and distributions on all shares in the Investment Account are reinvested automatically in Fund shares. Your systematic withdrawal plan may be terminated at any time, without charge or penalty, by you, a Fund, the Transfer Agent or the Distributor.

The maximum number of Class B or Class C shares that can be redeemed from an Investment Account annually will not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are normally redeemed. See “Purchase of Shares — Deferred Sales Charge Alternatives — Class B and Class C Shares.” Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class A shares, you must make a new election to join the systematic withdrawal program with respect to the Class A shares. If you wish to change the amount being withdrawn in a systematic withdrawal plan, you should contact your financial adviser or other financial intermediary.

Withdrawal payments should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the original investment will be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. A Fund will not knowingly accept purchase orders for shares of a Fund from investors who maintain a systematic withdrawal plan with respect to that Fund unless such purchase is equal to at least one year’s scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which a shareholder has elected to make systematic withdrawals.

Alternatively, if your shares are held within a cash management account or retirement account you may elect to have shares redeemed on a periodic basis as determined by the program. The proceeds of systematic redemptions will be posted to your account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A systematic redemption program may not be available if Fund shares are being purchased within the account pursuant to the automatic investment program. For more information shareholders should contact their financial adviser or other financial intermediary.

PRICING OF SHARES

Determination of Net Asset Value

The net asset value of each class of shares of each Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. Eastern time. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Net asset value per share is computed by dividing the value of the securities held by a Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time (on a class by class basis), rounded to the nearest cent. Expenses, including the fees payable to the Manager and Distributor, are accrued daily.

The principal asset of each Feeder Fund will normally be its interest in an underlying Master Portfolio. The value of that interest is based on the net assets of the Master Portfolio, which are comprised of the value of the securities held by the Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Master Portfolio). Expenses of a Master Portfolio, including the investment advisory fees, are accrued daily. The net asset value of a Feeder Fund is equal to the value of the Feeder Fund’s proportionate interest in the net assets of the Master Portfolio plus any cash or other assets, minus all liabilities (including accrued expenses) of the Feeder Fund. To determine a Feeder Fund’s net asset value per share, the Feeder Fund’s net asset value is divided by the total number of shares outstanding of the Feeder Fund at such time (on a class by class basis), rounded to the nearest cent. Expenses, including fees payable to the Administrator and Distributor, are accrued daily.

The per share net asset value of Class A, Class B, Class C and Class R shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, the daily expense accruals of the account maintenance fees applicable with respect to Class A shares and the daily expense accruals of the account maintenance and distribution fees applicable to Class R shares. Moreover, the per share net asset value of the Class B, Class C and Class R shares generally will be lower than the per share net asset value of Class A shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares and the daily expense accruals of the distribution fees applicable to Class R shares of a Fund. In addition, the per share net asset value of Class B and Class C shares generally will be lower than the per share net asset value of Class R shares due to the daily expense accruals of the higher distribution fees and higher transfer agency fees applicable to Class B and Class C shares. It is expected, however, that the per share net asset value of all classes of a Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

Securities that are held by a Fund that are traded on stock exchanges or NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Fund. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Fund. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers or by a pricing service approved by each Fund’s Board of Directors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements are valued at cost plus accrued interest.

Each Fund employs pricing services to provide certain securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of a Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of a Fund under the general supervision of the Fund’s Board of Directors. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Fund.

Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Fund’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Fund’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities will be valued at their fair value as determined in good faith by a Fund’s Board of Directors or by the Manager using a pricing service and/or procedures approved by a Fund’s Board of Directors.

For funds organized in a master-feeder structure, each investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on each day the NYSE is open for trading. The value of each investor’s (including a Feeder Fund’s) interest in a Master Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Master Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Master Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in a Master Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Master Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors in the Master Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in a Master Portfolio after the close of business of the NYSE or the next determination of net asset value of the Master Portfolio.

Computation of Offering Price Per Share

See Part I, Section VI “Computation of Offering Price” of each Fund’s Statement of Additional Information for an illustration of the computation of the offering price for Class A, Class B, Class C, Class I, and, if applicable, Class R shares of your Fund.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Transactions in Portfolio Securities

Subject to policies established by the Board of each Fund, the Manager is primarily responsible for the execution of a Fund’s portfolio transactions and the allocation of brokerage. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Manager generally seeks reasonable trade execution costs, a Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including a Fund. In return for such services the Manager may cause a Fund to pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

In the case of Feeder Funds, because each Feeder Fund generally invests exclusively in beneficial interests of a Master Portfolio, it is expected that all transactions in portfolio securities will be entered into by the Master Portfolio.

Section 28(e) of the Exchange Act (“Section 28(e)”) permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to a Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Manager might pay with Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel, or personnel principally responsible for the Manager’s individually managed portfolios, is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by a Fund to the Manager are not reduced as a result of the Manager’s receipt of research services. In some cases the Manager may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, a Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Manager does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for a Fund; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Manager neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

Each Fund anticipates that its brokerage transactions involving foreign securities generally will be conducted primarily on the principal stock exchanges of the applicable country. Foreign equity securities may be held by a Fund in the form of Depositary Receipts, or other securities convertible into foreign equity securities. Depositary Receipts may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates. Because the shares of each Fund are redeemable on a daily basis in U.S. dollars, each Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on a Fund’s portfolio strategies.

See Part I, Section VII “Portfolio Transactions and Brokerage” of each Fund’s Statement of Additional Information for information about the brokerage commissions paid by your Fund, including commissions paid to Merrill Lynch, if any, for the periods indicated.

Each Fund may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in the particular securities, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with a Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Funds will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of a Fund may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, a Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of the Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

Each Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, each Fund also has retained an affiliated entity of the Manager as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. Please see Part I, Section VII “Portfolio Transactions and Brokerage” of each Fund’s Statement of Additional Information for information on the securities lending fees paid the lending agent by your Fund. In connection with securities lending activities, the lending agent may, on behalf of a Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates, or in a private investment company managed by the lending agent. If a Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s expenses, and indirectly, the expense of such other entities. However, in accordance with the exemptive order, the manager to the private investment company will not charge any advisory fees with respect to shares purchased by a Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager’s waiver of a portion of its advisory fee.

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for a Fund in any of its portfolio transactions executed on any securities exchange of which it is a member, appropriate consents have been obtained from each Fund and annual statements as to aggregate compensation will be provided to each Fund.

The Directors of each Fund have considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by each Fund to a Manager. After considering all factors deemed relevant, the Directors of each Fund made a determination not to seek such recapture. The Directors of each Fund will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more funds or clients advised by the Manager or its affiliates (collectively, “clients”) when one or more clients of the Manager or its affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Fund or other clients or funds for which the Manager or an affiliate act as investment manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Portfolio Turnover

While a Fund generally does not expect to engage in trading for short term gains, it will effect portfolio transactions without regard to holding period if, in Fund management’s judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The portfolio turnover rate is calculated by dividing the lesser of a Fund’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. government securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high rate of portfolio turnover results in certain tax consequences, such as increased capital gain dividends and/or ordinary income dividends, and in correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by a Fund.

DIVIDENDS AND TAXES

Dividends

Each Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income are paid as set forth in each Fund’s prospectus. Each Fund will also distribute all net realized capital gains, if any, as set forth in such Fund’s prospectus. From time to time, a Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, a Fund has net income from certain foreign currency transactions, such income will be distributed at least annually.

For information concerning the manner in which dividends may be reinvested automatically in shares of each Fund, see “Shareholder Services — Automatic Dividend Reinvestment Plan.” Shareholders may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class A, Class B, Class C and Class R shares will be lower than the per share dividends on Class I shares as a result of the account maintenance, distribution and higher transfer agency fees applicable to Class B and Class C shares, the account maintenance fees applicable to Class A shares, and the account maintenance and distribution fees applicable to Class R shares. Similarly, the per share dividends on Class B, Class C and Class R shares will be lower than the per share dividends on Class A shares as a result of the distribution fees and higher transfer agency fees applicable to Class B and Class C shares and the distribution fees applicable to Class R shares, and the per share dividends on Class B and Class C shares will be lower than the per share dividends on Class R shares as a result of the distribution fees and higher transfer agency fees applicable to Class B and Class C shares.

Taxes

Each Fund intends to continue to qualify for the special tax treatment afforded to regulated investment companies (“RICS”) under the Code. As long as a Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to its shareholders.

Each Fund intends to distribute substantially all of such income and gains. If, in any taxable year, a Fund fails to qualify as a RIC under the Code, such Fund would be taxed in the same manner as an ordinary corporation and all distributions from earnings and profits (as determined under U.S. Federal income tax principals) to its shareholders would be taxable as ordinary dividend income eligible for the maximum 15% tax rate for non-corporate shareholders and the dividends-received deduction for corporate shareholders.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general as if the RIC’s taxable year ended on October 31, plus certain undistributed amounts from the previous years. While each Fund intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax, there can be no assurance that sufficient amount of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, a Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by a Fund from its ordinary income or from an excess of net short-term capital gains over net long term capital losses (together referred to as “ordinary income dividends”) are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses (including gains or losses from certain transactions in futures and options) (“capital gain dividends”) are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Certain dividend income and long-term capital gain are eligible for taxation at a reduced rate that applies to non-corporate shareholders for taxable years ending in or prior to 2008. Distributions comprised of dividends from domestic corporations and certain foreign corporations (generally, corporations incorporated in a possession of the United States, some corporations eligible for treaty benefits under a treaty with the United States and corporations whose stock is readily tradable on an established securities market in the United States) are treated as “qualified dividend income” eligible for taxation at a maximum tax rate of 15% for non-corporate shareholders. A certain portion of the Fund’s dividends when paid by a RIC to non-corporate shareholders may be eligible for treatment as qualified dividend income. In order for dividends paid by the Fund to be qualified dividend income, the Fund must meet holding period and certain other requirements with respect to the dividend-paying stocks in its portfolio and the non-corporate shareholder must meet holding period and certain other requirements with respect to the Fund’s shares. To the extent that a Fund engages in securities lending with respect to stock paying qualified dividend income, it may be limited in its ability to pay qualified dividend income to its shareholders.

Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of a Fund’s earnings and profits will first reduce the adjusted tax basis of a shareholder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such shareholder (assuming the shares are held as a capital asset). Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of a Fund’s earnings and profits will first reduce the adjusted tax basis of a shareholder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such shareholder (assuming the shares are held as a capital asset). Long term capital gains (i.e., gains, from a sale or exchange of capital assets held for more than one year) are generally taxed at preferential rates to non-corporate tax payers. Generally not later than 60 days after the close of its taxable year, each Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends, qualified dividend income taxable at the maximum 15% rate as well as dividends eligible for the dividend-received deduction.

Ordinary income and capital gain dividends are taxable to shareholders even if they are reinvested in additional shares of a Fund. A portion of a Fund’s ordinary income dividends attributable to the dividends received from domestic corporations will be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. Each Fund will allocate any dividends eligible for the dividends received deduction as well as any qualified dividend income eligible for taxation at the maximum 15% rate, among each class of the Fund’s shares according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to shareholders of each class of stock during the taxable year, or such other method as the Internal Revenue Service may prescribe. To the extent that a Fund’s dividends are attributable to dividends received from foreign corporations, payments on certain types of preferred stock and other distributions ineligible for the deduction, they will not qualify for the dividends received deduction. If a Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which the dividend was declared.

For the Select Pricing Funds no gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class A shares. A shareholder’s tax basis in the Class A shares acquired upon conversion will be the same as the shareholder’s tax basis in the converted Class B shares, and the holding period of the acquired Class A shares will include the holding period for the converted Class B shares.

If a shareholder of a Select Pricing Fund exercises an exchange privilege within 90 days of acquiring the shares of a Fund, then the loss that the shareholder recognizes on the exchange will be reduced (or the gain increased) to the extent any sales charge paid on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

A loss realized on a sale or exchange of shares of a Fund will be disallowed if such shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are sold or exchanged. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Certain Funds may invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though a Fund receives no actual interest payments on these securities, it will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by a Fund in a taxable year may not be represented by cash income, it may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements. In addition, a Fund’s investment in foreign currencies or foreign currency denominated or referenced debt securities, certain asset-backed securities and contingent payment and inflation-indexed debt instruments also may increase or accelerate the Fund’s recognition of income, including the recognition of taxable income in excess of cash generated by such investments.

Ordinary income dividends paid to shareholders who are non-resident aliens or foreign entities generally will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under applicable treaty law or another exception applies. Non-resident shareholders are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld generally may be allowed as a refund or a credit against a shareholder’s Federal income tax liability, provided that the required information is timely forwarded to the IRS.

Dividends and interest received by a Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain foreign countries and the U.S. may reduce or eliminate such taxes. Shareholders of certain Funds that invest more than 50% of the value of their assets at the close of a taxable year in foreign securities may be able to claim U.S. foreign tax credits with respect to such foreign taxes paid by the Fund, subject to certain requirements and limitations contained in the Code. For example, certain retirement accounts and certain tax-exempt organizations cannot claim foreign tax credits on investments in foreign securities held in a Fund. In addition, a foreign tax credit may be claimed with respect to withholding tax on a dividend only if the shareholder meets certain holding period requirements. A Fund also must meet these holding period requirements, and if a Fund fails to do so, it will not be able to “pass through” to shareholders the ability to claim a credit or a deduction for the related foreign taxes paid by the Fund. Further, to the extent that a Fund engages in securities lending with respect to security paying income subject to foreign taxes, it may not be able to pass through to its shareholders the ability to take a foreign tax credit. If a Fund satisfies the applicable requirements, such Fund will be eligible to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such foreign taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from a Fund’s election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. A Fund will report annually to its shareholders the amount per share of such foreign taxes and other information needed to claim the foreign tax credit. For this purpose, a Fund will allocate foreign source income among each class of shareholders according to a method similar to that described above for the allocation of dividends eligible for the dividends-received deduction and dividends taxable at the maximum 15% tax rate.

Certain transactions entered into by the Funds are subject to special tax rules of the Code that may, among other things, (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders. Special tax rules also may require a Fund to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. Funds engaging in transactions affected by these provisions intend to monitor their transactions, make appropriate tax elections and make appropriate entries in their books and records to lessen the effect of these tax rules and avoid any possible disqualification for the special treatment afforded RICs under the Code.

Passive Foreign Investment Companies

If a Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. A Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Fund as a dividend to its shareholders. However, a Fund could elect to “mark to market” at the end of each taxable year all shares that it holds in PFICs. If it makes this election, a Fund would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. By making the mark-to-market election, a Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes. Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

Shareholders of each Fund are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes with respect to their Fund. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in a Fund.

In the case of a Feeder Fund, such Fund is entitled to look to the underlying assets of the Master Portfolio in which it has invested for purposes of satisfying various qualification requirements of the Code applicable to RICs. Each Master Portfolio is classified as a partnership for U.S. Federal income tax purposes. If applicable tax provisions were to change, then the Board of a Feeder Fund will determine, in its discretion, the appropriate course of action for the Feeder Fund. One possible course of action would be to withdraw the Feeder Fund’s investments from the Master Portfolio and to retain an investment manager to manage the Feeder Fund’s assets in accordance with the investment policies applicable to the Feeder Fund.

PERFORMANCE DATA

From time to time a Fund may include its average annual total return and other total return data, and, if applicable, yield and tax-equivalent yield in advertisements or information furnished to present or prospective shareholders. Total return, yield and tax-equivalent yield each is based on a Fund’s historical performance and is not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C, Class I and Class R shares in accordance with a formula specified by the Commission.

Quotations of average annual total return, before tax, for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, in the case of Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

Quotations of average annual total return, after taxes, on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, in the case of Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying to each dividend the highest applicable marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character (including eligibility for the maximum 15% tax rate applicable to qualified dividend income) of each dividend. The taxable amount and tax character of each dividend are specified by each Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return, after taxes, on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest applicable marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character (including eligibility for the maximum 15% tax rate applicable to qualified dividend income) of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

A Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period. Tax equivalent yield quotations will be computed by dividing (a) the part of a Fund’s yield that is tax-exempt by (b) one minus a stated tax rate and adding the result to that part, if any, of the Fund’s yield that is not tax-exempt.

See Part I, Section VIII “Fund Performance” of each Fund’s Statement of Additional Information for performance information for the Class A, Class B, Class C, Class I and, if applicable, Class R shares of your Fund for the periods indicated.

A Fund’s total return will vary depending on market conditions, the securities comprising a Fund’s portfolio, a Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in a Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost.

In order to reflect the reduced sales charges in the case of Class A shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under “Purchase of Shares” and “Redemption of Shares,” respectively, the total return data quoted by a Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may take into account the CDSC waiver and, therefore, may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

On occasion, a Fund may compare its performance to, among other things, the Fund’s benchmark index indicated in the Prospectus, the Value Line Composite Index, the Dow Jones Industrial Average, or to other published indices, or to performance data published by Lipper Inc., Morningstar, Inc. (“MorningStar”), Money Magazine, U.S. News & World Report, BusinessWeek, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, a Fund may refer to various statistical measures derived from the historical performance of a Fund and the index, such as standard deviation and beta. As with other performance data, performance comparisons should not be considered indicative of a Fund’s relative performance for any future period. In addition, from time to time a Fund may include the Fund’s Morningstar risk-adjusted performance ratings assigned by Morningstar in advertising or supplemental sales literature. From time to time a Fund may quote in advertisements or other materials other applicable measures of Fund performance and may also make reference to awards that may be given to the Manager. Certain Funds may also compare their performance to composite indices developed by Fund Management.

A Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political or other conditions, descriptive information or general principles of investing such as asset allocation, diversification and risk tolerance, discussion of a Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. A Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

PROXY VOTING POLICIES AND PROCEDURES

Each Fund’s Board of Trustees has delegated to the Manager authority to vote all proxies relating to the Fund’s portfolio securities. The Manager has adopted policies and procedures (the “Proxy Voting Procedures”) with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including a Fund. Pursuant to these Proxy Voting Procedures, the Manager’s primary objective when voting proxies is to make proxy voting decisions solely in the best interests of each Fund and its shareholders, and to act in a manner that the Manager believes is most likely to enhance the economic value of the securities held by the Fund. The Proxy Voting Procedures are designed to ensure that the Manager considers the interests of its clients, including each Fund, and not the interests of the Manager, when voting proxies and that real (or perceived) material conflicts that may arise between the Manager’s interest and those of the Manager’s clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Manager has formed a Proxy Voting Committee (the “Committee”). The Committee is comprised of the Manager’s Chief Investment Officer (the “CIO”), one or more other senior investment professionals appointed by the CIO, portfolio managers and investment analysts appointed by the CIO and any other personnel the CIO deems appropriate. The Committee will also include two non-voting representatives from the Manager’s legal department appointed by the Manager’s General Counsel. The Committee’s membership shall be limited to full-time employees of the Manager. No person with any investment banking, trading, retail brokerage or research responsibilities for the Manager’s affiliates may serve as a member of the Committee or participate in its decision making (except to the extent such person is asked by the Committee to present information to the Committee on the same basis as other interested knowledgeable parties not affiliated with the Manager might be asked to do so). The Committee determines how to vote the proxies of all clients, including a Fund, that have delegated proxy voting authority to the Manager and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Committee establishes general proxy voting policies for the Manager and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

The Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Committee may elect not to adopt a specific voting policy applicable to that issue. The Manager believes that certain proxy voting issues require investment analysis – such as approval of mergers and other significant corporate transactions – akin to investment decisions, and are, therefore, not suitable for general guidelines. The Committee may elect to adopt a common position for the Manager on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for a Fund (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Manager will generally seek to vote proxies over which the Manager exercises voting authority in a uniform manner for all the Manager’s clients, the Committee, in conjunction with a Fund’s portfolio manager, may determine that the Fund’s specific circumstances require that its proxies be voted differently.

To assist the Manager in voting proxies, the Committee has retained Institutional Shareholder Services (“ISS”). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Manager by ISS include in-depth research, voting recommendations (although the Manager is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Manager’s Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Manager generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Manager will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Committee determines that the costs associated with voting generally outweigh the benefits. The Committee may at any time override these general policies if it determines that such action is in the best interests of a Fund.

From time to time, the Manager may be required to vote proxies in respect of an issuer where an affiliate of the Manager (each, an “Affiliate”), or a money management or other client of the Manager, including investment companies for which the Manager provides investment advisory, administrative and/or other services (each, a “Client”) is involved. The Proxy Voting Procedures and the Manager’s adherence to those procedures are designed to address such conflicts of interest. The Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Manager’s clients.

In the event that the Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the Committee may pass the voting power to a subcommittee, appointed by the CIO (with advice from the Secretary of the Committee), consisting solely of Committee members selected by the CIO. The CIO shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Manager’s relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Manager’s clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Manager’s normal voting guidelines or, on matters where the Manager’s policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Manager on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary’s absence, the Assistant Secretary of the Committee concurs that the subcommittee’s determination is consistent with the Manager’s fiduciary duties.

In addition to the general principles outlined above, the Manager has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Manager may elect to vote differently from the recommendation set forth in a voting guideline if the Committee determines that it is in a Fund’s best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Committee member and may be amended or deleted upon the vote of a majority of Committee members present at a Committee meeting at which there is a quorum.

The Manager has adopted specific voting guidelines with respect to the following proxy issues:

•

Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is, therefore, best-positioned to set corporate policy and oversee management. The

Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a nominee’s number of other directorships, history of representing shareholder interests as a director of other companies or other factors, to the extent the Committee deems relevant.

•	Proposals related to the selection of an issuer’s independent auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.

•	Proposals related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of an issuer’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer’s board of directors, rather than shareholders. Proposals to “micro-manage” an issuer’s compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.

•	Proposals related to requests, principally from management, for approval of amendments that would alter an issuer’s capital structure. As a general matter, the Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

•	Proposals related to requests for approval of amendments to an issuer’s charter or by-laws. As a general matter, the Committee opposes poison pill provisions.

•	Routine proposals related to requests regarding the formalities of corporate meetings.

•	Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Committee believes that a fund’s Board of Directors (rather than its shareholders) is best positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, which the Investment Company Act envisions will be approved directly by shareholders.

•	Proposals related to limiting corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

Information about how a Fund voted proxies relating to securities held in the Fund’s portfolio during the most recent 12 month period ended June 30 is available without charge (1) at www.mutualfunds.ml.com and (2) on the Commission’s web site at http://www.sec.gov.

GENERAL INFORMATION

Description of Shares

Shareholders of a Fund are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors and generally on other matters submitted to the vote of shareholders of the Fund. Shareholders of a class that bears distribution and/or account maintenance expenses have exclusive voting rights with respect to matters relating to such distribution and account maintenance expenditures (except that Class B shareholders may vote upon any material changes to such expenses charged under the Class A Distribution Plan). Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Directors can, if they choose to do so, elect all the Directors of a Fund, in which event the holders of the remaining shares would be unable to elect any person as a Director.

Each Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of a management agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent accountants. Shares issued are fully paid and non-assessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in each Fund’s Prospectus. Each share of Class A, Class B, Class C, Class I and Class R Common Stock is entitled to participate equally in dividends and distributions declared by a Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities.

For Funds organized as Maryland corporations, the by-laws of the Fund require that a special meeting of shareholders be held upon the written request of a minimum percentage of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Maryland law.

Certain of the Funds are organized as “Massachusetts business trusts.” Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Declaration of Trust establishing a trust, a copy of which for each applicable Fund, together with all amendments thereto (the “Declaration of Trust”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, contains an express disclaimer of shareholder liability for acts or obligations of the trust and provides for indemnification and reimbursement of expenses out of the trust property for any shareholder held personally liable for the obligations of the trust. The Declaration of Trust also provides that a trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the trust, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the trust itself was unable to meet its obligations.

See Part I, Section IX “Additional Information — Description of Shares” of each Fund’s Statement of Additional Information for additional capital stock information for your Fund.

Additional Information

Under a separate agreement, ML & Co. has granted each Fund the right to use the “Merrill Lynch” name and has reserved the right to withdraw its consent to the use of such name by a Fund at any time or to grant the use of such name to any other company, and each Fund has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

See Part I, Section IX “Additional Information – Principal Shareholders” section of each Fund’s Statement of Additional Information for information on the holders of 5% or more of any class of shares of your Fund.

APPENDIX A

Description Of Bond Ratings

Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Bond Ratings

Aaa	Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa	Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A	Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa	Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba	Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B	Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca	Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C	Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody’s U.S. Short-Term Ratings

MIG 1/VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody’s Commercial Paper Ratings

Moody’s Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of short term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes to the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

Description of Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), Debt Ratings

A Standard & Poor’s issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

The issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor’s from other sources Standard & Poor’s considers reliable. Standard & Poor’s does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

The issue credit ratings are based, in varying degrees, on the following considerations:

I. Likelihood of payment—capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

II. Nature of and provisions of the obligation;

III. Protection afforded to, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Long Term Issue Credit Ratings

AAA	An obligation rated “AAA” has the highest rating assigned by Standard & Poor’s. Capacity to meet its financial commitment on the obligation is extremely strong.

AA	An obligation rated “AA” differs from the highest rated issues only in small degree. The Obligor’s capacity to meet its financial commitment on the obligation is very strong.

A	An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB	An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB B CCC CC C	An obligation rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.

D	An obligation rated “D” is in payment default. The “D” rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

c	The ‘c’ subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable.

p	The letter ‘p’ indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to the completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

*	Continuance of the ratings is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r	This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

N.R.	This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Plus (+) or Minus (-): The ratings from “AA” to “CCC” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor’s Commercial Paper Ratings

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from “A-1” for the highest-quality obligations to “D” for the lowest. These categories are as follows:

A-1	A short-term obligation rated “A-1” is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2	A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3	A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B	A short-term obligation rated “B” is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C	A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D	A short-term obligation rated “D” is in payment default. The “D” rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The “D” rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

c	The “c” subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer’s bonds are deemed taxable.

p	The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

*	Continuance of the ratings is contingent upon Standard & Poor’s receipt of an executed copy of the escrow agreement or closing.

r	The “r” highlights derivative, hybrid, and certain other obligations that Standard & Poor’s believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options, and interest-only and principal-only mortgage securities. The absence of an “r” symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

A commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor’s by the issuer or obtained by Standard & Poor’s from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

A Standard & Poor’s note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long term debt rating. The following criteria will be used in making that assessment.

—Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note.

—Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

Description of Fitch Ratings’ (“Fitch”) Investment Grade Bond Ratings

Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The rating represents Fitch’s assessment of the issuer’s ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guarantees unless otherwise indicated.

Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA	Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA	Bonds considered to be investment grade and of very high credit quality. The obligor’s ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated “AAA.” Because bonds rated in the “AAA” and “AA” categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated “F-1+.”

A	Bonds considered to be investment grade and of high credit quality. The obligor’s ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB	Bonds considered to be investment grade and of satisfactory-credit quality. The obligor’s ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “AAA” category.

Description of Fitch’s Speculative Grade Bond Ratings

Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings (“BB” to “C”) represent Fitch’s assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating (“DDD” to “D”) is an assessment of the ultimate recovery value through reorganization or liquidation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer’s future financial strength.

Bonds that have the rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB	Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B	Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC	Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC	Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C	Bonds are in imminent default in payment of interest or principal.

D DD DDD	Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. “DDD” represents the highest potential for recovery on these bonds, and “D” represents the lowest potential for recovery.

Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “DDD,” “DD,” or “D” categories.

Description of Fitch’s Short term Ratings

Fitch’s short term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and investment notes.

The short term rating places greater emphasis than a long term rating on the existence of liquidity necessary to meet the issuer’s obligations in a timely manner.

Fitch short term ratings are as follows:

F-1+	Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1	Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated “F-1+.”

F-2	Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned “F-1+” and “F-1” ratings.

F-3	Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S	Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D	Default. Issues assigned this rating are in actual or imminent payment default.

LOC	The symbol “LOC” indicates that the rating is based on a letter of credit issued by a commercial bank.

NR	Indicates that Fitch does not rate the specific issue.

Conditional	A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended	A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn	A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch’s discretion, when an issuer fails to furnish proper and timely information.

FitchAlert	Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as “Positive,” indicating a potential upgrade, “Negative,” for potential downgrade, or “Evolving,” where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as “Positive” or “Negative.” The absence of a designation indicates a stable outlook.